As filed with the Securities and Exchange Commission April 29, 1998.
                                           Registration No: 333-21335

               U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NUMBER 1
                                 TO
                              FORM SB-2
                       REGISTRATION STATEMENT
                                Under
                     The Securities Act of 1933
                         ___________________

                       PMC International, Inc.
           (Name of small business issuer in its charter)

       Colorado                 6282               84-0627374
(State or jurisdiction       (Primary           (I.R.S. Employer
          of            Standard Industrial       Identification
   incorporation or     Classification Code           No.)
     organization)            Number)

   555 17th Street, 14th Floor       555 17th Street, 14th Floor
      Denver, Colorado 80202           Denver, Colorado 80202
          (303) 292-1177           (Address of principal place of
 (Address and telephone number of            business or
   principal executive offices)      intended principal place of
                                              business)

                         Kenneth S. Phillips
                President and Chief Executive Officer
                       PMC International, Inc.
                     555 17th Street, 14th Floor
                       Denver, Colorado 80202
                           (303) 292-1177
     (Name, address, and telephone number of agent for service)

                             Copies to:

                       Francis R. Wheeler, Esq.
                       Holme Roberts & Owen LLP
                       1700 Lincoln, Suite 4100
                        Denver, Colorado 80203
                            (303) 861-7000

      Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a  post-effective  amendment  filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
  Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

---------------------------------------------------------------------

PROSPECTUS
                          3,450,973 Shares
                       PMC International, Inc.
                            Common Stock


         This Prospectus relates to the offer and sale by certain persons (and the transferees, pledgees, donees and successors thereof) (collectively the "Selling Shareholders") of shares (the "Shares") of Common Stock, par value $.01 (the "Common Stock"), of PMC International, Inc. (the "Company") currently held, or issuable pursuant to options held, by the Selling Shareholders. The Selling Shareholders may sell the Shares from time to time in one or more transactions, including one or more underwritten offerings. The Selling Shareholders may effect such transactions directly to or through securities broker-dealers in the over-the-counter market or otherwise, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom the Selling Shareholder might sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The underwriters in any underwritten offering and the terms and conditions of any such offering will be described in a supplement to this Prospectus. See "Selling Shareholders" and "Plan of Distribution."

        All Shares offered hereby are shares currently held by the Selling Shareholders or are shares issuable upon exercise of certain options and warrants currently held by Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares offered hereby. The Company has agreed to bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Shareholders other than compensation payable to securities broker-dealers by the Selling Shareholders and/or the purchasers of the Shares, any securities broker/dealer expense allowances and transfer taxes. The expenses to be paid by the Company in connection with the filing of Post-Effective Amendment
No. 1 relating to the registration of the Shares are estimated to be approximately $10,000. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution." It is the view of the Securities and Exchange Commission that such indemnification is contrary to federal securities laws and unenforceable.

      The Common Stock is not traded on an exchange or listed on The Nasdaq Stock Market. It is traded in the over-the-counter market.
As a result, there may be a limited market for the Shares which could have an adverse effect on the future sales price and liquidity of the Shares. The last reported sale price for Common Stock on April 20, 1998 was $3.25, as reported on the Bloomberg financial markets system. See "Market for the Common Stock."

        No dealer, salesperson or individual has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or in a Prospectus Supplement in connection with the offer made by this Prospectus and any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained herein is correct as of any time subsequent to the date hereof or thereof. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.


   A PURCHASE OF THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
 SEE "RISK FACTORS" ON PAGES 3 TO 5 FOR A DISCUSSION OF CERTAIN RISK
                            FACTORS TO BE
                CONSIDERED BY PROSPECTIVE INVESTORS.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                         COMMISSION NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE
                   CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus is April __, 1998

                          TABLE OF CONTENTS

                                                                 Page

Prospectus Summary                                                1
Risk Factors                                                      3
Use of Proceeds                                                   6
Market for the Common Stock                                       6
Dividend Policy                                                   7
Management's Discussion and Analysis of Financial Condition
      and Results of Operations                                   7
Business                                                         11
Management                                                       22
Security Ownership of Certain Beneficial Owners and Management   28
Certain Relationships and Related Transactions                   29
Description of Securities                                        30
Selling Shareholders                                             31
Plan of Distribution                                             34
Legal Matters                                                    34
Experts                                                          34
Additional Information                                           35
Index to Financial Statements                                   F-1

                         PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Investors should carefully consider the information under the heading "Risk Factors." The information set forth below contains "forward looking statements" within the meaning of the federal securities laws, including statements regarding opportunities for growth from expanded use of existing distribution channels and expanded use by existing distribution channels of the Company's products and services and similar expressions concerning matters that are not historical facts.
These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

The Company

      PMC International, Inc., a Colorado corporation (the "Company") develops, markets, and manages sophisticated investment management products and services. Not a money manager itself, the Company provides products and services that facilitate the selection and/or monitoring of unaffiliated money managers or mutual funds for customers of the Company's distribution channels depending upon the size, sophistication and requirements of such customers. The Company's products and services address investment suitability and diversification, asset allocation recommendations, portfolio modeling and rebalancing, comprehensive accounting and portfolio performance reporting. The Company's revenues are realized primarily from fees charged to clients based on a percentage of managed assets and to a lesser extent from consulting fees for certain advisory services and licensing fees from its software products.

      Founded in 1986, the Company is an independent sponsor of privately managed accounts and asset allocation and wrap programs. The majority of the Company's revenues are derived from its individually managed wrap program, which the Company created and has administered since 1987. In addition to its traditional wrap program, since 1994 the Company has invested in developing a range of related technology-based services and has added staff to develop and support the Company's new products. The Company's products and services are designed to assist professional financial consultants in their efforts to market high quality, fully diversified portfolio management products. Through the use of technology, the Company assists third-party financial advisors such as banks, insurance companies and brokerage firms (collectively, "Institutional Channels") and independent financial planners ("Independent Channels") in allocating and diversifying a customer's investment portfolio across multiple asset classes and investments. With respect to Institutional Channels, the Company's products allow for a repeatable sales process which helps increase sales productivity while ensuring compliance with the Institutional Channels' corporate and regulatory policies.

      On December 15, 1997, at the Annual Meeting of Shareholders, the Shareholders of the Company approved a 1 for 4 reverse split of the Common Stock (the "Reverse Split"). The Company effected the Reverse Split for all Shareholders of record as of December 30, 1997 by amending its Articles of Incorporation on that date. Such Reverse Split was paid on December 30, 1997. Unless otherwise noted, all references in this Prospectus to shares of Common Stock and share prices reflect the Reverse Split.

      As of March 31, 1998, the Company had a staff of 89 people, including approximately 55 professionals, and conducts business in a number of countries. The Company has four subsidiaries:
(i) Portfolio Management Consultants, Inc., an investment advisory firm; (ii) Portfolio Brokerage Services, Inc., a broker/dealer;
(iii) Portfolio Technology Services, Inc., which specializes in developing proprietary software for use in the financial services industry and (iv) PMC Investment Services, Inc., an investment advisory firm which specializes in mutual fund asset allocation products. Unless the context otherwise requires, references herein to the Company include the subsidiaries and predecessors of the Company.

      The Company's principal executive office is located at 555
17th Street, 14th Floor, Denver, Colorado 80202 and its telephone number is (303) 292-1177.

The Offering

Common Stock offered by the Selling Shareholders 3,450,973 shares(1) Common Stock outstanding before the Offering 4,857,803 shares(2)
Common Stock outstanding after the Offering       5,251,555 shares(3)

Use of Proceeds                       The Company will receive
                                      none of the proceeds of the
                                      sale of the Shares.  See
                                      "Use of Proceeds."
___________________

(1)Includes 393,752 shares of Common Stock issuable upon exercise of certain outstanding options and warrants held by Selling Shareholders.
(2)Does not include 1,083,448 shares of Common Stock reserved for issuance upon exercise of (i) warrants, (ii) options granted under the
   Company's prior Stock Option Plan for Employees and under its Equity Incentive Plan adopted December 1997 and (iii) other options granted to employees and directors.
(3)Does not include 689,696 shares of Common Stock reserved for issuance upon exercise of (i) warrants, (ii) options granted under the Company's prior Stock Option Plan for Employees and under its Equity Incentive Plan adopted December 1997 and (iii) other options granted to employees, consultants and directors.

                            RISK FACTORS

      An investment in the Common Stock involves a high degree of risk. Prospective investors are advised that they may lose all or part of their investment. Prospective investors should carefully review the following risk factors.

      Future Operating Losses May Result in Need for Additional Capital. The Company has incurred substantial losses since inception. The Company suffered a $4,001,000 loss for the year ended December 31, 1996, and a loss of $3,823,000 for the year ended December 1, 1997. Historically, the Company has not generated sufficient cash for its operations and has suffered cash flow shortages. The Company has heretofore derived working capital principally from borrowings and equity financings. In December 1996, the Company closed a private placement of its equity securities that generated approximately $7,500,000 of net proceeds, after payment of expenses of the offering and the repayment of approximately $2,500,000 of indebtedness. Approximately $1.8 million of the net proceeds was used to pay aged accounts payable of the Company in late 1996 and early 1997, approximately $4.3 million was used to fund the Company's other working capital and capital expenditure requirements during 1997 and approximately $1.4 million of the net proceeds have been pledged by the Company as collateral for a loan made to a limited liability company owned and controlled by the Company's Chief Executive Officer. See "Business--Corporate History--Phillips & Andrus LLC; KP3, LLC." In addition, on September 24, 1997, the Company closed a private placement of its equity securities primarily to facilitate the purchase of the PMCIS business (the "PMCIS Private Placement").
The balance of the proceeds from the PMCIS Private Placement were used for the Company's working capital requirements for the fourth quarter of 1997 and the first quarter of 1998. Through the first quarter of 1998, continuing losses from operations resulted in the Company's cash balances decreasing further. The Company is currently investigating sources of short and long term capital as well as the restructuring of certain operational systems and customer relationships in order to support its working capital requirements for the balance of 1998. The Company's future liquidity needs are dependent upon the Company's ability to generate higher levels of cash flow from operations, to borrow funds, to complete additional equity offerings, or to reduce operations, or a combination of the above. There can be no assurance that financing will be available to the Company or that the Company will otherwise find sources to meet its cash flow requirements.

      Limited Market for the Company's Common Stock May Adversely Affect Share Price and Liquidity. The Common Stock is not traded on an exchange or listed on The Nasdaq Stock Market ("Nasdaq") National Market or SmallCap Market, but is quoted on The OTC Bulletin Board(R)"OTCBB"). Transactions in the Common Stock are subject to Rule 15c2-6 under the Exchange Act, which imposes certain requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. Thus, Rule 15c2-6 may affect the ability of broker/dealers to sell Common Stock and thereby the ability of investors to sell their Shares in the secondary market. In addition, securities quoted on OTCBB may be subject to more price volatility than securities listed on an exchange or Nasdaq. Due to the fact that the Common Stock is not listed on an exchange or on Nasdaq and the application of Rule 15c2-6, the trading volume of the Common Stock is extremely low. Consequently, there may be only a limited market for the Shares. In addition, the lack of trading volume may have an adverse affect on the price at which the Shares may be sold.

      The Common Stock was delisted from The Nasdaq SmallCap Market in February 1995 because the Company failed to satisfy the requirements for continued listing. Under listing requirements recently adopted by Nasdaq, and approved by the Commission, to be included in The Nasdaq SmallCap Market, among other requirements:
(i) an issuer must have net tangible assets of $4,000,000, (ii) its common stock must have a minimum bid of at least $4.00 per share, and (iii) it must have at least 300 holders of at least 100 shares. On April 20, 1998, the last reported sale price of the Common Stock was $3.25 and as of December 31, 1997, the Company's net tangible assets were $3,487,081. In January, 1998, the Company submitted an application for listing on The Nasdaq SmallCap Market, however, based upon the Company's net tangible assets falling below $4.0 million and the bid price for the Common Stock falling below $4.50, the Company has withdrawn its application and intends to resubmit it when the Company meets the listing requirements.

      Company Revenues Would Be Adversely Affected by a Decline in the Stock Market and by Adverse Economic Conditions. The revenues of the Company are directly dependent upon the amount of assets managed or administered by Independent Channels and Institutional
Channels using the Company's products and services. A decline in the market value of such managed assets or a downturn in general economic conditions could cause investors to cease using the products and services offered through the Company's distribution channels, including the Company's products and services, and could materially and adversely affect the revenues of the Company.

      PMCIS Acquisition Contingent Payments. On September 24, 1997, the Company acquired all of the issued and outstanding common stock of PMCIS in consideration for payment of $5,000,000 in cash at the closing and two earn-out payments on the first and second anniversary dates of the closing. The first earn-out payment will equal 1.0% of PMCIS's standard fee assets under management in excess of $500 million, determined on the one-year anniversary of the closing of the PMCIS acquisition, not to exceed $2.0 million, plus interest thereon at a rate of 8.75%. The second earn-out payment will equal 1.0% of PMCIS's standard fee assets under management in excess of $700 million, determined on the two-year anniversary of the closing of the PMCIS acquisition, not to exceed $2.0 million. These future contingent payments could have a material negative impact on the cash flows of the Company if anticipated assets under management and income levels are not achieved and operating costs are not contained at desired levels.
To the extent that the contingent payments to be made in September, 1998 are of a material amount, the Company does not anticipate having sufficient cash flow from operations to service such payment. In that event, the Company intends to seek outside sources of capital, but there can be no assurance that capital will be available to the Company. See "Business-Corporate History-PMCIS Acquisition and Financing."

      The Company and its Customers Operate in a Very Competitive Market. In offering services through its Institutional and Independent Channels, the Company competes with other firms that offer wrap and managed account programs. These distribution channels in turn compete with banks, insurance companies, large securities brokers and other financial institutions which offer wrap and managed account programs to the public. The Company believes that firms compete in this market primarily on the basis of service, since the wrap fees charged by others are similar to those charged by the Company. Firms that compete with the Company in providing services to its Independent Channels and Institutional Channels have more financial resources and greater recognition in the financial community than the Company. Competitors may reduce the fees charged for wrap and managed account programs or pursue other competitive strategies that could have an adverse impact on the Company. There are many alternatives to wrap programs that are being offered to the public, such as life cycle funds, asset allocation funds, portfolio strategies and third-party asset allocation services, and these services are competitive with those offered by the Company. As financial institutions continue to grow and build in-house asset administration service capabilities, some will be able to provide these services internally rather than using outsourcing providers. Competitors may succeed in developing products and services that are more effective than those that have been or may be developed by the Company and may also prove to be more successful than the Company in developing these products and marketing these services to third-party asset managers. See "Business--Competition."

      The Company's Customers Are Under No Obligation to Use its Products. Most of the Company's gross revenues currently are generated by fees from the Company's Private Wealth Management investment advisory programs. The programs are provided by Institutional Channels and Independent Channels either under the Company's name or under the "private label" of such channel. These Institutional Channels and Independent Channels are under no obligation to continue to utilize the Company's programs. While the Company has no reason to believe that its current investment advisory relationships will not continue to generate revenues for the Company consistent with prior years, there can be no assurance that such will be the case.

      Failure to Manage Growth Effectively Could Strain Company Resources. Primarily to permit the Company to build its internal systems and to service product development for new relationships being established with Institutional Channels, and as a result of the PMCIS acquisition, the number of persons employed by the Company increased from 43 on March 31, 1996 to 89 on March 31, 1998. A continuing period of rapid growth could place a strain on the Company's management, operations, financial and other resources. The Company's ability to manage its growth effectively will require it to continue to invest in its operational and other internal systems, and to retain, motivate and manage its employees. If the Company's management is unable to manage growth effectively and new employees are unable to achieve anticipated performance levels, the Company's results of operations could be adversely affected. Potential investors should consider the risks, expenses and difficulties frequently encountered in connection with the operation and development of an expanding business. There can be no assurance that the Company will be able to manage effectively any future growth.

      There Is No Demonstrated Market for the Company's Software Products. The Company has spent substantial resources on research and development of software products, principally Allocation Manager(TM), an asset allocation software program that supports the sale and service of its asset allocation investment products and services. While the Company believes such software products will be effective in supporting its other products and services, there can be no assurance that such will be the case or that changes to or interpretations of existing federal and state laws, rules and regulations will not adversely affect the ability of such software products to do so.

      The Company Is Dependent on Third-Party Suppliers. The Company's products are dependent upon the delivery of timely data updates, typically on a quarterly basis, from third-party providers. To the extent such updates are not made available to the Company on a timely basis, it would materially and adversely affect the Company's ability to deliver its products and related services.

      Loss of Key Personnel Could Adversely Affect Management, Product Development and Marketing Activities. The success of the Company is dependent upon the abilities of its executive officers. The loss of the Company's executive officers may have a material adverse affect on the Company's management, product development and marketing activities. See "Management."

      New Government Regulation Could Reduce Demand for the Company's Products and Services. The Company's business falls entirely within the securities industry, an industry which is heavily regulated by the federal and state governments. New regulatory changes affecting the securities industry could adversely affect the Company's business. In addition, as investment advisers and a broker/dealer, the Company's subsidiaries are subject to regulation by the Commission, the NASD and state regulatory agencies. Consequently, the Company could become subject to restrictions or sanctions from the Commission, the NASD or such state regulatory agencies. It is impossible to predict the direction future regulations will take or the effect of such regulations on the Company's business.

      The Company Is Controlled by a Small Group of Shareholders. As of March 31, 1998, the Company's executive officers, directors and affiliates of such persons beneficially own approximately 31.48% of the outstanding shares of Common Stock. This group of shareholders therefore is in a position to exercise a substantial influence over matters submitted to the vote of the Company's shareholders. See "Description of Capital Stock."

      Dividends Will Not Be Paid on Common Stock for the Foreseeable Future. Payment of dividends by the Company on its Common Stock is contingent upon, among other things, future earnings, if any, the financial condition of the Company, capital requirements, general business conditions, and other factors which cannot now be predicted and, subject to the limitations described below, is in the discretion of the Board of Directors of the Company. In addition, no dividends may be paid on Common Stock unless dividends payable on Series A Preferred Stock (the "Preferred Stock") are current. See "Description of Capital Stock--Preferred Stock." As of March 31, 1998 the Company was in default in the payment of dividends on the Preferred Stock in the amount of $298,419. The Company has never paid dividends on the Common Stock and it does not intend to do so in the foreseeable future. See "Market for the Common Stock."

                           USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.


                     MARKET FOR THE COMMON STOCK

      Prior to February 1995, the Common Stock was traded on The Nasdaq Small Cap Market. See "Risk Factors--Limited Market for the Company's Common Stock May Adversely Affect Share Price and Liquidity." The Common Stock currently trades on The OTC Bulletin Board under the symbol "PMCI." The following table shows the high and low bid prices and trading volume of the Common Stock for the periods indicated as reported by the principal market maker in the Common Stock. These quotations reflect inter-dealer prices without retail markup, markdown, or commissions and may not necessarily represent actual transactions.


                                   High Bid  Low Bid
             1995
             First Quarter             $5.00     $2.75
             Second Quarter            $2.75     $2.00
             Third Quarter             $5.25     $2.25
             Fourth Quarter            $6.50     $3.00

             1996
             First Quarter             $4.00     $2.50
             Second Quarter            $7.25     $3.75
             Third Quarter             $8.25     $5.50
             Fourth Quarter (1)        $8.00     $5.50

             1997
             First Quarter            $10.00     $8.00
             Second Quarter           $10.00     $6.50
             Third Quarter             $7.75     $5.00
             Fourth Quarter            $7.00     $6.00

             1998
             First Quarter             $7.00     $4.00
             Second Quarter (2)        $4.25    $3.125



(1) Does not reflect the private placement of 1,294,250 shares of Common Stock by the Company in December 1996 at a price of $6.50 per share.
(2)     Through April 16, 1998.

      As of April 16, 1998 the Company had approximately 392 record holders of its Common Stock.

      The Company currently has outstanding a total of 138,182 shares of Preferred Stock. As of March 31, 1998, the Company was in default in the payment of dividends on the Preferred Stock in the amount of $298,419. The Company is prohibited from paying dividends on its Common Stock so long as it is in default in the payment of dividends on the Preferred Stock. See "Risk Factors--Dividends Will Not Be Paid on Common Stock for the Foreseeable Future."

                           DIVIDEND POLICY

      The Company has never paid dividends on the Common Stock and currently intends to retain all future earnings, if any, for the continued growth and development of its business and has no plans to pay cash dividends in the future. Any change in the Company's dividend policy will be made in the discretion of the Company's Board of Directors in light of the Company's future earnings, financial condition and capital requirements and of general business conditions and other factors that cannot now be predicted.


                MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion provides information that the Company believes is relevant to an assessment and understanding of its results of operations. It should be read in conjunction with the Financial Statements and Notes included elsewhere herein. This discussion contains "forward looking statements" within the meaning of the federal securities laws, including statements regarding opportunities for growth from expanded use of existing distribution channels and expanded use by existing distribution channels of the Company's products and services and similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause results to differ materially from those expressed in the statements. For more information, see "Risk Factors."

Overview

      The Company develops, markets, and manages sophisticated investment management products and services. Not a money manager itself, the Company provides products and services to facilitate the selection and/or monitoring of unaffiliated money managers or mutual funds for customers of the Company's distribution channels depending upon the size, sophistication and requirements of such customers. The Company's products and services address investment suitability and diversification, asset allocation recommendations, portfolio modeling and rebalancing, comprehensive accounting and portfolio performance reporting. The Company's revenues are realized primarily from fees charged to clients based on a percentage of managed assets and to a lesser extent from consulting fees for certain advisory services and licensing fees from its software products. Fees based upon managed assets typically range from 20 to 250 basis points per year, based upon a number of factors such as the size of account and scope of services provided. At the present time, the principal factors affecting the Company's revenues are whether the Company adds or loses clients for its investment management services, the performance of equity and fixed income markets, and the type and size of accounts managed by the Company and related differences in fees charged.

      The Company acquired PMCIS on September 24, 1997 (see Note 1 to Financial Statements of the Company). The impact of the acquisition on the Company's statements of income is fully reflected on the December 31, 1997 balance sheet. Beginning in the fourth quarter 1997, PMCIS's operations were fully reflected in the Company's financial statements.

Results of Operations

Year Ended December 31, 1997, Compared to Year Ended December 31,
1996

      Revenues. Revenues were $14,900,000 for the year ended December 31, 1997, compared to $10,100,000 for the year ended December 31, 1996, an increase of 48%. The increase was attributable primarily to the PMCIS acquisition contribution of $3,000,000 for the fourth quarter and the contribution of $733,000 arising from the Company's new relationship with Ernst & Young, LLP. New business, such as Ernst & Young LLP, pays the Company only its net portion of the fees, and does not include the fees for third parties (i.e, portfolio managers, solicitors, brokerage or custody). Historically, fees paid to the Company through its primary distribution channels included fees payable for these other services. Revenues from Republic National Bank of $550,000 were not recognized in 1997 as was anticipated due to product roll-out delays.

      Investment Manager and Other Fees. Investment Manager and Other Fees were $8,200,000 for the year ended December 31, 1997, compared to $5,600,000 for the year ended December 31, 1996, an increase of 46%. Direct expenses increased primarily as a result of the PMCIS acquisition. However, as discussed above, direct expenses did not increase in proportion to revenues as certain of these revenues, such as Ernst & Young LLP, are recognized on a net basis to the Company.

      Net Revenues after Investment Manager and Other Fees. Net Revenues after Investment Manager and Other Fees were $6,700,000 for the year ended December 31, 1997, compared to $4,500,000 for the year ended December 31, 1996, an increase of 49%. These increases are explained above under Revenues and Investment Management and Other Fees.

      Operating Expenses. Operating Expenses were $10,500,000 for the year ended December 31, 1997, compared to $8,500,000 for the year ended December 31, 1996, an increase of 24%. These increases were due primarily to an increase in salaries and benefits which increased $1,400,000 or 40%, and depreciation and amortization increased as a result of the expansion of the Company's products and services, the development of internal systems and the servicing of several new distribution channels and customers, primarily PMCIS, Republic National Bank and Ernst & Young LLP. On a favorable note, the Company has been able to decrease payroll and related expenses in 1998 which will result in savings of approximately $1,500,000 annually; this is the result of layoffs, attrition, and the PMCIS acquisition. The Company does not anticipate significant purchases of equipment or capital assets in 1998.

      Income Taxes.  The Company's effective tax rate for 1997 is 0.

      Net Loss. The Company recorded a net loss of $3,800,000 for the year ended December 31, 1997 as compared to $4,000,000 for the year ended December 31, 1996. The improvement in earnings was the result of revenues growing at a faster pace than direct and operating expenses. However 1997 earnings estimates were not met. This was due to higher than expected the costs related to: development of the infrastructure to support new business relationships; management restructuring; the PMCIS acquisition; and raising capital.

      The Company is in the process of converting certain assets under administration from one portfolio accounting system to a third party system. The ability to transfer those accounts, maintain customer satisfaction, and manage related operating costs could impact the financial results of the Company.

      The revenues of the Company are directly dependent upon the amount of assets under management or administered by the Company.
A decline in market value or in assets under management as a result of market conditions or customer satisfaction could impact the future profitability of the Company.

Liquidity and Capital Resources

      At December 31, 1997, the Company had cash of $3,000,000, a substantial portion of which was held in short-term interest bearing accounts, including restricted cash of $1,500,000.

      Year Ended December 31, 1997. Cash used in operating activities was $3,400,000. This was due primarily to a net loss from operations. Cash used in investing activities was $6,400,000. Cash used in investing activities was the result of goodwill generated from the PMCIS acquisition and capital expenditures incurred as a result of business expansion. Cash provided by financing activities of $6,300,000 was primarily related to the September 1997 private placement of common stock.

      PMCIS Acquisition and Financing. On September 24, 1997, the Company completed the acquisition of PMCIS (formerly ADAM Investment Services, Inc.), a financial services and investment advisory company headquartered in Atlanta, Georgia. PMCIS has provided investment consulting services to institutional investors since 1980. PMCIS's primary services are based around mutual funds. PMCIS offers seventeen model portfolios constructed using no-load mutual funds and funds available at net asset value. These "standard" portfolios consist of five global tactical asset allocation portfolios, five global strategic asset allocation portfolios and seven asset class portfolios that concentrate on narrow asset class groups. PMCIS also has five strategic asset allocation portfolios constructed using mutual funds that invest in companies that are identified as operating in a socially responsible manner. PMCIS's mutual fund portfolios are also offered as options for use by 401(k) plans and with several insurance companies within variable life and variable annuity contracts. PMCIS currently has a staff of approximately 16 people who are located either in its corporate headquarters in Atlanta,
Georgia or in the Company's headquarters in Denver, Colorado. In 1995, PMCIS acquired Optima Funds Management, Inc. ("Optima"), a company that provides mutual fund wrap services to clients. Optima was merged into PMCIS in December, 1997.

      The agreement providing for the acquisition of PMCIS by the Company provided that the Company would acquire all of the outstanding capital stock of PMCIS for up to $9.0 million in cash and up to $200,000 in Common Stock if certain conditions are met over time. In addition, the Company agreed to assume the normal operating liabilities of PMCIS at closing of the acquisition, estimated to be approximately $1.6 million. At the closing of the PMCIS transaction, the Company paid $5,000,000 in cash and agreed to make two earn-out payments on the first and second anniversary dates of the closing. The first earn-out payment will equal 1.0% of PMCIS's standard fee assets under management in excess of $500 million, determined on the one-year anniversary of the closing of the PMCIS acquisition, not to exceed $2.0 million, plus interest thereon at a rate of 8.75%. The second earn-out payment will equal 1.0% of PMCIS's standard fee assets under management in excess of $700 million, determined on the two-year anniversary of the closing of the PMCIS acquisition, not to exceed $2.0 million. The Company anticipates that PMCIS will continue to operate as a wholly owned subsidiary of the Company in the future.

      In connection with the PMCIS acquisition, on September 24, 1997, the Company sold 1,220,749 shares of its Common Stock in the PMCIS Private Placement at a price of $6.00 per share (adjusted for the Reverse Split). The proceeds from this transaction, after deducting expenses relating to the issuance of the Common Stock, were approximately $6,500,000, of which the Company used $5,000,000 to purchase PMCIS at the PMCIS closing. The additional $1,500,000 is currently being used by the Company for working capital purposes.

      Cash Flow Requirements. Most of the Company's ongoing losses and additional cash flow requirements relate to its addition of staff and incurrence of capital expenditures in anticipation of establishing and developing new distribution relationships, specifically new institutional clients and, more recently, the increased spending in integrating the PMCIS business in the Company. The Company recognizes that there generally is a substantial delay between when such relationship costs as these are incurred and when the related revenues are recognized. While there can be no assurance such will be the case, the Company anticipates that its use of cash will increase in the first quarter of 1998 before decreasing in the second and third quarters of 1998 as cash is received from developing distribution relationships and the PMCIS business is more fully integrated into the Company. Future cash needs will depend largely upon the Company's success in developing customer relationships and servicing existing relationships, with the intended result of increasing assets managed using the Company's products and services. See "Risk Factors--Future Operating Losses May Result in Need for Additional Capital." The Company anticipates that it will continue to experience operating losses until such time as it can realize the benefits of: the PMCIS acquisition, the related assets under management and the expected economies of scale of merged operations; employee attrition and turnover, and related reduction in payroll and associated costs; the launching of new institutional programs and the realization of associated fee income; and, other developing relationships and the ability to leverage personnel and manage operating costs in a normal operating environment.

      On March 9, 1998, the Company obtained a line of credit in the amount of $600,000 from a bank to finance the outstanding receivable from Ernst & Young. Pursuant to its agreement with Ernst & Young, the Company is to receive certain minimum revenues quarterly through 1998. Those revenues are reflected as an account receivable in the amount of $733,000 at December 31, 1997.

      The Company is currently investigating sources of short and long term capital as well as the restructuring of certain operational systems and customer relationships, in order to support its working capital requirements for the balance of 1998. The Company's future liquidity needs are dependent upon the Company's ability to generate higher levels of cash flow from operations, to borrow funds, to complete additional equity offerings, or to reduce operations, or a combination of the above. There can be no assurance that financings will be available to the Company or that the Company will otherwise find sources to meet its cash flow requirements.

      The Company has historically incurred net losses and accordingly experience cash flow problems. As a result of the acquisition of PMCIS, the Company is obligated to make a deferred purchase payment on September 24, 1998. The payment will be equal to 1.0% of certain PMCIS assets under management in excess of $500,000,000, with the payment not to exceed $2,000,000. As of December 31, 1997, this payment would not be able to be made principally due to the fact that $1,400,000 of cash is restricted.
In addition, through the first quarter of 1998, continuing losses from operations have resulted in the Company's cash balances decreasing further. In March 1998, the Company implemented a cost reduction plan. Management believes that this plan along with projected increases in revenues and deferral of payments of expenses should allow the Company to continue without requiring additional resources, excluding the PMCIS payment. The Company is currently investigating sources of short and long term capital to meet the PMCIS payment as well as working capital needs. Should additional capital not be raised, the Company will be required to restructure the terms of the PMCIS payment, to remove the restriction from its cash balances, restructure its operations or a combination of the above. See "Risk Factors--Future Operating Losses May Result in Need for Additional Capital."

      1996 Private Placement and Restructuring. In December 1996 the Company completed a private placement of 1,294,250 shares of Common Stock at a price of $8.50 per share. Also in December 1996, the Company completed a restructuring of its debt and a partial restructuring of its outstanding Preferred Stock. The restructuring involved (i) the payment of all outstanding interest on the Bedford loans, the repayment to Bedford of $1,976,250 of outstanding principal on the Bedford loans, the exercise by Bedford of warrants to purchase 255,937 shares of Common Stock and the delivery by Bedford of canceled promissory notes in the amount of $1,023,750 in satisfaction of the exercise price of the warrants, the cancellation of Bedford's remaining warrants, and the issuance to Bedford of new warrants to purchase up to 37,500 shares of Common Stock at an exercise price of $8.50 per share; (ii) the issuance of 375,000 shares of Common Stock upon the exercise of warrants issued to investors in connection with the Company's private placement of promissory notes and warrants in December 1995/January 1996 and May/June 1996 and the delivery of canceled promissory notes in the aggregate principal amount of $1,500,000 in satisfaction of the exercise price of such warrants, payment by the Company of all interest accrued on such notes as of the exercise date, and the issuance of new warrants to purchase an aggregate of up to 37,500 shares of Common Stock to such investors; (iii) the repayment of the November 1996 bridge loan, and (iv) the conversion of 173,120 shares of Preferred Stock into 59,510 shares of Common Stock, resulting in a reduction in the Company's cumulative dividend obligation to the holders of Preferred Stock from $583,576 as of September 30, 1996, to $322,700 as of December 31, 1996. The conversion of additional shares of Preferred Stock into Common Stock was effected in January 1997.

      As a result of the private placement and restructuring, the Company's shareholders' equity increased from a $4,047,682 deficit at September 30, 1996 to $6,270,537 at December 31, 1996 and cash increased from $701,160 at September 30, 1996 to $6,499,000 at
December 31, 1996.   Through December 31, 1997, approximately $1.4
million of the net proceeds was pledged by the Company as collateral for a loan made to a limited liability company owned and controlled by the Company's Chief Executive Officer, approximately $1.8 million was used to pay aged accounts payable of the Company in late 1996 and early 1997 and approximately $1.8 million was used to fund the Company's other working capital and capital expenditure requirements during 1997. See "Business--Corporate History--Phillips & Andrus LLC; KP3, LLC."

      Uses of Cash. Between December 31, 1996, and December 31, 1997, cash and cash equivalents decreased from $6,499,000 at December 31, 1996 to $3,000,000 ($1,500,000 of which was unrestricted) at December 31, 1997 as the Company made capital investments into furniture, fixtures and product development and reduced other liabilities and accounts payable. Investment management fees receivable increased $736,000 during the period primarily as a result of the accrual of fees due from the new relationships being established with Institutional Channels. Other assets and liabilities have increased as a result of the PMCIS acquisition and in conjunction with the increase of sales volume. See "--Results of Operations--Twelve Months Ended December 31, 1997 Compared to Twelve Months Ended December 31, 1996."

      In January 1997, the Company provided assistance to Mr. Phillips, the Company's President and Chief Executive Officer, by pledging cash collateral in the amount of $1,890,000 to a bank in connection with the bank's loan to KP3, LLC (" KP3"), a company owned and controlled by Mr. Phillips. The loan was made to KP3 for the purpose of financing payment of the deferred portion of the purchase price of 410,961 shares of the Company's Common Stock owned by KP3 that were purchased from Mr. Marc Geman, a former officer of the Company, at the time he terminated his association with the Company (the " KP3 Shares"). See "Business--Corporate History--SEC Investigation and Settlement." The Company agreed to provide collateral for the loan for up to two years and to lend funds to KP3 to service interest payments on the loan during that period. The pledge by the Company of collateral for the loan permitted the deferred portion of the purchase price of the Company's Common Stock to be paid to Mr. Geman, thereby eliminating the possibility that Mr. Geman could reacquire a substantial stock ownership in the Company. See "Business--Corporate

History--Phillips
& Andrus, LLC; KP3, LLC." Through December 31, 1997 and March 31, 1998, the Company had lent $150,800 and $190,000, respectively, to KP3 specifically to service interest payments on the KP3 loans.
KP3 has agreed to reimburse the Company for all amounts paid by the Company toward the loan or for collateral applied to the loan, including interest at an annual rate of 9% and has granted the Company a security interest in the KP3 Shares. Such loan was restructured through a different bank on October 1, 1997 and April 15, 1998. In connection therewith, the Company has provided two cash collateral guarantees totaling $1,750,000; the Company retains the 410,961 KP3 shares as collateral. The due date of the new loans are December 31, 1998.

      Capitalized Software Development Costs. The Company has incurred significant costs during the past several years in developing internal operational systems and in developing, marketing and supporting its proprietary Allocation Manager(TM) investment advisory software for use by professional financial consultants and expects to have continuing costs in 1997 relating to the enhancement of Allocation Manager(TM). Prior to achieving technological feasibility in 1995, the Company incurred approximately $50,000 in research and development costs after receiving the products from the unrelated individuals. These costs have been included in the statement of operations for 1995. All subsequent costs incurred directly related to the development of the software were capitalized. Capitalized costs are being amortized over the economic life of the software, which in this case is three years. The Company's policy is to capitalize all software costs incurred in developing computer software products until such products are available for release to customers. Subsequent cost incurred to enhance and redesign existing software products are capitalized and such capitalization ceases when the enhanced or redesigned products are released. It is the Company's policy to amortize and evaluate software for net realizable value on a product-by-product basis. The software became available for sale, subject to enhancement and customization, during 1996. The Company's plans to generate revenues from this product are four-fold: license fees, customization fees, a continuing fee equal to a percentage of assets under management of the end users purchasing such software, and annual maintenance fees. Costs of maintenance and customer support are charged to expense when the related revenue is recognized, or when those costs are incurred, whichever occurs first.

      The Company has also capitalized the acquisition costs of software acquired from third parties in connection with the development of its internal systems. See "--Results of Operations--1996 Compared to 1995--Software Development Costs."

      Other Matters. In seeking to capture greater market share, the Company has introduced restructured and unbundled pricing which in some instances results in lower pricing for some of its services in certain of its distribution channels. The Company may make additional adjustments in the future. As a result of the restructured pricing, gross revenues as a percentage of assets under management may decrease.

      The Company anticipates that it will continue to experience operating losses until such time, if ever, as investment management fees from managed assets and consulting and license fees increase sufficiently to cover the Company's increasing operating expenses. The Company is investigating sources of long and short term capital, as well as the restructuring of certain of its operational systems and customer relationships in order to obtain and/or generate sufficient working capital to meet its requirements for the balance of 1998. There can be no assurance that the Company's products and services will be successful, that they will generate adequate revenue to meet the Company's capital needs, that sources of capital will be available to the Company as the need arises, or that the Company will become profitable in the future. See "Risk Factors--Future Operating Losses May Result in Need for Additional Capital", and "--PMCIS Acquisition Contingent Payments."


                              BUSINESS

Industry Overview

      The financial services industry has been one of the fastest growing sectors in recent years. As the industry has grown, a substantial shift from commission and transaction-based products to advisory and fee-based products has occurred. Evidenced most clearly in the popularity of mutual funds, consumer demand for investment advice and services in connection with managed asset products has increased enormously over the past 10 years. The mutual fund industry has grown from 1,528 funds encompassing $495 billion of assets in 1985 to 6,809 funds encompassing $4.49 trillion of assets in 1997. Increasingly, investors are looking for expertise to assist them in understanding the range of investment products that are currently marketed. As such, managed account programs, such as asset allocation and wrap accounts which assist investors in developing and implementing appropriate investment strategies, have grown significantly to service this segment of the marketplace. Wrap programs, which offer a highly-personalized, fee-based (as opposed to commission-based) platform for financial management, have grown to more than $139 billion in assets at year-end 1996.

      In recent years, there have been two principal objectives in the development and marketing of asset allocation and wrap programs. First, to improve customer service, programs were developed offering asset allocation and professional money management services that would better position a customer s investment portfolio. Asset allocation is believed to be a significant determinant of successful long-term investment performance. In addition, by consolidating the numerous investment services, costs of portfolio management can often be reduced as compared to purchasing individual services in traditional a la carte fashion. The second reason for developing these programs was to shift customer assets from dormant custody accounts, which traded periodically and without predictability, into predictable revenue producing assets for the sponsoring firm. In developing a "trust building" product, wrap program sponsors provide the following four basic functions for a customer in addition to money management, brokerage and custody services: (i) customer evaluation, (ii) asset allocation and investment policy development, (iii) investment management evaluation and selection, and (iv) quarterly monitoring and reporting services.

      As wrap programs have grown in size and popularity, investment portfolio managers (those that manage individual accounts consisting of stocks and bonds) and mutual fund distributors are increasing their involvement within these programs. These programs give money managers and mutual funds the ability to market themselves and participate in distribution channels of financial planners, which in turn provide them with the opportunity to increase their assets under management. With attention rapidly shifting to long-term asset allocation strategies, consultant wrap assets, assets managed by professional money managers, have grown from $60 billion in 1993 to$103.2 billion in 1996, while mutual fund wrap assets have grown from $8 billion in 1993 to $36.2 billion in 1996. In 1988, assets in these wrap programs were estimated at less than $2 billion.

Background of the Company

      Founded in 1986, the Company is an independent sponsor of privately managed accounts and asset allocation and wrap programs. The majority of the Company's revenues are derived from its individually managed wrap program, which the Company created and has administered since 1987. In addition to its traditional wrap program, since 1994 the Company has invested in developing a range of related technology-based services and has added staff to develop and support the Company's new products. The Company's products and services are designed to assist professional financial consultants in their efforts to market high quality, fully diversified portfolio management products. Through the use of technology, the Company assists third-party financial advisors such as banks, insurance companies and brokerage firms (collectively, "Institutional Channels") and independent financial planners ("Independent Channels") in allocating and diversifying a customer's investment portfolio across multiple asset classes and investments. In respect to Institutional Channels, the Company's products allow for a repeatable sales process which helps increase sales productivity while ensuring compliance with the Institutional Channels' corporate and regulatory policies.

      The Company has a staff of approximately 89 people, including approximately 55 professionals, and conducts business in a number of countries. The Company has four subsidiaries: (i) Portfolio Management Consultants, Inc., an investment advisory firm;
(ii) Portfolio Brokerage Services, Inc., a broker/dealer;
(iii) Portfolio Technology Services, Inc., which specializes in developing proprietary software for use in the financial services industry; and (iv) PMCIS Investment Services, Inc., an investment advisory firm which specializes in mutual fund asset allocation products.

Products and Services

Portfolio Management Consultants, Inc.

      Portfolio Management Consultants, Inc. ("PMC"), a wholly owned subsidiary of the Company, currently has four discrete but vertically integrated product lines. Each product offered by PMC is designed to assist professional financial consultants in various aspects of their business. The four services are: (i) Private Wealth Management(TM), PMC's individually managed asset and wrap account program, (ii) Allocation Manager(TM), a mutual fund asset allocation program available both on paper and through the Company's proprietary software that provides comprehensive and detailed investment suitability analysis, recommended allocation of assets, portfolio modeling and rebalancing, and comprehensive portfolio performance reporting, (iii) Managed Account Reporting Services ("MARS"), a portfolio accounting and reporting service that operates as a service bureau, and (iv) Style Manager , a discretionary money management program, using style index funds and mutual funds, that offers equity style rotation. In addition, PMC provides consulting services to Institutional Channels and high net worth customers.

      Private Wealth Management(TM)

      Private Wealth Management(TM), PMC's multi-manager institutional wrap program, has historically been PMC's largest revenue producer. Targeted toward customers with high net worth (typically having a portfolio larger than one million dollars), Private Wealth Management(TM) assists financial planners in assembling a custom-selected team of professional money managers which precisely matches an individual investor's personal investment goals, risk tolerance, and objectives.

      Each portion of an individual's portfolio (allocated into asset classes such as equity, fixed income and cash, and asset sub-classes such as value, growth, large cap, small cap, and emerging markets) is managed by an institutional money management firm that has been chosen from PMC's list of recommended managers as best suited to match an investor's investment philosophy within a specific discipline. An important and proprietary component of the Private Wealth Management(TM) program involves the basis of selection of these money managers. PMC currently recommends a number of independent money managers for its Private Wealth Management(TM) multi-manager program, representing a diverse range of philosophies and styles. These managers are chosen based largely on quantitative analysis emphasizing return-based, multi-factor style benchmarking. High correlation to benchmark indices, supported by positive alpha, are necessary to meet the "Preferred" standard for manager recommendations. Also considered in manager evaluations are historical performance, investment philosophy and style, disciplines, employee turnover, rate of growth, accounts gained or lost, and industry reputation. To help a customer choose and understand investment options, PMC provides detailed profiles on money managers in the context of style and methodology to achieve maximum investment diversification. Additionally, PMC will provide guidance on the termination of existing managers and the rebalancing of the customer's assets. The Company considers periodic portfolio rebalancing decisions to be an extremely important determinant of long-term performance. Thus, several rebalancing options are offered within PMC's private account programs.

      Private Wealth Management(TM) is marketed under both the PMC label and private labels. Institutional Channels currently using private-label versions of Private Wealth Management(TM) include Chase Investment Services Corp., National Financial Correspondent
Services ("NFCS"), the wholly-owned brokerage and securities clearing subsidiary of Fidelity Management and Research, Israel Discount Bank of New York, Ernst & Young LLP, Republic National
Bank of New York, TD Securities, Inc., an affiliate of Toronto Dominion Bank and Cowen & Company. The relationship with Ernst & Young also encompasses institutional consulting, Allocation Manager(TM) services, and MARS. Additionally, PMC distributes Private Wealth Management(TM) under its own name through thirty financial planning broker-dealers and investment advisors representing more than 10,000 registered sales professionals. To support the sales process, the Company employs a staff of marketing representatives.
The Company has a joint marketing agreement with Schwab
Institutional Management ("Schwab"), pursuant to which a specialized version of the Private Wealth Management(TM) program is marketed to independent investment advisors who utilize the services of Schwab. Currently, PMC is servicing Institutional Channels in the United States, Canada and seven Latin American countries with many institutional money managers participating in the Company's wrap programs.

      Allocation Manager(TM)

      Allocation Manager(TM), introduced in late 1995 and as an operating product during the third quarter of 1996, is a Windows-based software program. The program is designed to aid in the solicitation, sale, and servicing of mutual funds, variable annuities, offshore investments and other selected financial products. A highly-flexible program based upon theories of mass customization, Allocation Manager(TM) has the capability of being tailored for use by specific financial distribution channels having their own proprietary product mix. This product assists in guiding a wide range of investors through the complex process of choosing an appropriate combination of mutual funds.

      Allocation Manager(TM) was built with the intention of being customized by PMC's existing and prospective clients, many of whom have proprietary families of mutual funds. As a result, Allocation Manager(TM) supports a broad range of financial products and programs, both domestically and globally, and can be customized to the individual requirements of Institutional Channels. Customized versions of Allocation Manager(TM) have been created for Chase Investment Services Corp., Ernst & Young LLP, Republic National
Bank of New York, CIGNA Financial Services, MONY Securities Corporation, Texas Commerce Bank and others.

      A version of Allocation Manager(TM), called Fund Counselor , is being marketed by NFCS. Under the Fund Counselor program, NFCS will provide brokerage, clearing and custodial services and will make the program available to its more than 225 bank, insurance and financial planning broker/dealers. Allocation Manager(TM) is being distributed through the Schwab system pursuant to a joint marketing agreement. It is also being made available to correspondents of EVEREN Clearing Corp.

      Based upon (i) the substantial growth in the mutual funds industry over the last 15 years, (ii) investor trends in mutual fund investment and (iii) industry expectations, management believes PMC's existing expertise and operations will permit a smooth integration of this new program with existing products and services offered by the Company while expanding and diversifying the distribution channels for such products and services. Because the program also provides educational tutorials, training modules and dynamic portfolio modeling, Allocation Manager(TM) is much more than simply a "front-end" sales tool. It can be positioned as a technology sale with licensing revenues to PTS or it can be positioned, subject to applicable regulatory guidelines and restrictions, as an investment management tool, allowing PMC to receive asset-based pricing.

      Managed Account Reporting Services

      Management believes that as a result of the growth within the fee-based financial advisory segment of the industry over the past ten years, many institutions have been seeking ways to improve their reporting capabilities. The Company's MARS is used by financial professionals in providing customers with the increasingly important value-added services of portfolio performance reporting and cost-based tax accounting. Essentially a service bureau/data processing service, MARS leverages a PMC core competency, allowing PMC to sell, on a stand alone basis, its monthly and quarterly reports.

      MARS provides detailed statements that include comprehensive management reporting, account reconciliation and cost-based accounting on a full-accrual basis. In addition, PMC provides full color, quarterly performance reports detailing the investor's objectives and performance of each investment strategy, money manager or mutual fund, as well as the entire portfolio.

      During 1996 PMC entered into an agreement with National Financial Services Corporation, an affiliate of Fidelity Management and Research ("NFSC"), to manage NFSC's newly created performance reporting service called MAPS Tool Box ("MAPS"). MAPS provides NFSC's correspondents with access to high quality, quarterly performance reports and tax lot, cost basis and fully accrued account statements. This service is targeted at high net worth investors managed by financial planners and financial consultants who use the securities clearing services of NFSC. MARS is also being marketed within the Schwab system to the many investment advisors that use Schwab's custodial services. Effective October 1997, the Company began providing MARS reports to clients of Scotia McLeod, Inc. through a third party vendor agreement with Infowise, Inc.

      Style Manager  Asset Management Products

      Style Manager is a family of discretionary asset management products which recommend strategies for the periodic rebalancing of both institutional and retail investor portfolios. Through the use of Style Manager , clients portfolios are periodically rebalanced through the rotation of U.S. equity styles (i.e., growth and value companies and large, mid and small capitalization companies), with the intention of capturing superior performance that results from taking advantage of certain cyclical sector inefficiencies in the U.S. equity markets. Recommended shifts in equity allocations are designed to move assets away from under-performing sectors into those likely to perform best. Although Style Manager recommends shifts within the U.S. equity markets, it does not recommend shifts between macro asset classes such as stocks, bonds and cash, thus the program is not a market timing program as the term is generally used. Currently, three Style Manager versions have been developed.

Portfolio Brokerage Services, Inc.

      Portfolio Brokerage Services, Inc. ("PBS"), a wholly owned subsidiary of the Company, is registered as a broker/dealer with the NASD and in all U.S. jurisdictions. PBS executes security transactions for certain of PMC's privately managed account programs on behalf of its customers through the customer s custodian bank on a delivery vs. payment basis. A self-clearing broker/dealer, substantially all trading activity of PBS is unsolicited and initiated by the independent money managers used in PMC's Private Wealth Management(TM) program. Managers make all buy and sell decisions and place most orders with PBS for execution. PBS executes substantially all trades through third-party market makers. All transactions are effected on an agency basis.

Portfolio Technology Services, Inc.

      Portfolio Technology Services, Inc. ("PTS"), a wholly owned subsidiary of the Company, is a technology company dedicated to assisting the Company in providing innovative products to the financial services industry. PTS leverages the product knowledge of PMC to design and build integrated product solutions to meet the challenge of consolidating products and pricing in multiple segments of the financial services industry. As its primary contribution to the Company, PTS has developed the sales workstation platform used for Allocation Manager(TM) and communication interfaces to multiple custodial systems. PTS licenses its technology and provides customization services in support of the Company's relationship with its Institutional Channels. The
Company estimates that it has spent approximately $1.1 million for software development activities in its last two fiscal years. In some cases, customers may bear the cost of such activities directly when software is customized for their particular requirements. Payments by customers for this purpose during the last two fiscal years are not material.

PMCIS Investment Services, Inc.

      PMCIS Investment Services, Inc. ("PMCIS"), formerly ADAM Investment Services, Inc., was formed in 1980 to provide investment consulting services to institutional investors. PMCIS's primary services are based around mutual funds. PMCIS offers 17 model portfolios constructed using no-load mutual funds and funds available at net asset value. PMCIS's mutual fund portfolios are offered as options for use by 401(k) plans and with several insurance companies within variable life and variable annuity contracts.

      Today PMCIS offers independent financial advisers a variety of investment services for use in helping their clients reach their financial goals. With respect to standard fee assets under management, PMCIS's services typically are provided for a fee that is based on a percentage of assets under management. Fees based on managed assets typically range from 100 to 185 basis points per year. Fees are reduced as accounts reach certain breakpoints. Occasionally fees are established on a negotiated basis. PMCIS collects all fees directly from client accounts and pays the adviser's portion to the adviser. In certain instances PMCIS does not collect the adviser's portion of the fee and the adviser invoices the client directly.

      The services PMCIS provides are described below:

      Mutual Fund Portfolios. PMCIS offers 17 model portfolios constructed using no-load mutual funds and funds available at net asset value. These "standard" portfolios consist of five global tactical asset allocation portfolios, five global strategic asset allocation portfolios and seven asset class portfolios that concentrate on narrow asset class groups. PMCIS will also construct customized mutual fund portfolios for larger accounts.

      Socially Responsible Portfolios. PMCIS offers five strategic asset allocation portfolios constructed using mutual funds that invest in companies that are identified as operating in a socially responsible manner. These portfolios are targeted to individual investors as well as endowments and foundations that support social or religious causes.

      401(k) Services. PMCIS offers its mutual fund portfolios as options for use by 401(k) plans. PMCIS has developed marketing, enrollment and educational material for use in the 401(k) market. PMCIS has also developed relationships with custodial and record keeping firms that work with advisers using PMCIS's 401(k) services.

      Insurance and Annuity Services. PMCIS has developed relationships with several insurance companies under which it provides asset allocation and portfolio construction services within variable life and variable annuity contracts. Financial advisers can use these contracts in conjunction with PMCIS's mutual fund portfolios to manage an investor's assets in a consistent manner both inside and outside of insurance policies.

      Private Label Program. PMCIS has developed and is initiating a "private label" program that will allow advisers to determine the asset allocation strategy and select the mutual funds used in constructing client portfolios. This program will give advisers more involvement in, and influence over, investment strategy and portfolio construction.

      Marketing, Education and Training Services. PMCIS provides advisers with a variety of marketing materials, newsletters, slide presentations, software and proposal preparation services that support the advisers' efforts to market PMCIS's services. PMCIS also supports advisers' marketing efforts through field wholesalers and in-house customer service personnel. PMCIS educates advisers in its investment approach and trains advisers how to market its services through visits to the advisers' offices and through periodic regional seminars.

      Back-Office and Administrative Services. PMCIS assists advisers in opening client accounts and monitors and trades client portfolios on a discretionary basis. PMCIS provides comprehensive quarterly reports to all clients.

      Distribution. PMCIS distributes its services through six marketing representatives who are supported by five account servicing representatives. Marketing representatives recruit new advisers to use PMCIS's services and provide training and marketing support to advisers on an ongoing basis. Account servicing representatives support the efforts of the marketing representatives and provide customer assistance to advisers.

      In 1995, PMCIS acquired Optima Funds, Inc. ("Optima"), a registered investment advisor. Optima was merged into PMCIS in December 1997. At the time of the merger, Optima provided mutual fund wrap services to clients with assets under management of approximately $100 million. PMCIS's current Chief Investment Officer was the President and Chief Investment Officer of Optima.

Significant Relationships

      Most of the Company's gross revenues are generated by fees from the Company's Private Wealth Management(TM) investment advisory programs. The programs are marketed and sold by Institutional Channels and Independent Channels either under the Company's name or under the "private label" of such channel. The Company has no reason to believe that its current investment advisory relationships will not continue to generate revenues for the Company consistent with prior years.

      Pursuant to a joint marketing agreement between the Company and Schwab, a specialized version of the Private Wealth Management(TM) program is being marketed as an optional additional service to independent registered investment advisors ("RIAs") who utilize the services of Schwab. Schwab provides custody and clearing services for independent RIAs. With respect to Schwab Institutional Management's RIA customers who determine to use the Company's products and services, Schwab will provide brokerage, custody and securities clearing services while PMC will provide asset allocation, money manager due diligence, monthly and quarterly reporting, sales support and training.

      In July 1997, the Company and PTS entered into agreements with Ernst &Young LLP to provide institutional consulting, Private
Wealth Management(TM), Allocation Manager(TM) and MARS reporting services. Under the agreement, the Company provides end-to-end investment advisory services to Ernst & Young LLP in support of its advisory and reporting services to clients. Also in 1997, the Company entered into agreements with Republic National Bank of New York to provide customized software, advisory and reporting services in connection with both mutual fund and privately managed accounts.

      The Company targets other means of distribution, and has executed selling agreements with new Institutional Channels for its products. These new relationships include CIGNA Financial
Services, Inc., Cowen & Company, Texas Commerce Bank and EVEREN
Clearing Corp.

Competition

      In offering services through its Institutional and Independent Channels, the Company competes with other firms that offer wrap and managed account programs. These distribution channels in turn compete with banks, insurance companies, large securities brokers and other financial institutions which offer wrap or managed account programs to the public. The Company believes that firms compete in this market primarily on the basis of service, since the wrap fees charged by others are similar to those charged by the Company. While a number of firms each provide a portion of the services provided by the Company through its Institutional
Channels, the Company believes it is one of a few firms offering integrated services to customers. Firms that compete with the Company in providing services to its Independent Channels and Institutional Channels have more financial resources and greater recognition in the financial community than the Company.
Competitors may reduce the fees charged for wrap or managed account programs or pursue other competitive strategies that could have an adverse impact on the Company.

      The Company's success is in large part a function of the Independent Channels and Institutional Channels through which its services are offered to others. There are many alternatives to wrap programs that are being offered to the public, such as life cycle funds, asset allocation funds, portfolio strategies and third-party asset allocation services, and these services are competitive with those offered by the Company. As financial institutions continue to grow and build in-house asset administration service capabilities, some will be able to provide these services internally rather than using outsourcing providers. Competitors may succeed in developing products and services that are more effective than those that have been or may be developed by the Company and may also prove to be more successful than the Company in developing these products and marketing these services to third-party asset managers.

      The Company believes that there will be increasing demand in the financial services industry for the delivery of products and services electronically or on-line. At present, the Company delivers or makes available certain of its products and services to selected clients through the Internet or electronically. The Company's products were developed with Internet delivery in mind and the Company anticipates that a modest investment of resources over the coming year will result in significantly broader availability of its products and services on-line. There can be no assurance, however, that the Company will be able to keep pace with its competitors in the electronic delivery of services.

Government Regulation

      The Company's business falls entirely within the securities industry, an industry which is heavily regulated by the federal and state governments. New regulatory changes affecting the securities industry could adversely affect the Company's business. In addition, as investment advisers and a broker/dealer, the Company s subsidiaries are subject to regulation by the Commission, the NASD and state regulatory agencies. Consequently, the Company could become subject to restrictions or sanctions from the Commission, the NASD or such state regulatory agencies. It is impossible to predict the direction future regulations will take or the effect of such regulations on the Company's business.

Year 2000

      Many existing computer programs use only two digits to identify a specific year and therefore may not accurately recognize the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. Due to the Company's dependence on computer technology to operate its business, and the dependence of the financial services industry on computer technology, the nature and impact of Year 2000 processing failures on the Company's business could be material. The Company is currently modifying its computer systems in order to enable its systems to process data and transactions incorporating year 2000 dates without material errors or interruptions.

      The success of the Company's plan depends in large part on parallel efforts being undertaken by other entities, including third party vendors, with which the Company's systems interact and therefore, the Company is taking steps to determine the status of these other entities' Year 2000 compliance. The Company is formulating contingency plans to be implemented in the event that any other entity with which the Company's systems interact, or the Company itself, fails to achieve timely and adequate Year 2000 compliance.

      The Company currently expects that costs to comply will not be material since these costs will be born substantially by outside entities. These costs exclude the time that may be spent by management and administrative staff in guiding and assisting the information technology effort described above or for bringing internal systems into Year 2000 compliance.

Corporate History

SEC Investigation and Settlement

      During November 1993, the staff of the Commission began an examination of PMC and in January 1994, the Commission issued a "Formal Order of Investigation." In April 1994, the staff of the Commission made a formal enforcement recommendation against PMC, its President Mr. Kenneth S. Phillips and its former Chief
Executive Officer, Mr. Marc Geman. Mr. Geman terminated his association with the Company to pursue other interests at the closing of the initial Bedford Loan in July 1995. See "-- --Bedford Financing" and "-- --Phillips & Andrus, LLC; KP3, LLC." The recommendation alleged that PMC and such officers had violated anti-fraud provisions of the Securities Act, the Exchange Act and the Investment Adviser's Act of 1940, and the record keeping requirements of the Exchange Act.

      Over the course of the following two years the Company committed significant resources to its defense and the defense of its officers. The case addressed issues associated with disclosures and standards of "best execution" in advisory and wrap programs. The investigation adversely affected the Company's new business development activities during the period, as very few firms were willing to develop relationships with the Company while an enforcement recommendation was pending.

      On June 27, 1996, PMC and Mr. Phillips announced that they had reached a settlement agreement with the Commission. Pursuant to the settlement agreement, PMC and Mr. Phillips, without admitting or denying the Commission's allegations, consented to an Order whereby PMC agreed to engage a compliance executive and to refund net principal trading profits together with prejudgment interest thereon, in an amount to be determined by an independent accountant. The net trading profits were determined to be $457,000, plus $146,000 of interest through the date of payment.
The refund process was completed in May 1997. In addition, Mr. Phillips agreed to a censure and payment of a $25,000 fine.

      On June 27, 1996, administrative proceedings were instituted against Mr. Geman, as an individual, by the Commission in connection with the above described investigation. A hearing was held before an administrative law judge on November 5 and 6, 1996. On August 5, 1997, the administrative law judge issued his initial decision finding that, although the Company met its obligations to its clients to provide "best execution", Mr. Geman aided, abetted, and caused violations by the Company of the anti-fraud provisions of the federal securities laws and books and records violations of the Securities Exchange Act of 1934. The decision barred Mr. Geman from associating with any broker or dealer, investment advisor, investment company, or municipal securities dealer, with the right to re-apply in eighteen months. Mr. Geman was ordered to cease and desist from committing or causing violations of the securities laws and was ordered to pay civil money penalties in the amount of $500,000. Both Mr. Geman and the Commission have appealed the decision.

Bedford Financing

      In July 1995, the Company entered into a transaction with Bedford Capital Financial Corporation ("Bedford") pursuant to which Bedford loaned $1.2 million to the Company and received an option to loan up to an additional $1.8 million to the Company for a specified period of time and pursuant to certain call provisions. Each dollar loaned carried a ten-year warrant to purchase one share of the Common Stock at an exercise price of $4.00 per share. In connection with this funding and the related shareholder and investment agreements, Bedford received certain rights including, but not limited to, the right to elect two of the Company's five directors, the right to receive options that mirrored certain issuances or option grants by the Company, and a security interest in all assets of the Company and its subsidiaries. Contemporaneously with the closing of the July 1995 transaction with the Company, Bedford also purchased 1.0 million shares of Common Stock from Mr. Geman, the former chief executive officer of the Company who was a subject of the investigation by the staff of the Commission. Between July 1995 and July 1996, the Company obtained the full $3.0 million financing from Bedford and certain assignees of Bedford (the "Bedford Loans").

      In addition, the Company granted to Bedford certain other rights in connection with future debt and equity financings which included a right of first negotiation regarding future fundings, a 30-day exclusive negotiation period, and a right of first refusal to match unsolicited offers for financing. The Company also agreed to pay a $100,000 annual monitoring fee to Nevcorp Inc., which is owned by J.W. Nevil Thomas, who has been designated by Bedford to serve on the Company's Board of Directors.

      The Company's relationship with Bedford was restructured, and the Nevcorp agreement was terminated, in December 1996. See "--December 1996 Restructuring."

December 1995 and June 1996 Offerings

      In December 1995 and January 1996, the Company issued a total of 482.5 units through a private offering (the "December 1995 Offering"), with each unit consisting of a convertible promissory note with a principal amount of $1,000 and a warrant to purchase 250 shares of common stock at an exercise price of $4.00 per share. During June 1996 the Company issued an additional 1,017.5 units through another private offering (the "June 1996 Offering") under substantially the same terms. These private offerings were issued primarily to employees, business associates and affiliates of the Company or Bedford. The purchasers of units in the December 1995 and June 1996 Offerings received registration rights with respect to the shares of Common Stock underlying the warrants.

Phillips & Andrus, LLC; KP3, LLC

      Phillips & Andrus, LLC, a Colorado limited liability company ("P&A"), was formed in July 1995 to acquire 410,961 shares of Common Stock from Mr. Geman in exchange for a promissory note issued to Mr. Geman in the amount of $2,015,000. The promissory note was secured by the Common Stock acquired. While Mr. Phillips, President and Chief Executive Officer of the Company, and David L. Andrus, Executive Vice President of the Company, were the members of P&A, substantially all of the membership interests in P&A were owned by Mr. Phillips. The Company and Messrs. Phillips and Andrus believed that it would be in the Company's interest that Mr. Geman's involvement with the Company and direct ownership interest in Common Stock be eliminated. In October 1996, affiliates of Bedford loaned P&A funds to make the initial interest payments on the note owed to Mr. Geman. In December 1996, after notifying its shareholders of the proposal to do so, the Company loaned a total of $250,000 to P&A to repay principal owed under the promissory note to Mr. Geman. These loans permitted P&A to avoid defaults under the promissory note owed to Mr. Geman.

      In January 1997 P&A was liquidated and the assets of P&A, consisting of the 410,961 shares of Common Stock, were transferred, subject to certain liabilities, to KP3, LLC, a Colorado limited liability company ("KP3"), the members of which are Mr. Phillips and a custodian for Mr. Phillips' son. Mr. Phillips owns substantially all of the membership interests in KP3. Also in January 1997, KP3 obtained a bank loan in the amount of $1,750,000 for a term of approximately 12 months (the "KP3 Loan"), the proceeds of which were used (i) to repay the loans made to P&A by the Company and certain affiliates of Bedford, and (ii) to prepay the balance of the principal and all interest owing under the promissory note to Mr. Geman. The Company pledged certain collateral for the KP3 Loan, valued at approximately $1,890,000, and KP3 agreed to reimburse the Company for any amount paid by it toward the KP3 Loan. KP3's reimbursement obligation is secured by a pledge of all 410,961 shares of Common Stock held by KP3. The pledge by the Company to the bank to secure the KP3 Loan permitted the promissory note to Mr. Geman to be paid and to eliminate the possibility that Mr. Geman could reacquire a substantial stock ownership in the Company. Through March 31, 1998, the Company has lent approximately $190,000, including interest to KP3 specifically to service interest payments on the KP3 loans. KP3 has agreed to reimburse the Company for all amounts paid by the Company on the loan or for collateral applied to the KP3 Loan, including interest at an annual rate of 9% and has granted the Company a security interest in the KP3 Shares. Such loan was restructured through a different bank on October 1, 1997 and April 15, 1998. In connection therewith, the Company has provided two cash collateral guarantees totaling $1,750,000 and the Company retains the 410,961 KP3 Shares as collateral. The KP3 loans are due December 31, 1998.

      Bedford and certain of its affiliates have an option, exercisable through July 26, 2000, to acquire a total of 83,750 shares of Common Stock currently owned by KP3 for an aggregate purchase price of $410,637.85, increasing at a rate of 9% per annum subsequent to July 27, 1995.

November 1996 Bridge Loan

      In November 1996, the Company borrowed $250,000 (the "November 1996 Bridge Loan") to fund its working capital requirements pending closing of the December 1996 Offering. See "-- --December 1996 Offering." Half of the loan was provided by Keefe, Bruyette & Woods, Inc. ("KBW"), placement agent in the December 1996 Offering, and the balance by certain members of management of the Company and a subsidiary of Bedford. The lenders received five-year warrants to purchase an aggregate of 6,250 shares of Common Stock. The warrants have an exercise price of $6.50 per share. The lenders received registration rights with respect to the Common Stock to be issued upon exercise of the warrants. The November 1996 Bridge
Loan was repaid in December 1996 from the proceeds of the December 1996 Offering.

December 1996 Offering

      In December 1996 the Company completed a private placement of 1,294,250 shares of Common Stock at a price of $8.50 per share (the "December 1996 Offering"). A portion of the proceeds of the December 1996 Offering were used (i) to repay interest due and owing on the promissory notes issued in connection with the December 1995 and June 1996 Offerings, including the notes held by the father and brother of Mr. Phillips, the Company's Chief Executive Officer, Mr. Andrus, the Company's Executive Vice President, and certain employees of the Company, (ii) to repay interest due and owing under the Bedford Loans, (iii) to repay a portion of the principal on the Bedford Loans and (iv) to repay the November 1996 Bridge Loan (including the notes held by
Mr. Phillips, Mr. Andrus and certain other members of the Company's management).

December 1996 Restructuring

      Simultaneous with the closing of the December 1996 Offering, the Company completed a restructuring of its debt and a partial restructuring of its outstanding Preferred Stock. The restructuring involved (i) the payment of all outstanding interest on the Bedford Loans, the repayment to Bedford and its assignees of $1,976,250 of outstanding principal on the Bedford Loans, the exercise by Bedford and its assignees of warrants to purchase 255,937 shares of Common Stock and the delivery by Bedford and its assignees of canceled promissory notes in the amount of $1,023,750 in satisfaction of the exercise price of the warrants, the cancellation of the remaining warrants to Bedford and its assignees, and the issuance to Bedford and its assignees of new warrants to purchase up to 37,500 shares of Common Stock at an exercise price of $8.50 per share; (ii) the issuance of 375,000 shares of Common Stock upon the exercise of warrants issued to investors in connection with the Company's private placement of promissory notes and warrants in the December 1995 and June 1996 Offerings, the delivery of canceled promissory notes in the aggregate principal amount of $1,500,000 in satisfaction of the exercise price of such warrants, the payment by the Company of all outstanding interest due and owing on such notes as of the exercise date and the issuance to the holders of such warrants of new warrants to purchase up to 37,500 shares of Common Stock; (iii) the repayment of the November 1996 Bridge Loan, and (iv) the exchange of 173,120 shares of Preferred Stock for 59,510 shares of Common Stock, resulting in a reduction in the Company's cumulative dividend obligation to the holders of Preferred Stock from $583,576 as of September 30, 1996 to $322,700 as of December 31, 1996. As part of the restructuring, in January 1997, the Company negotiated the exchange of 37,715 shares of Preferred Stock for 12,965 shares of Common Stock. The new warrants issued by the Company to Bedford and others pursuant to clauses (i) and (ii) are referred to as the "New Warrants."

      The New Warrants are exercisable over a period of five years, at an exercise price of $8.50 per share. Registration rights were granted with respect to the Common Stock received upon the exercise of the old warrants and the shares of Common Stock underlying the New Warrants. The New Warrants contain adjustment provisions relating to the exercise price per share and the number of shares of Common Stock to be issued upon their exercise in the event of issuances of additional shares of Common Stock (including through the issuance of options, rights or warrants to purchase Common Stock or securities convertible into Common Stock) by the Company at a price below market price, certain extraordinary dividends and distributions on the Common Stock, stock splits or other reclassifications of the outstanding shares of Common Stock, and any merger, consolidation or reorganization involving the Company or a transfer by the Company of substantially all of its assets or properties.

PMCIS Acquisition and Financing

      On September 24, 1997, the Company completed the acquisition of PMCIS, a financial services and investment advisory company headquartered in Atlanta, Georgia. PMCIS has provided investment consulting services to institutional investors since 1980. PMCIS's primary services are based around mutual funds. PMCIS offers 17 model portfolios constructed using no-load mutual funds and funds available at net asset value. These "standard" portfolios consist of 5 global tactical asset allocation portfolios, 5 global strategic asset allocation portfolios and 7 asset class portfolios that concentrate on narrow asset class groups. PMCIS also has 5 strategic asset allocation portfolios constructed using mutual funds that invest in companies that are identified as operating in a socially responsible manner. PMCIS's mutual fund portfolios are also offered as options for use by 401(k) plans and with The Hartford Insurance Company within a variable life contract. PMCIS had one wholly-owned subsidiary, Optima, which it acquired in 1995. Optima provides mutual fund wrap services to clients. Optima was merged into PMCIS in December, 1997.

      The agreement providing for the acquisition of PMCIS by the Company provided that the Company would acquire all of the outstanding capital stock of PMCIS for up to $9.0 million in cash and up to $200,000 in Common Stock if certain conditions are met over time. In addition, the Company agreed to assume the normal operating liabilities of PMCIS at closing of the acquisition, estimated to be approximately $1.6 million. At the closing of the PMCIS transaction, the Company paid $5,000,000 in cash and agreed to make two earn-out payments on the first and second anniversary dates of the closing. The first earn-out payment will equal 1.0% of PMCIS's standard fee assets under management in excess of $500 million, determined on the one-year anniversary of the closing of the PMCIS acquisition, not to exceed $2.0 million, plus interest thereon at a rate of 8.75%. The second earn-out payment will equal 1.0% of PMCIS's standard fee assets under management in excess of $700 million, determined on the two-year anniversary of the closing of the PMCIS acquisition, not to exceed $2.0 million. PMCIS is now a wholly owned subsidiary of the Company, and the Company anticipates that PMCIS will continue to operate as a wholly owned subsidiary of the Company in the near future.

      In connection with the PMCIS acquisition, on September 24, 1997, the Company sold 1,220,749 shares of its Common Stock in the PMCIS Private Placement at a price of $6.00 per share. The Purchases received registration rights with respect to the Common Stock purchased. The proceeds from this transaction, after deducting expenses relating to the issuance of the Common Stock, were approximately $6,500,000, of which the Company used $5,000,000 to purchase PMCIS at the PMCIS closing and a substantial amount of the balance for employee severance, relocation, and related expenses associated with the closing of PMCIS's Atlanta headquarters.

Properties

      The Company leases approximately 20,000 square feet of office space for its corporate headquarters in the Qwest Tower at 555 17th Street, Denver, Colorado pursuant to a lease which expires in 2001. The Company pays approximately $20,000 per month for this office space. PMCIS subleases approximately 12,000 square feet of office space in the Galleria Plaza, 100 Galleria Parkway, Suite 1200, Atlanta, Georgia, pursuant to a sublease which expires April, 1999. PMCIS pays approximately $24,000 per month for this office space. On January 21, 1998, PMCIS entered into a sublease agreement for its Atlanta office space. Pursuant to the agreement, PMCIS sublet a substantial portion of the above described office space for: $4.25 per square foot until February 17, 1998; $8.50 per square foot from February 17, 1998 until March 31, 1998; and $17.00 per square foot from April 1, 1998 until the termination of the lease in April, 1999. PMCIS still occupies the remaining space and will remain responsible for the balance of the lease payments not covered by such sublease.

Employees

      The Company and its subsidiaries has a staff of 89 persons as of March 31, 1998, all full-time employees, including approximately 55 professionals. None of the Company's employees are subject to a collective bargaining agreement. The Company's management considers the Company's employee relations to be good.

Legal Proceedings

      In early June 1997, the Company received a letter from an attorney representing a former employee which threatened litigation relating to a dispute over such former employee's remuneration by the Company unless the Company agreed to settle with him by a specified date. The Company responded to the letter and stated its position that no amounts are owed. By correspondence from The National Association of Security Dealers ("NASD") dated
December 19, 1997, PMC was notified that the matter was submitted by the employee to the NASD for arbitration. The employee is seeking damages for lost earnings from his prior employer, lost commissions from PMC and other damages, totaling $1,190,000. PMC has responded to the NASD Arbitration demand by denying that the NASD has jurisdiction over the matter and seeking to have the matter dismissed. The matter has been transferred to the NASD's regional office in Atlanta, Georgia. The Company believes that the claims described in the NASD Arbitration notice are without basis and intends to defend the matter vigorously.

      In October 1997, the Company notified its then Executive Vice President, Mr. David Andrus, that under the terms of his employment agreement, his employment with the Company as an officer and employee would cease effective January 11, 1998. The employment agreement stipulated that Mr. Andrus was to receive severance payments in an amount equal to his base salary, payable ratably on a semi-monthly basis for up to one year after the date of his separation from the Company. Such payments would cease sooner in the event Mr. Andrus were to gain employment affording him comparable compensation. The Company believes there is sufficient basis to dispute Mr. Andrus' right to receive severance payments. The Company ceased paying Mr. Andrus in February 1998, retained legal counsel regarding this matter and has notified Mr. Andrus that the Company disputes his right to receive such payments. An attorney for Mr. Andrus has made demand on the Company for payments under the agreement. The Company intends to vigorously defend this matter.

      The Company is not aware of any other material legal proceedings or investigations currently pending or threatened against the Company. See "Management--Employment Agreements."


                             MANAGEMENT

Directors and Executive Officers

      The following table sets forth certain information regarding the Company's directors and executive officers:

      Name                Age           Position
Kenneth S. Phillips        46     President, Chief Executive
                                  Officer and Director

Scott A. MacKillop         46     Executive Vice President, Chief
                                  Operating Officer and Director

Stephen M. Ash             40     Chief Financial Officer and
                                  Treasurer

Maureen E. Dobel           39     General Counsel, Corporate
                                  Secretary and Director

J. W. Nevil Thomas         59     Chairman of the Board of
                                  Directors

D. Porter Bibb             60     Director

Emmett J. Daly             37     Director

Richard C. Hyde            52     Director

      Kenneth S. Phillips--President and Chief Executive Officer, Director. Mr. Phillips founded PMC in 1986 and serves as the President and Chief Executive Officer of the Company. Mr. Phillips is responsible for corporate direction, product development and strategic planning. He was co-founding participant in the Wilshire cooperative in 1986 (associated with the institutional consulting firm Wilshire Associates). He served as Chairman of the Publications Committee of the Investment Management Consultants Association ("IMCA") in 1994 and 1995, as a member of IMCA s officer and director Nominating Committee in 1994 and 1996, and has recently been elected to serve as a member of IMCA's Advisory Council. IMCA is the investment consulting industry's principal trade organization with more than 1,200 members, representing virtually all the major national, regional and independent consulting firms. Additionally, Mr. Phillips has been a guest speaker for the International Association of Financial Planners, the Investment

Management Institute and the Institute for International Research. Mr. Phillips received his education at Colorado State University and holds numerous NASD license designations.

      Scott A. MacKillop--Executive Vice President, Chief Operating Officer, Director. Mr. MacKillop joined the Company in September 1997 as a Director, Executive Vice President and the Chief Operating Officer of the Company, and as President of PMCIS, the Company's wholly owned subsidiary, as Chief Operating Officer of Optima, a wholly owned subsidiary of PMCIS, and as a member of the Boards of Directors of both PMCIS and Optima. Mr. MacKillop was appointed to the Board of Directors on October 27, 1997. Mr. MacKillop has been employed by PMCIS since 1992. From 1991 until 1992 Mr. MacKillop served as outside general counsel to PMCIS. Mr. MacKillop received a B.A. degree from Stanford University in 1972 and a J.D. degree from George Washington University Law School in 1976.

      Stephen M. Ash, CPA--Chief Financial Officer and Treasurer. Mr. Ash joined the Company during the fourth quarter of 1997 as Vice President Finance and Operations. In February, 1998 he was named Treasurer and President of Portfolio Brokerage Services, Inc., the Company's wholly owned subsidiary. He was named Chief Financial Officer in March 1998. Prior to joining the Company, from 1994 until 1997, Mr. Ash was a Senior Operations Manager for Mees Pierson Trust Company, a division of Fortis, located in Curacao, Netherlands Antilles. Mr. Ash has more than ten years experience as a Certified Public Accountant, first as a Senior Manager in the audit department of KPMG - Peat Marwick from 1986 to 1993, and then as a Senior Manager with Ernst & Young from 1993 to 1994, specializing in the audit of off-shore mutual funds, partnerships, and other investment vehicles. Mr. Ash is a graduate of The State University of New York with a B.S. in Business Administration..

      Maureen E. Dobel--General Counsel, Corporate Secretary and Director. Ms. Dobel joined PMC in September 1995 as Corporate Counsel and was named General Counsel and Corporate Secretary in December 1995. Ms. Dobel was appointed to the Board on March 27, 1998. Prior to joining PMC, Ms. Dobel spent eight years in private practice, specializing in securities, corporate, real estate and transactional matters. Ms. Dobel received a B.A. degree from Drake University in 1980 and J.D. degree from the University of Nebraska--Lincoln College of Law in 1984.

      J.W. Nevil Thomas--Chairman of the Board. Mr. Thomas has been a Director of the Company since July 1995. Since 1970 Mr. Thomas has served as President of Nevcorp, Inc., an investment and a financial and management consulting firm. In addition, Mr. Thomas is a director of Bedford Capital Financial Corporation (" Bedford") and is Chairman of Bedford Capital Corporation, a subsidiary of Bedford, whose principal business is merchant banking. In addition to being a Director of the Company and of Bedford and its subsidiary as described above, Mr. Thomas is a director of Gan Canada Limited, Reliable Life Insurance Company, Pet Valu Inc., French Fragrances, Inc., Old Republic Insurance and several other private Canadian and American companies. Mr. Thomas holds a B.B. Com. from the University of Toronto, an M.A. in Economics from Queens University, an M.B.A. from York University and is a Chartered Financial Analyst.

      D. Porter Bibb--Director. Mr. Bibb became a Director of the Company in October 1995. Mr. Bibb is a Managing Director of Ladenburg, Thalmann & Co., Inc., an investment banking firm. Prior to joining Ladenburg in 1984, Mr. Bibb was a Managing Director of Bankers Trust Company, involved in the start-up of their investment banking operations. Prior to that time, he was Director of Corporate Development for the New York Times. In addition to being a Director of the Company, Mr. Bibb is a Director of East Wind Group, Inc. Mr. Bibb has a B.A. in History, Economics and Political Science from Yale University and engaged in graduate studies at New York University, London School of Economics and Harvard Business School.

      Emmett J. Daly--Director. Mr. Daly became a Director of the Company in February 1997. Mr. Daly is currently Senior Vice President of Corporate Finance of Keefe, Bruyette & Woods, Inc., an investment banking firm that Mr. Daly joined in 1987 as an Associate in the Corporate Finance Department. Before that time he spent two years as Credit Analyst followed by one year as an Assistant Treasurer of Manufacturers Hanover Trust Company. Mr. Daly received a B.A. in Economics from College of the Holy Cross and his M.B.A from the Kenan Flager School of Business at University of North Carolina, Chapel Hill.

      Richard C. Hyde--Director. Mr. Hyde became a director of the Company in July 1997. Mr. Hyde is President of Moreland Capital, Inc., an asset management and investment consulting firm. He is also a Principal in Vestor Associates, LLC, the general partner of Vestor Partners, LP, a private equity investment fund. Prior to his current affiliations, from 1970 to 1995 Mr. Hyde served in investment/asset management positions with Ameritrust Company and its successor organizations, Society Corporation and Key Corp.
From 1984 through 1993, he was Chief Investment officer. From 1993 through 1995, Mr. Hyde was the CEO of Society Asset Management and Managing Director of Key Asset Management Holdings. Mr. Hyde holds both a Bachelor of Science and MBA -- Finance from Miami University of Ohio.

      The Bylaws of the Company were amended in December 1996 to set the number of members of the Board of Directors at seven. Under subscription agreements with investors in the December 1996 Offering, those investors are entitled to designate one director and one additional director is to be mutually acceptable to the Company and such investors. The mutually acceptable director is currently Emmett J. Daly, a Senior Vice President of KBW. The director to be designated by the investors is Mr. Hyde.

      Under a Shareholders Agreement dated December 1996 among Bedford, the Company, Mr. Phillips, Mr. Andrus and KP3 (as successor to P&A), (i) so long as Bedford holds at least 10% of the Company's outstanding Common Stock, it is entitled to designate one director, (ii) so long as Bedford holds at least 5% of the Company's outstanding Common Stock, Bedford is entitled to designate one additional director reasonably acceptable to Mr. Phillips and (iii) Mr. Phillips is entitled to designate three directors, including one member of senior management designated after the date of the agreement. Mr. Thomas currently is the director designated by Bedford. The director designated by Bedford, acceptable to Mr. Phillips, currently is Mr. Bibb.
Mr. Phillips, Mr. MacKillop and Ms. Dobel are the three directors Mr. Phillips is entitled to designate.

Compensation of Directors

      During 1997, the Company did not pay its employee directors for attending board meetings. Each of the three outside directors received a $5,000 annual retainer and a $500 fee for each meeting attended. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. On February 28, 1997, Mr. Daly was granted options to purchase 12,500 shares of Common Stock at an exercise price of $10.00 per share. Such options expire five years from the date of grant and vest 20% at such time as the average bid and offer price for the Common Stock equals $10.00, $14.00, $18.00, $22.00, and $26.00, respectively, for twenty consecutive trading days. On July 9, 1997, Mr. Hyde was granted options to purchase 12,500 shares of Common Stock at an exercise price of $7.872 per share. Mr. Hyde's options expire five years from the date of grant and vest 20% at such time as the average bid and offer price for the Common Stock equals $7.872, $11.872, $15.872, $19.872, and
$23.872, respectively, for twenty consecutive trading days. On October 27, 1997, Mr. MacKillop was granted options to purchase 12,500 shares of Common Stock at an exercise price of $6.485 per share. Mr. MacKillop's options expire five years from the date of grant and vest 20% at such time as the average bid and offer price for the Common Stock equals $6.485, $10.50, $14.50, $18.50, and
$22.50, respectively, for twenty consecutive trading days.

      On March 27, 1998, Ms. Dobel was granted options to purchase 12,500 shares of Common Stock at an exercise price of $4.75 per share. Such options expire five years from the date of grant and vest 20% at such time as the average bid and offer price for the Common Stock equals $4.75, $8.75, $12.75, $16.75 and $20.75, respectively, for twenty consecutive trading days.

Committees of the Board of Directors

      The Company's Board has established an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee is composed of Messrs. Daly, Thomas and Phillips, two of whom are independent directors. The functions of the Audit Committee are to recommend to the Board the appointment of independent auditors, to review the plan and scope of any audit of the Company's financial statements and to review the Company's significant accounting policies and other related matters.

      The Compensation Committee consists of three independent directors who are not employees of the Company. Messrs. Bibb, Daly and Hyde currently serve as the members of the Compensation Committee. The functions of the Compensation Committee are to make recommendations to the Board regarding the compensation of executive officers and to administer the Company's bonuses and stock option plans, including, if approved, the Equity Incentive Plan. It also makes recommendations to the Board with respect to the compensation of the Chairman of the Board and the Chief Executive Officer and approves the compensation paid to other senior executives.

      The Executive Committee consists of Messrs. Phillips,
MacKillop and Daly. The Executive Committee possesses the powers and discharges the duties of the Board between meetings of the full Board.


Executive Compensation

      The following table provides certain information concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the three other executive officers whose salary and bonus exceeded $100,000 in 1997 (the "Named Executive Officers").

                    Summary Compensation Table
                                                         Long-Term
                             Annual Compensation         Compensation
                           --------------------------    ------------
                                                         Securities
                    Fiscal                 Other         Underlying
Name and Principal         Salary   Bonus  Annual
 Position           Year     ($)     ($)   Compensation  Options(1)
------------------------------------------------------------------------

Kenneth S.           1997   300,865    50,000       *           938
Phillips(2)          1996   252,000         -       *        12,500
President, Chief     1995   228,124         -       *           -0-
Executive Officer

Scott A. MacKillop   1997   206,331(2)                       75,750
Executive Vice
President & Chief
Operating Officer

David L. Andrus(4)   1997   292,500    50,000                   -0-
Former Executive     1996   240,000         -               262,500
Vice President       1995    40,000         -                   -0-

Vali Nasr(5)         1997   191,456    20,360                   -0-
Former Chief         1996   129,375     9,640                12,500
Financial Officer &  1995   126,475                             -0-
Treasurer

(1) The shares of Common Stock to be received upon the exercise of all stock options granted during the period covered by the Table.
(2) Mr. MacKillop joined the Company in September 1997, in connection with the acquisition of PMCIS.
(3) Includes $150,000 in salary received in 1997 from PMCIS for services rendered prior to its acquisition by the Company.
(4) Mr. Andrus' employment with the Company terminated effective
    January 11, 1998.
(5) Mr. Nasr's employment with the Company terminated effective
    January 30, 1998. Subsequently, Mr. Nasr served as a consultant to the Company until mid-March 1998.
* Amount received was less than $50,000 or 10% of total salary and bonus for the year.

      During the year ended December 31, 1997, the Company granted to the Named Executive Officers options to acquire a total of 76,688 shares of Common Stock as set forth in the following table.

                 Option Grants in Last Fiscal Year
      Name          Number of    % of Total   ($/Share)  Expiration
                     Shares       Options     Exercise      Date
                   Underlying    Granted to     Price
                     Options     Employees
                    Granted          in
                                    Fiscal
                                 Year(4)
Kenneth S. Phillips   938(1)              0.6    6.485    12/31/2002

Scott A. MacKillop 62,500(2)             51.6    6.485    09/24/2003
                   12,500(3)                     6.485    10/27/2002
                      750(1)                     6.485    12/31/2002
_______________________

(1)   Options were granted on December 31, 1997 and are fully vested.
(2)   Options were granted on September 24, 1997 and vest ratably
      20% per year over a five-year period commencing September 24, 1998.
(3) Options were granted on October 24, 1997; 2,500 options are vested and 20% of the remainder vest each time the average bid and asked price of the Common Stock equals $4.75, $8.75, $12.75, $16.75 and $20.75, respectively, for twenty consecutive trading days.
(4) Based on an aggregate of 146,826 options granted in 1997 to employees of the Company, including the Named Executive Officers.


      The following table sets forth certain information with respect to the value of options held at December 31, 1997 by the Named Executive Officers. The Named Executive Officers did not exercise any options to purchase Common Stock during 1997.

                    Fiscal Year End Option Values

         Name          Number of Securities          ($)Value of
                            Underlying               Unexercised
                        Unexercised Options      In-the-Money Options
                            at Year End             at Year End (1)
                       ------------------------ ----------------------
                       ExercisableUnexercisable ExercisableUnexercisable
                       ------------------------ ----------------------
Kenneth S. Phillips         5,938      7,500     $12,500    $18,750
David L. Andrus           193,750(2)       0     $71,250          0
Scott A. MacKillop          3,250     72,500         $49     $1,088
Vali Nasr                  12,500(3)       0     $31,250          0


(1) The closing price for the Common Stock as reported on the Nasdaq National Market on December 31, 1997 (the last day of trading in 1997) was $6.50. Value is calculated on the basis of the difference between the option exercise price and $6.50, multiplied by the number of shares of Common Stock underlying the option.
(2)   As of April 11, 1998, options to purchase 23,750 shares expired.
(3)   As of April 30, 1998, options to purchase 12,500 shares wil expire.

Employment Agreements

      The Company has employment agreements with Mr. Phillips, its President and Chief Executive Officer, and PMCIS has an employment agreement with Mr. MacKillop, the Executive Vice President and Chief Operating Officer of the Company. In addition, the Company had an employment agreement with Mr. Andrus, its former Executive Vice President.

      The employment agreement with Mr. Phillips is dated July 26, 1995 and is for a three-year term. Either party may terminate the agreement upon 90 days' prior notice. The agreement provides for a minimum salary of $240,000 ($300,000 if the Company has pre-tax profits of at least $1,000,000), 40% of the annual bonus pool (equal to 10% of the Company's pre-tax profits), a car allowance, and participation in the Company's other benefit plans. Effective January

1, 1997, Mr. Phillips salary was increased to $300,000. If the Company terminates the agreement without cause, it will be obligated to make severance payments to Mr. Phillips in an amount equal to two-years' compensation. In addition, the agreement provides that any options granted to Mr. Phillips vest immediately upon his death or upon a change in control of the Company.

      The employment agreement with Mr. MacKillop is dated September 23, 1997, and is for a two-year term. PMCIS may terminate the agreement at any time after the one-year anniversary of the date of the agreement by giving six months' prior written notice. The agreement provides for a minimum salary of $240,000, an annual bonus of up to $50,000, options to acquire 62,500 shares of Common Stock, and participation in the Company's other benefit plans.

      The employment agreement with Mr. Andrus is dated July 26, 1995, was amended in December 1996 and was terminated effective January 11, 1998. It provided for a three-year term ending November 1998 terminable by either party upon 90 days' prior notice. The agreement provided for a minimum salary of $240,000, options to acquire 250,000 shares of Common Stock, and participation in the Company's other benefit plans. Effective January 1, 1997, Mr. Andrus salary had been increased to $300,000. The agreement provided that all options granted to Mr. Andrus vest immediately upon a change in control of the Company. On October 13, 1997, the Company notified Mr. Andrus that his affiliation with the Company as an officer and employee would cease effective January 11, 1998. The Agreement provided that, if Mr. Andrus were terminated without cause, he would receive severance payments in an amount equal to his base salary, payable ratably on a semi-monthly basis for up to one year after January 11, 1998, the date of his separation from the Company. Such payments would cease sooner in the event Mr. Andrus were to gain employment affording him comparable compensation. The Company believes there is sufficient basis to dispute Mr. Andrus' right to receive severance payments. The Company ceased paying Mr. Andrus in February 1998, retained legal counsel regarding the matter and has notified Mr. Andrus that the Company disputes his right to receive such payments. An attorney for Mr. Andrus has made demand on the Company for payments not made. The Company intends to vigorously defend this matter. See "Business--Legal Proceedings."

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table and related notes contain information concerning beneficial ownership of the Company's Common Stock as of March 31, 1998 by: (i) each person known by the Company to own beneficially more than five percent of the Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, and
(iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, each stockholder has sole voting and investment power with respect to shares listed in the table. The share amounts in this table reflect shares of Common Stock issuable upon the exercise of options and warrants exercisable within the next 60 days.

            Name             Address      Number of  Percent of
                                            Shares      Class

-------------------------------------------------------------------
    Kenneth S. Phillips 555 Seventeenth   688,379(1)  14.2     %
                        Street, 14th Fl.
                        Denver, Colorado
                        80202
-------------------------------------------------------------------
    Scott A. MacKillop  555 Seventeenth     8,750(2)     *
                        Street, 14th Fl.
                        Denver, Colorado
                        80202
-------------------------------------------------------------------
    Stephen M. Ash      555 Seventeenth         0        --
                        Street, 14th Fl.
                        Denver, Colorado
                        80202
-------------------------------------------------------------------
    Maureen E. Dobel    555 Seventeenth     7,001(3)     *
                        Street, 14th Fl.
                        Denver, Colorado
                        80202
-------------------------------------------------------------------
    J.W. Nevil Thomas   Scotia Plaza,       7,500(4)     *
                        Suite 4712
                        40 King Street
                        West
                        Toronto, Ontario
                        M5H 3Y2
-------------------------------------------------------------------
    D. Porter Bibb      540 Madison         5,000(5)     *
                        Avenue
                        New York, New
                        York 10022
-------------------------------------------------------------------
    Emmett J. Daly      Two World Trade    52,500(6)   1.1
                        Center, 85th Fl
                        New York, New
                        York  10048
-------------------------------------------------------------------
    Richard C. Hyde     Moreland            2,500(7)     *
                        Capital, Inc.
                        30050 Chagrin
                        Blvd., Suite 100
                        Pepper Pike,
                        Ohio 44124
-------------------------------------------------------------------
    Vali Nasr(8)        4770 W. Easter     12,500(9)     *
                        Ct.
                        Littleton,
                        Colorado, 80123
-------------------------------------------------------------------
    David L. Andrus(10) 2554 Linden Drive 196,750(11)  3.6
                        Boulder, CO 80304
-------------------------------------------------------------------
    Bedford Capital     2nd Floor,        742,812(12) 15.2
    Financial           Charlotte Hs.
    Corporation         Shirly Street,
                        Box N964
                        Nassau, Bahamas
-------------------------------------------------------------------
    KP3, LLC            555 Seventeenth   410,961(13)  8.5
                        Street, 14th Fl.
                        Denver, Colorado
                        80202
-------------------------------------------------------------------
    OCH ZIFF Capital    153 E. 53rd       466,666      9.6
    Management          Street, 43rd Fl.
                        New York, NY
                        10022
-------------------------------------------------------------------
    Bay Pond Partners,  c/o Wellington    365,833      5.6
    L.P.                Management
                        Company, L.L.P.,
                        75 State Street
                        Boston,
                        Massachusetts
                        02109
-------------------------------------------------------------------
    Bay Pond Investors  c/o Wellington    270,250      7.5
    (Bermuda), Ltd.     Management
                        Company, L.L.P.,
                        75 State Street
                        Boston,
                        Massachusetts
                        02109
-------------------------------------------------------------------
    Wheatley Partners,  80 Cutter Mill    401,916      8.3
    L.P.                Road, Suite 311
                        Great Neck, New
                        York  11021
-------------------------------------------------------------------
    All Officers and
    Directors as a       . . . . . . . .  771,630     15.68
    group (8 persons)   . . . . . . . .
    . . . . . . . .     . . . . . . . . .

-------------------------------------------------------------------
 *    Less than 1%.

(1) Includes 410,961 shares owned by KP3, of which Mr. Phillips is the managing member and has the controlling ownership interest and 6,375 shares underlying presently exercisable warrants.
(2)   Includes 2,500 shares underlying presently exercisable options.
(3)   Includes 7,001 shares underlying presently exercisable options.
(4) Includes 5,000 shares underlying presently exercisable options and 2,500 shares owned by Mr. Thomas' spouse, Suzanne E. Thomas. Does not include shares owned by Bedford of which Mr. Thomas is a director and a 6.13% shareholder.
(5)   Includes 5,000 shares underlying presently exercisable
      options.   Does not include 50,000 shares underlying presently
      exercisable options granted to Ladenburg, Thalmann & Co., Inc., of which Mr. Bibb is a managing director.
(6) Includes 6,250 shares jointly owned with Regina Daly and 36,250 shares underlying presently exercisable options.
(7) Includes 2,500 shares underlying presently exercisable options.
(8) As of January 30, 1998, Mr. Nasr no longer was an officer or employee of the Company.
(9) Includes 12,500 shares underlying presently exercisable options, which expire April 30, 1998.
(10) As of January 11, 1998, Mr. Andrus no longer was an officer or employee of the Company.
(11) Includes 196,750 shares underlying presently exercisable options, of which 23,750 expire April 11, 1998.
(12) Includes 34,062 shares underlying presently exercisable options or warrants issued by the Company and 58,750 shares owned by KP3 and included in the beneficial ownership of Mr. Phillips that Bedford may acquire pursuant to a presently exercisable option.
(13) Shares beneficially owned by KP3 are also included in shares beneficially owned by Mr. Phillips; and 58,750 of such shares also have been included in the beneficial ownership of Bedford.


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In July 1995, the Company's then Chief Executive Officer and a director, Marc Geman, resigned. In connection with his resignation, Mr. Geman was entitled to severance payments totaling $180,000, due in monthly payments of $15,000. As of December 31, 1996, Mr. Geman had received all of the severance payments to which he was entitled. The Company also entered into an Indemnification Agreement with Mr. Geman whereby the Company agreed to hold him harmless, in an amount not to exceed $100,000, for expenses incurred in defense of the pending investigation by the Commission. As of March 31, 1998, a total of $100,000 in indemnification payments had been made by the Company under that agreement.

      David L. Andrus, former Executive Vice President of the Company, participated in the June 1996 offering of debt securities and warrants. Mr. Andrus purchased $100,000 principal amount, of subordinated debt and received a promissory note and warrants to purchase 25,000 shares of Common Stock. In addition, certain employees of PMC participated in the offering, purchasing a total of $162,500 of subordinated debt and receiving warrants to purchase 40,625 shares of Common Stock. Mr. Andrus and the other Company employees participated in the offering on the same terms as all other investors. See "Business--Corporate History--December 1995 and June 1996 Offerings."

      In November 1996 the Company borrowed $250,000 to fund working capital requirements pending the closing of a private placement of Common Stock in December 1996. The lenders included Mr. Phillips and Mr. Andrus, the Company's President and Chief Executive Officer and former Executive Vice President, respectively, and certain other employees of the Company. Bedford, a shareholder affiliate of the Company, and Keefe, Bruyette & Woods, Inc., the placement agent for the December 1996 Offering, were also lenders. The loans were evidenced by 12% notes repaid upon the closing of the December 1996 Offering. The lenders also received warrants to purchase a total of 6,250 shares of Common Stock at a price of $6.50 per share and registration rights with respect to the shares of Common Stock underlying the warrants. See "Business--Corporate History--November 1996 Bridge Loan."

      In December 1996, the Company completed a restructuring of its outstanding debt. As part of the restructuring, Bedford and certain of its assignees were repaid certain of the subordinated debt held by them, exercised certain of the warrants held by them, were issued certain shares of Common Stock by the Company in cancellation of their other warrants and were issued new five-year warrants to purchase 37,500 shares of the Common Stock with an exercise price equal to the price to investors in the December 1996 Offering. As a result of these transactions, all $3 million in outstanding debt previously owed by the Company to Bedford and its assignees was eliminated. Bedford also relinquished certain rights held by it and its right to elect directors of the Company was modified such that Bedford now has the right to designate one director so long as it holds at least 10% of the outstanding Common Stock. In addition, at least one additional director must be acceptable to Bedford and the Company so long as Bedford owns at least 5% of the outstanding Common Stock. Bedford also retained demand and piggyback registration rights with respect to restricted securities acquired by it from the Company. In connection with the restructuring, the Company's consulting agreement with Nevcorp, Inc., was terminated. See "Business--Corporate History--December 1996 Restructuring."

      In connection with the December 1996 restructuring, the investors in the December 1995 and June 1996 Offerings exercised their warrants to purchase an aggregate of 375,000 shares of Common Stock and surrendered canceled promissory notes in the aggregate principal amount of $1,500,000 in satisfaction of the exercise price for the warrants. In connection with the exercise of warrants and cancellation of debt, the investors also received, pro rata, five-year warrants to purchase an aggregate of 37,500 shares of Common Stock at an exercise price of $8.50 per share. The brother and father of Mr. Phillips, the Company's President and Chief Executive Officer, Mr. Andrus, former Executive Vice President of the Company, and certain other employees of the Company, participated in the restructuring on the same terms as the other parties.

      Commencing in December 1996, the Company has provided certain financial assistance to KP3, a limited liability company principally owned and controlled by Mr. Phillips, the Company's President and Chief Executive Officer. See "Business - Corporate History - Phillips & Andrus, LLC; KP3, LLC" for a summary of these transactions.

      On September 24, 1997, the Company completed the acquisition of PMCIS by acquiring all of the outstanding capital stock of PMCIS from its seven shareholders. Mr. MacKillop was the President and a minority shareholder of PMCIS. The Company paid to the PMCIS shareholders $5.0 million in cash at closing and agreed to make two earn-out payments on the first and second anniversary dates of the closing. In connection with the stock purchase, the Company agreed to indemnity the shareholders against certain claims for a period of 30 months after the closing or, in some cases, for a longer period of time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," and "Business--Corporate History--PMCIS Acquisition and Financing."

      As part of the September 1997 offering, Emmett J. Daly and J.W. Nevil Thomas, directors of the Company, Scott A. MacKillop, the President of PMCIS and current Executive Vice President, Chief Operating Officer and Director of the Company, Michael T. Wilkinson, a former director and principal shareholder of PMCIS, and two other PMCIS employees participated in the offering. All of such individuals participated in the offering on the same terms as all other investors. See "Business--Corporate History--PMCIS Acquisition and Financing."


                      DESCRIPTION OF SECURITIES

      The Company is authorized to issue 50,000,000 shares of Common Stock, $0.01 par value. As of April 16, 1998, the Company had
4,857,803 shares of Common Stock issued and outstanding with rights, options and warrants outstanding which could require the Company to issue 1,083,448 additional shares of Common Stock.

Common Stock

      Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors. Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available therefor and, in the event of liquidation, and subject to the rights of the holders of Preferred Stock, to share pro-rata in any distribution of the Company s assets after payment of liabilities. No dividends may be paid on the Common Stock unless dividends payable on the Preferred Stock are current. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid in the foreseeable future.

      Holders of Common Stock do not have preemptive rights to subscribe to additional shares of capital stock if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable.

      Registration  Rights.  Common Stock  issuable  upon exercise of warrants issued in connection with the November 1996 Bridge Loan and the December 1996 Restructuring and Common Stock issued in the December 1996 Offering has the following registration rights: an
obligation   by  the  Company   and  effect  and   maintain  a  shelf
registration until such time as the registered shares are sold or are otherwise transferable during which time holders of 25% of the registrable securities can request an underwritten offering. The Company filed Registration Statement Number 333-21335 pursuant to these rights. All Common Stock issued or issuable to Bedford shares this registration right and also has the right to piggyback on public offerings by the Company.

      Common Stock issued in connection with the September 1997 PMCIS Financing has the following registration rights: an obligation by the Company and effect and maintain a shelf registration until such time as the registered shares are sold or are otherwise transferable during which time holders of 25% of the registrable securities can request an underwritten offering. The Company filed Registration Statement Number 333-40805 pursuant to these rights.

Preferred Stock

      The Company is authorized to issue 5,000,000 shares of preferred stock. Under Colorado law, the rights, preferences and limitations of the preferred stock may be established from time to time by the Company s Board of Directors. The Company s Articles of Incorporation, as amended (the "Articles") provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designation preferences, and relative participation, optional or other special rights, and the qualifications, limitations or restrictions of the shares of any series so established.

      As of the date of this Prospectus, the only series of preferred stock to be designated is the $0.325 Cumulative
Convertible Series A Preferred Stock ("Series A Preferred") with
450,000 shares authorized of which 138,182 shares are issued and outstanding.

      Holders of the Series A Preferred are entitled to receive dividends at a rate of $.325 per share per annum. Dividends are payable semi-annually on January 15 and July 15 in each year, but only when and as authorized by the Board of Directors of the Company out of assets legally available for dividends. Dividends accrue from the date of issuance of the shares and are cumulative. The first dividend due on July 15, 1991, was paid. The preferred dividends due subsequently have not been paid by the Company, and as a result, the dividends have cumulated.

      Upon liquidation or dissolution of the Company, holders of the Series A Preferred are entitled to a preference over the holders of Common Stock in an amount per share equal to the original purchase price attributed to a share of Series A Preferred ($2.50), plus all unpaid cumulative dividends. As of March 31, 1998, cumulative dividends in arrears with respect to the Series A Preferred totaled approximately $298,419. The Series A Preferred is non-participating and the holders of the Series A Preferred have no preemptive rights and no voting rights except as may be required by Colorado law.

      At the option of the Company, the Series A Preferred may be redeemed in whole or in part, at any time at a price of $2.75 per share, plus unpaid cumulative dividends, upon 45 days' prior written notice. Redemption can only occur if certain conditions, which have not occurred as of the date of this Prospectus, are satisfied. The voluntary conversion rights have expired.

      The Company may, in the future, issue other series of preferred stock having terms established by the Company's Board of Directors without requiring the approval of holders of the Common Stock. Any such issuance of preferred stock could make removal of the Company's management more difficult than at present. The provisions relating to preferred stock will make the removal of management more difficult even if such removal would be considered beneficial to shareholders generally, and may have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by incumbent management. Because the Board of Directors has authority to establish the terms of the preferred stock, such stock could be issued to defend against an attempted takeover of the Company.

                        SELLING SHAREHOLDERS


      The following  table sets forth certain  information  regarding the  Selling  Shareholders  and the  Shares  offered  by the  Selling
Shareholders   pursuant  to  this  Prospectus.   Of  the  3,450,973
Shares  offered  hereby  for  resale  by  the  Selling  Shareholders,
393,752  Shares  represent shares of Common Stock to be issued upon the  exercise of  outstanding  warrants and stock  options  issued by
the Company.  See  "Description  of Capital  Stock."    As more fully
disclosed in the footnotes  to this  table,  certain of the   Selling
Shareholders are currently, or have been within the past three years, officers or directors of the Company or have had other material relationships with the Company. Because the Selling Shareholders may offer all or  some  portion  of the  Shares  pursuant  to this  Prospectus,  no estimate  can be given as to the  amount of the  Shares  that will be held  by the  Selling  Shareholders  upon  termination  of  any  such
offering.   The  amount  of  Shares   offered   hereby  may  in  some
instances  exceed  the  number of Shares of Common  Stock  owned by a
particular   Selling   Shareholder   prior  to  the  offering.   This
difference is due to Shares of Common Stock issuable by the Company to Selling Shareholders upon their exercise of options. Unless otherwise indicated, all ownership amounts after the Offering are less than 1% of the Company's Common Stock.

--------------------------------------------------------------------------
                       Shares                    Shares       %
                    Beneficially  Number of   Beneficially   Ownership
Selling Shareholder     Owned      Shares       Owned          After
                      Prior to    Offered      After the       the
                      Offering     Hereby     Offering (9)   Offering (9)

--------------------------------------------------------------------------
Andrus, David (1)(2)   173,000       3,000       170,000              3.4
--------------------------------------------------------------------------
1051816 Ontario, Inc.   13,750      13,750             0              0
--------------------------------------------------------------------------
Apex Investment          3,750       3,750             0              0
Fund, Ltd.
--------------------------------------------------------------------------
Atkinson, William (2)   29,634      29,634             0              0
--------------------------------------------------------------------------
Ball, George            27,500      27,500             0              0
--------------------------------------------------------------------------
Barlow Partners, Inc.   28,333      25,000         3,333              *
--------------------------------------------------------------------------
Bay Pond Investors     270,250     235,250        35,000              *
(Bermuda), L.P.
--------------------------------------------------------------------------
Bay Pond Partners,L.P. 406,083     327,750        78,333              1.6
--------------------------------------------------------------------------
Bedford Capital          1,563       1,563             0              0
Financial, Inc.
--------------------------------------------------------------------------
Bedford Capital        682,500     682,500             0              0
Financial Corp.
--------------------------------------------------------------------------
Bibb, D. Porter (3)      5,000      12,500             0              *
--------------------------------------------------------------------------
Boston Provident       160,250     160,250             0              0
Partners, L.P.
--------------------------------------------------------------------------
Bowden, Roger (4)       40,385         250        40,135              *
--------------------------------------------------------------------------
Boyd, Joseph            28,250      28,250             0              0
--------------------------------------------------------------------------
BP Institutional        25,000      25,000             0              0
Partners, L.P.
--------------------------------------------------------------------------
BP Overseas             25,000      25,000             0              0
Partners, L.P.
--------------------------------------------------------------------------
Calandrella, Dorothy     3,437       3,437             0              0
--------------------------------------------------------------------------
Canmerge                18,750      13,750         5,000              *
Consultants Limited
--------------------------------------------------------------------------
Conner Clark & Co., Ltd.29,250      29,250             0              0
--------------------------------------------------------------------------
Creative Business       62,500      62,500             0              0
Strategies, Inc.
--------------------------------------------------------------------------
Daly, Emmett (3)        52,500      43,750        18,750              *
--------------------------------------------------------------------------
DeArman, William         6,875       6,875             0              0
--------------------------------------------------------------------------
Devonshire Trust        13,750      13,750             0              0
--------------------------------------------------------------------------
Dobel, Maureen (3)(5)    7,001         313         6,688              *
--------------------------------------------------------------------------
Drury, John             27,500      27,500             0              0
--------------------------------------------------------------------------
ESB Consultants, Inc.   13,750      13,750             0              0
--------------------------------------------------------------------------
Euro Credit            140,813     135,813         5,000              *
Investments, Ltd.
(Global)
--------------------------------------------------------------------------
Fruh, Donald             2,652       2,652             0              0
--------------------------------------------------------------------------
Geman, Marc (2) (6)      1,385         875           510              *
--------------------------------------------------------------------------
Geman, Stuart           42,000      42,000             0              0
--------------------------------------------------------------------------
Goldstone, Allen (2)     5,328       5,328             0              0
--------------------------------------------------------------------------
Haas, Rick               6,875       6,875             0              0
--------------------------------------------------------------------------
Hackley, James,          3,437       3,437             0              0
Hackley, John,
   McAllister,
Robyn &  Hackley,
Jill
--------------------------------------------------------------------------
Investors Financial     27,500      27,500             0              0
Group, Inc.
--------------------------------------------------------------------------
Karnell, Jerry          20,089      20,089             0              0
--------------------------------------------------------------------------
Keefe Bruyette         157,541     115,875        41,666              *
&Woods, Inc.
--------------------------------------------------------------------------
Kling, Carolyn (10)      1,250       1,250             0              0
--------------------------------------------------------------------------
KP3, LLC (7)           410,961     410,961             0              0
--------------------------------------------------------------------------
Ladenburg, Thalman      50,000      50,000             0              0
& Co. Inc.
--------------------------------------------------------------------------
Lotwin, Larry            1,250       1,250             0              0
--------------------------------------------------------------------------
Maritime Global         25,000      25,000             0              0
Subsidiary I, Ltd.
--------------------------------------------------------------------------
Michaels, Richard       12,500      12,500             0              0
--------------------------------------------------------------------------
Morris, Ben              6,875       6,875             0              0
--------------------------------------------------------------------------
Opatowski, Michael(2)   12,500      12,500             0              0
--------------------------------------------------------------------------
Phillips, Ken (8)(3)   277,418     283,980           938              *
--------------------------------------------------------------------------
Phillips, Peter         13,125      13,125             0              0
--------------------------------------------------------------------------
Phillips, Val          13,125      13,125             0              0
--------------------------------------------------------------------------
Sanders, Don            41,250      41,250             0              0
--------------------------------------------------------------------------
Schwartz, Sanford        5,328       5,328             0              0
--------------------------------------------------------------------------
Shore, Daniel            1,250       1,250             0              0
--------------------------------------------------------------------------
Steans, Harrison        75,000      75,000             0              0
--------------------------------------------------------------------------
Steans, Heather         12,500      12,500             0              0
--------------------------------------------------------------------------
Steans, Jennifer        12,500      12,500             0              0
--------------------------------------------------------------------------
Steans, Robin           12,500      12,500             0              0
--------------------------------------------------------------------------
Stradwick, Janette       5,500       5,500             0              0
--------------------------------------------------------------------------
Stradwick, John          8,250       8,250             0              0
--------------------------------------------------------------------------
Thomas, J.W. Nevil(3)(9) 7,500      12,500         2,500              *
--------------------------------------------------------------------------
Tollefson, John         10,375      10,375             0              0
--------------------------------------------------------------------------
Tollefson, John          8,250       8,250             0              0
Trustee
--------------------------------------------------------------------------
Van der Velden,          2,750         250         2,500              *
Peter
--------------------------------------------------------------------------
Wheatley Foreign        27,083      13,750        13,333              *
Partners L.P.
--------------------------------------------------------------------------
Wheatley Partners      374,833     221,500       153,333              3.2
L.P.
--------------------------------------------------------------------------
Yanari, Thomas (4)      41,144       3,438        37,706              *
--------------------------------------------------------------------------

*  Less than 1%.

(1)   Former Executive Vice President of the Company.
(2)   Former Director of the Company.
(3)   Director of the Company.
(4)   Employee of the Company.
(5)   General Counsel of the Company.
(6)   Former Chief Executive Officer of the Company.
(7) Mr. Kenneth Phillips, the President and Chief Executive Officer of the Company, is a member of KP3, LLC.
(8) President and Chief Executive Officer of the Company. Does not include 410,961 shares owned by KP3, LLC of which Mr. Phillips is the principal owner and manager.
(9)   Excludes 2,500 shares owned by spouse.
(10)  Former Senior Vice President of PMC.

                        PLAN OF DISTRIBUTION

      The Selling Shareholders' Shares may be offered and sold from time to time in the discretion of the Selling Shareholders in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale hereunder. The Selling Shareholders' Shares may be sold by one or more of the following methods, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and
(iv) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters'' within the meaning of the Securities Act, in connection with such sales.

      Sales of Selling Shareholders' Shares may also be made pursuant to Rule 144 under the Securities Act, where applicable. The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The Company will receive no proceeds from the sale of the Shares by the Selling Shareholders. The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Shareholders or by agreement between a Selling Shareholder and its underwriters, dealers, brokers or agents.

      To the extent required under the Securities Act, the aggregate amount of Shares being offered and the terms of the offering, the names of any such agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Shareholder and/or purchasers of Shares, for whom they may act. In addition, sellers of Shares may be deemed to be underwriters under the Securities Act and any profits on the sale of Shares by them may be deemed to be discount commissions under the Securities Act. Selling Shareholders may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

      From time to time one or more of the Selling Shareholders may transfer, pledge, donate or assign Shares to lenders, family members and others and each of such persons will be deemed to be a "Selling Shareholder" for purposes of this Prospectus. The number of Shares beneficially owned by those Selling Shareholders who so transfer, pledge, donate or assign Shares will decrease as and when they take such actions. The plan of distribution for Shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Shareholders hereunder.


                            LEGAL MATTERS

      Certain legal matters in connection with the Shares offered hereby have been passed upon for the Company by Holme Roberts &
Owen LLP, Denver, Colorado.


                               EXPERTS

      The financial statements of PMC International, Inc. as of December 31, 1997 and 1996, and for the years then ended included herein have been included herein in reliance upon the report of Spicer, Jeffries & Co., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       ADDITIONAL INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center,
Suite 1300, New York, New York 10048. In addition, the Commission maintains a world wide web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

      The Company has filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered hereby (together with all amendments and exhibits, the "Registration Statement"). This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby reference is made to the Registration Statement, and to the exhibits thereto, which may be inspected at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Commission at the addresses set forth above.

                       PMC INTERNATIONAL, INC.
                          AND SUBSIDIARIES

                              CONTENTS
                        ======================


Financial statements for the years ended
December 31, 1997 and 1996

      Independent Auditors' Report                              F-2

      Consolidated Balance Sheets                               F-3

      Consolidated Statements of Operations                     F-4

      Consolidated Statements of Changes in
        Shareholders' Equity (Deficit)                          F-5

      Consolidated Statements of Cash Flows                     F-6

      Notes to Consolidated Financial Statements                F-8

INDEPENDENT AUDITORS' REPORT


To the Shareholders
PMC International, Inc.

We have audited the  accompanying  consolidated  balance  sheets of
PMC International, Inc. and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             SPICER, JEFFRIES & CO.

Denver, Colorado
March 5, 1998

                                                                    PMC INTERNATIONAL, INC.

                                                                       AND SUBSIDIARIES

                                                                   CONSOLIDATED BALANCE SHEETS
                                                                    DECEMBER 31, 1997 AND 1996

                                     ASSETS                                                1997                  1996
                                     ------                                                ----                  ----

CASH AND CASH EQUIVALENTS (Notes 1 and 7)                                            $      2,953,740     $       6,499,390

RECEIVABLES:
    Investment management fees                                                              1,041,390               113,778
    Other receivables                                                                         166,221               187,109

FURNITURE AND EQUIPMENT, at cost, net of accumulated
    depreciation of $1,277,801 and $539,782 (Note 1)                                          965,168               604,085

SOFTWARE AND PRODUCT DEVELOPMENT COSTS,
    at cost, net of accumulated amortization of
        $963,469 and $352,971 (Note 1)                                                      1,208,713               843,272

PREPAID EXPENSES AND OTHER ASSETS                                                           1,023,364               340,006

LONG TERM NOTES RECEIVABLE (Note 2)                                                           623,115               575,804

GOODWILL (net of amortization of $146,096)                                                  5,394,606                     -
                                                                                    -----------------      ----------------

                                                                                         $ 13,376,317     $       9,163,444
                                                                                    =================      ================
                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
    Accounts payable                                                                 $      1,687,967     $         839,095
    Accrued expenses                                                                          644,012               535,520
    Other liabilities                                                                         104,125               730,909
    Deferred revenue                                                                        1,307,382               552,868
    Notes payable (Note 6)                                                                    366,158                14,694
    Obligations under capital leases (Note 7)                                                 384,986               219,821
                                                                                    -----------------      ----------------

            Total liabilities                                                               4,494,630             2,892,907
                                                                                    -----------------      ----------------

COMMITMENTS AND CONTINGENCIES (Note 7)

SHAREHOLDERS' EQUITY (Note 3):
    Preferred stock - no par value - authorized 5,000,000 shares;
issued and outstanding, 138,182 and 175,897 shares                                            345,455               439,742
    Common stock, $.01 par value - authorized, 50,000,000 shares;
issued and outstanding, 4,857,903 and 3,617,939 shares                                         48,579                36,179
    Additional paid-in capital                                                             22,977,526            16,461,953
    Deficit                                                                               (14,489,873)          (10,667,337)
                                                                                    -----------------      ----------------
            Total shareholders' equity                                                      8,881,687             6,270,537
                                                                                    -----------------      ----------------
                                                                                     $     13,376,317     $       9,163,444
                                                                                    =================      ================




                                                                    PMC INTERNATIONAL, INC.
                                                                       AND SUBSIDIARIES

                                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                        DECEMBER 31, 1997 AND 1996

                                                                                           1997                  1996
                                                                                           ----                  ----
REVENUE:
    Investment management fees (Note 1)                                              $     14,668,348     $       9,944,544
    Other income                                                                              194,366               142,337
                                                                                    -----------------      ----------------
            Total revenue                                                                  14,862,714            10,086,881
                                                                                    -----------------      ----------------
EXPENSES:
    Investment manager and other fees                                                       8,151,912             5,580,846
    Salaries and benefits                                                                   5,039,136             3,524,825
    Clearing charges and user fees                                                            613,794               813,239
    Advertising and promotion                                                               1,060,930               830,140
    General and administrative                                                              1,317,354             1,098,895
    Software development costs                                                                272,772               132,392
    Occupancy and equipment costs                                                           1,708,714             1,125,744
    Professional fees                                                                         520,638               827,292
    Settlement expense                                                                              -               155,000
                                                                                    -----------------      ----------------
            Total expenses                                                                 18,685,250            14,088,373
                                                                                    -----------------      ----------------

NET LOSS                                                                             $     (3,822,536)    $      (4,001,492)
                                                                                      ===============      ================
NET LOSS PER COMMON SHARE (Note 1)                                                   $          (0.98)    $           (2.85)
                                                                                      ===============      ================

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING (Note 1)                                                                      3,961,768             1,425,509
                                                                                    =================      ================

                                                     PMC INTERNATIONAL, INC.
                                                         AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                                                    DECEMBER 31, 1997 AND 1996
                                                                                                                        Total
                                                 Common Stock        Additional  Preferred                           Shareholders'
                                                 ------------        Paid - In    Stock                                 Equity
                                               Shares     Amount      Capital    Shares    Amount        Deficit       (Deficit)
                                              --------   -------      -------    ------    ------        -------      -----------

BALANCES, December 31, 1995
  as previously stated                        5,555,713  $ 55,556   $3,523,909   349,017 $ 872,543  $  (6,665,845)   $(2,213,837)

   Stock Split effected (Note 1)             (4,166,785)  (41,667)      41,667        -          -              -           -
                                             ----------  --------  -----------  -------- ---------  -------------    ------------

BALANCES, December 31, 1995 as restated       1,338,928    13,889    3,565,576   349,017   872,543     (6,665,845)    (2,213,837)

   Stock options exercised                          250         2        1,373         -         -              -          1,375

   Notes payable converted to common stock      875,000     8,750    2,515,000         -         -              -      2,523,750

   Preferred stock converted to common stock     59,511       595      432,206  (173,120) (432,801)             -              -

   Issuance of stock                          1,294,250    12,943   10,988,182         -         -              -     11,001,125

   Less stock issuance costs                          -         -   (1,040,384)        -         -              -     (1,040,384)

   Net loss                                           -         -            -         -         -     (4,001,492)    (4,001,492)
                                             ----------  --------  -----------  -------- ---------  -------------    ------------

BALANCES, December 31, 1996                   3,617,939    36,179   16,461,953   175,897   439,742    (10,667,337)     6,270,537

   Stock options exercised                        6,250        63       26,812         -         -              -         26,875

   Issuance of stock                          1,220,749    12,207    7,312,287         -         -              -      7,324,494

   Preferred stock converted to common stock     12,965       130       94,157   (37,715)  (94,287)             -              -

   Less stock issuance costs                          -         -     (917,683)        -         -              -       (917,683)

   Net loss                                           -         -            -         -         -     (3,822,536)    (3,822,536)
                                             ----------  --------  -----------  -------- ---------  -------------    ------------

BALANCES, December 31, 1997                   4,857,903  $ 48,579  $22,977,526   138,182 $ 345,455  $ (14,489,873)  $  8,881,687
                                             ==========  ========  ===========  ======== =========  =============    ============


                                                                    PMC INTERNATIONAL, INC.
                                                                       AND SUBSIDIARIES

                                                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                        DECEMBER 31, 1997 AND 1996
                                                                  INCREASE (DECREASE) IN CASH

                                                                                 1997               1996
                                                                                 ----               ----
    CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                             $     (3,822,536) $      (4,001,492)
      Adjustments to reconcile net loss to net cash used in
          operating activities:
          Depreciation and amortization                                           1,137,790            537,522
          Accretion of discount on note receivable                                  (96,590)           (67,181)
          Changes in operating assets and liabilities:
              Investment management fees receivable                                (736,202)          (105,981)
              Other receivables                                                      (5,738)           (97,273)
              Prepaid expenses and other assets                                     121,788           (119,401)
              Accrued expenses                                                      108,492           (172,377)
              Accounts payable                                                      525,947           (597,029)
              SEC settlement distribution                                          (605,591)              -
              Other liabilities                                                     (21,193)           159,520
              Deferred revenue                                                      (21,547)           141,521
                                                                             --------------     --------------

                  Net cash used in operating activities                          (3,415,380)        (4,322,171)
                                                                             --------------     --------------


  CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of furniture and equipment                                          (303,028)          (376,574)
      Reduction of long-term note receivable                                        345,582            393,854
      Issuance of notes receivable                                                 (301,613)                 -
      Acquisition of ADAM, net of cash acquired                                  (5,104,007)                 -
      Cost of software development                                               (1,027,163)          (295,022)
                                                                             --------------     --------------

                  Net cash used in investing activities                          (6,390,229)          (277,742)
                                                                             --------------     --------------

  CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from notes payable                                                         -          3,125,000
      Principal payments on notes payable                                            (8,536)        (2,234,026)
      Payments on obligations under capital lease                                  (165,191)           (67,672)
      Sale of common stock, less offering costs                                   6,406,811          9,960,741
      Proceeds from exercise of stock options                                        26,875              1,375
                                                                             --------------     --------------

                  Net cash provided by financing activities                       6,259,959         10,785,418
                                                                             --------------     --------------

  NET INCREASE (DECREASE) IN CASH                                                (3,545,650)         6,185,505

  CASH, at beginning of year                                                      6,499,390            313,885
                                                                             --------------     --------------

  CASH, at end of year                                                     $      2,953,740  $       6,499,390
                                                                             ==============     ==============

                                                                    PMC INTERNATIONAL, INC.
                                                                       AND SUBSIDIARIES

                                                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                        DECEMBER 31, 1997 AND 1996
                                                                  INCREASE (DECREASE) IN CASH
                                                                          (Continued)

                                                                                    1997                    1996
                                                                                    ----                    ----

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
    Cash paid for interest                                                  $          34,137      $       367,180
                                                                               ==============         ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
    Purchase of equipment via capital lease obligation                      $         330,356      $       205,433
                                                                               ==============         ============
    Conversion of preferred stock to common stock                           $          94,287      $       432,801
                                                                               ==============         ============
    Conversion of notes payable to common stock                             $            -         $     2,523,750
                                                                               ==============         ============
    Transfer of assets via accounts receivable at net book value            $          43,002      $             -
                                                                               ==============         ============
    The Company purchased all of the capital stock of
    ADAM for $5,163,386.  In connection with the
    acquisition, liabilities were assumed as follows:

        Fair value of assets acquired                                       $       6,622,370
                                                                               ==============
        Cash paid for the capital stock                                            (5,163,386)
                                                                               ==============
            Liabilities assumed                                             $       1,458,984
                                                                               ==============

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 1 -  ORGANIZATION   AND  SUMMARY  OF  SIGNIFICANT   ACCOUNTING
          POLICIES

Organization

On September 23, 1993, the shareholders of Schield Management Company ("Schield") approved an exchange of common stock of Schield for all of the outstanding common stock of Portfolio Management Consultants, Inc. ("PMC") and a name change from Schield to PMC International, Inc. ("PMCI" or the "Company"). The share exchange was completed on September 30, 1993 and as a result of this transaction, PMC is a wholly owned subsidiary of PMCI. The share exchange between Schield and PMC was treated as a reverse acquisition and accounted for under the purchase method of accounting. Under reverse acquisition accounting, PMC was considered the acquiror for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of Schield.

On September 24, 1997, PMCI completed its acquisition (the "Acquisition") of PMC Investment Services, Inc., ("PMCIS") formerly ADAM Investment Services, Inc. ("ADAM"), a Delaware Corporation, and its wholly owned subsidiary, Optima Funds, Inc., ("Optima") a Georgia corporation, pursuant to a Stock Purchase Agreement dated July 25, 1997 ("the Agreement") among the Company, ADAM and ADAM's shareholders. PMCI acquired all of the issued and outstanding shares of common stock of ADAM from its shareholders in consideration for payment of $5 million at closing and two earn-out payments on the first and second anniversary dates of the closing. The first earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $500 million, determined on the one-year anniversary of the closing of the Acquisition, not to exceed $2.0 million, plus interest thereon at a rate of 8.75%. The second earn-out payment will equal 1.0% of ADAM's standard fee assets under management in excess of $700 million, determined on the two-year anniversary of the closing of the Acquisition, not to exceed $2.0 million. The Acquisition was accounted for using the purchase method of accounting. The excess of the cost of the Acquisition over the fair value of the assets acquired and liabilities assumed was recorded as goodwill. The Acquisition was funded from the proceeds of a private placement of PMCI common stock which also closed on September 24, 1997. The Company raised approximately $6.6 million by selling 1,220,749 shares of PMCI common stock at $6.00 per share.

PMC was organized in 1986 and its principal business activity is the administration of private and institutional managed account programs with its customers located substantially in the United States. Its services include investment suitability analysis, portfolio modeling and asset allocation, money manager selection, portfolio accounting and performance reporting. PMC is registered as an investment advisor under the Investment Advisors Act of 1940.

                     PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 1 -  ORGANIZATION   AND  SUMMARY  OF  SIGNIFICANT   ACCOUNTING
          POLICIES (continued)

Organization (continued)
In June, 1994, Portfolio Brokerage Services, Inc. ("PBS") was capitalized through a series of transactions with PMCI and PMC, whereby PBS became a wholly owned subsidiary of PMCI by issuing 1,000 shares of its common stock in exchange for certain assets and liabilities with a book value of $1,532,332. PBS is engaged in business as a securities broker-dealer. As a broker-dealer it executes security transactions for PMC's privately managed account programs, on behalf of its customers, through the customer's custodian bank on a delivery versus payment basis.

Portfolio Technology Service, Inc. ("PTS"), a wholly owned subsidiary of PMCI, was organized in June, 1994 but had no operations until 1995. PTS was formed for the purpose of developing proprietary software for use in the financial services industry.

ADAM was formed in 1980 to provide investment consulting services to institutional investors. ADAM's primary services are based around mutual funds. ADAM offers 17 model portfolios constructed using no-load mutual funds and funds available at net asset value. ADAM's mutual fund portfolios are offered as options for use by 401(k) plans and with an insurance company within a variable annuity contract.

The accompanying consolidated financial statements include the historical accounts of PMC for all periods and the accounts of PMCI since September 30, 1993, PBS and PTS since inception and
ADAM since September 24, 1997. All intercompany accounts and transactions have been eliminated in consolidation.

On December 15, 1997, at the Annual Meeting of Shareholders of the Company, the Shareholders of the Company approved a 1 for 4 reverse split of the Common Stock (the "Reverse Split"). On December 30, 1997, the Company effected the Reverse Split to all shareholders of record as of December 30, 1997.

Unless   otherwise  noted,  all  references  to  shares  and  share
prices,  including  retroactive  treatment,   reflect  the  Reverse
Split.

Significant Accounting Policies

Revenue from investment management services is recorded as such revenues accrue under the terms of the related investment management contracts. A specific charge to earnings is recorded when a significant and permanent contingency exists; primarily the inability to collect amounts due according to contract terms.

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 1 -  ORGANIZATION   AND  SUMMARY  OF  SIGNIFICANT   ACCOUNTING
          POLICIES (continued)

Significant Accounting Policies (continued)

Securities transactions and related commission income are recorded on a trade date basis. In the normal course of business,  PBS  executes,  as  agent,  transactions  on  behalf  of customers. If the agency transactions do not settle because of failure to perform by either the customer or the counter-party, PBS may be obligated to discharge the obligation of the non-performing party and, as a result, may incur a loss if the market value of the security is different from the contract amount of the transactions.

The Company has developed a windows-based software program for sale to financial product distribution entities. The product is designed to guide clients of these entities through the process of choosing appropriate combinations of mutual funds for their own portfolios. The majority of costs incurred to establish the technological feasibility of this product were borne by unrelated individuals prior to the product being introduced to the Company. Prior to achieving technological feasibility in 1995, the Company incurred approximately $50,000 in research and development costs after receiving the products from the unrelated individuals. All subsequent costs incurred directly related to the development of the software were capitalized. Capitalized costs are being amortized over the economic life of the software, which in this case is three years. It is the Company's policy to amortize and evaluate software for net realizable value on a product-by-product basis. The software became available for sale during 1996. The Company generates revenues from four sources: license fees, customization fees, a continuing fee equal to a percentage of assets under management of the end users purchasing such software, and annual maintenance fees. Costs of maintenance and customer support are charged to expense when the related revenue is recognized, or when those costs are incurred, whichever occurs first.

During 1997, PMC entered into agreements with certain clients to provide customized software, advisory, consulting and reporting services in connection with the clients' investment advisory services. PMC has capitalized product development costs consisting of salaries and other direct costs relating to these products. These costs are being amortized on the straight line method over the terms of the related contracts.

The Company provides for depreciation of furniture and equipment on the straight line and declining balance methods based on estimated lives of three to seven years.

Goodwill,   which  resulted  from  the   acquisition  of  ADAM,  as
described above, is being amortized over a period of 120 months.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 1 -  ORGANIZATION   AND  SUMMARY  OF  SIGNIFICANT   ACCOUNTING
          POLICIES (continued)

Significant Accounting Policies (continued)

The Company follows the intrinsic value based method of accounting as prescribed by APB 25, Accounting for Stock Issued to Employees, for its stock-based compensation. Under the Company's stock option plan, the exercise price is equal to the fair value of the options at the grant date and no compensation cost is recognized.

Cash and cash equivalents for purposes of the statement of cash flows includes highly liquid investments with a maturity of three months or less at the date of acquisition.

Net loss per share of common stock is based on the weighted average number of shares of common stock outstanding. Common stock equivalents are not included in the weighted average calculation since their effect would be anti-dilutive. Dividends on cumulative preferred stock, of $44,909 and $57,166 for the years ended December 31, 1997 and 1996 respectively, have been added back to the net loss in computing the net loss per share.

The Company adopted the provisions of SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, in its financial statements for the year ended December 31, 1996. The adoption of SFAS 121 had no material affect on the Company's financial statements. The Company reviews its long-lived assets for impairment to determine if the carrying amount of the asset is recoverable.

Certain 1996 amounts have been reclassified to conform to 1997 presentation.


NOTE 2 -  LONG TERM NOTES RECEIVABLE

In connection with the Schield reverse acquisition, the Company acquired a long term note receivable related to the sale of Schield's market timing operations from an entity controlled by a founder of Schield. The note is payable in monthly installments of $32,000, including interest, through August, 1998. The note was recorded at its estimated fair value as of September 30, 1993. The discount from the face amount of the note receivable is a credit to interest income over the life of the note using the interest method. The principal balance of the note as of December 31, 1997 is $379,377 compared to its carrying amount of $349,332. While the original transaction involved a transfer of operations, the transaction was handled on an arms length basis. The Company did not provide any guarantee of the obligations of the buyer and had no further involvement with the business after the sale. As of December 31, 1997, the Company agreed to defer the September 1997 through December 1997 payments; these payments were made in January 1998.

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 2 -  LONG TERM NOTE RECEIVABLE (continued)

During January, 1997, the Company authorized financing of 38,672 shares of PMCI's common stock which had been purchased and owned by a number of PMC employees, including one officer, as part of a private sale of stock by a shareholder of the Company in 1993. This purchase was originally financed through a bank loan which came due on December 31, 1996. The balloon amount due at the expiration of the loan was $142,093, $46,300 from the one officer and $95,793 from employees of the Company that are not officers or directors. In January, 1997 PMCI paid off the prior bank loan and financed this amount for its employees as notes receivable, collateralized by the underlying stock. PMCI is receiving installments in the amount of $3,435 collected through payroll deductions. These notes will mature on December 31, 1999, with balloon payments of $38,825 due from employees. At December 31, 1997, $118,057 was included in notes receivable related to these notes.

During 1997, the Company loaned a limited liability company owned and controlled by the Company's president and chief executive officer, (the "LLC") amounts sufficient to pay interest on a bank loan guaranteed by the Company (see Note 7). The balance of such loan at December 31, 1997 was $155,726 including accrued interest. The loan matures on December 31, 1998.


NOTE 3 -  SHAREHOLDERS' EQUITY

Preferred Stock

Holders of preferred stock are entitled to receive dividends at a rate of $0.325 per share per annum (equal to 13% of the purchase price per share attributable to the preferred stock). Dividends are payable semi-annually on January 15 and July 15 in each year. Dividends accrue from the date of the preferred stock issuance and are cumulative. Upon liquidation or dissolution of the Company, holders of preferred stock are entitled to a preference over the holders of common stock in an amount per share equal to the original purchase price attributed to a share of preferred stock ($2.50) plus all unpaid cumulative dividends. The preferred stock is non-participating and the holders of preferred stock have no preemptive rights and no voting rights except as may be required by Colorado law. At the option of the Company, the preferred stock may be redeemed in whole, or in part, at a price of $2.75 per share, plus unpaid cumulative dividends. Redemption can only occur if certain conditions regarding the bid prices of the Company's common stock and the Company's after-tax earnings are met.

As of January 15, 1998, cumulative dividends in arrears totaled approximately $298,400.

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
              ==========================================

NOTE 3 -  SHAREHOLDERS' EQUITY (continued)

Common Stock

During December, 1996, the Company issued 2,229,011 shares of its common stock through several issuances. First, a private placement was completed whereby 1,294,250 shares were issued for cash of $11,001,125 less offering costs of $1,040,384. Secondly, convertible promissory notes issued in December, 1995 and the first half of 1996 in the amount of $1,500,000 were repaid and the proceeds were used to exercise warrants for 375,000 common shares, and 37,500 new warrants were issued to the noteholders in connection therewith (see Note 6). Thirdly, in connection with the shareholder note payable as described in Note 6, warrants to purchase 255,937 shares of common stock were exercised for cash of $1,023,750 and warrants to purchase 494,062 shares of common stock were exchanged for 244,062 shares of common and 37,500 new warrants. Additionally, certain preferred shareholders exercised their conversion rights and exchanged 173,120 preferred shares for 59,510 shares of common.

During January, 1997, certain shareholders voluntarily exchanged 37,715 shares of Preferred Stock for 12,965 shares of common stock.

In September 1997, the Company issued 1,220,749 shares of common stock in a private placement for cash of $7,324,494 less offering costs of $917,683.

NOTE 4 -  INCOME TAXES

The Company has an unused net operating loss carryforward of approximately $11,000,000 for income tax purposes, $1,200,000 expiring in 2009, $1,800,000 in 2010, $3,800,000 in 2011 and the
remainder expiring in 2012. This net operating loss carryforward may result in future income tax benefits of approximately
$4,300,000; however, because realization is uncertain at this time, a valuation reserve in the same amount has been established. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1996 are as follows:

                                       1997        1996
                                    ===========  ==========
Deferred tax liabilities            $        -   $       -
                                    ===========  ==========
Deferred tax assets
  Net operating loss carry forwards  4,276,800   2,579,000
  Legal settlement                           -     233,300
                                    -----------  ----------
  Total deferred tax assets          4,276,800   2,812,300
  Valuation allowance for deferred
     tax assets                     (4,276,800) (2,812,300)
                                    ===========  ==========
                                    $        -   $       -
                                    ===========  ==========

The valuation allowance for deferred tax assets was increased by $1,464,500 and $1,487,800 during 1997 and 1996, respectively.

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 5 -  REGULATORY REQUIREMENTS

PBS is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance  of minimum net  capital.  At December  31,  1997,  PBS had net capital  and net capital  requirements  of  $1,145,758  and
$100,000, respectively. The Company's net capital ratio (aggregate indebtedness to net capital) was .09 to 1. According to Rule 15c3-1, PBS's net capital ratio shall not exceed 15 to
1. On a consolidated basis, as a result of the requirement, net assets of $120,000 are unavailable for any purpose other than meeting PBS's net capital requirements at December 31, 1997.

NOTE 6 -  NOTES PAYABLE

Notes payable consist of the following:
                                            1997           1996
                                         -----------    -----------
5%   note    payable   to   a   former
stockholder    of   ADAM    Investment
Services,  Inc., unsecured,  requiring
annual    principal    and    interest    $ 240,000     $        -
payments  and  maturing   February  9,
1999.

11%   note   payable   to   a   former
shareholder    of   ADAM    Investment
Services,    Inc.,   unsecured,    due      120,000              -
February    5,   2000,    payable   in
quarterly  payments of  principal  and
interest.

11.5% note payable to  shareholder(s),
unsecured,   due   August   1,   1998,
payable  in  monthly  installments  of        6,158         14,694
$832 including interest.
                                         -----------    -----------
                                          $ 366,158     $   14,694
                                         ===========    ===========

In 1995 a shareholder acquired 250,000 shares of the Company's common stock in a private transaction with another individual and loaned the Company $1,200,000. In connection with this loan, a warrant to purchase 300,000 shares of common stock at $4.00 per share (see Note 3) was also received. In addition, the shareholder obtained an option to lend the Company an additional $1,800,000 and received warrants similar to those issued in
connection   with  the  initial  loan.    This
shareholder exercised its option and loaned the Company an additional $1,800,000 through several partial exercises through July 9, 1996, and received 450,000 warrants to purchase common shares. On December 24, 1996, the shareholder and the Company entered into an agreement whereby (1) the Company would remit $1,976,250 against the principal amount of the loan, (2) the shareholder would exercise warrants to purchase 255,937 common shares at $4.00 per share to be used against the remaining principal balance, and (3) the shareholder would exchange its remaining warrants for 244,062 shares of common stock and 37,500 warrants to purchase common stock at $8.50 per share.

In November, 1996, the Company borrowed $250,000 from the Company's President, Executive Vice President, Company employees, a shareholder, and the Company's investment bankin firm on a short-term basis carrying interest at 12%. In December, 1996 these amounts were repaid through the proceeds of the private offering (see Note 3).

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 6 -  NOTES PAYABLE (continued)

On December 14, 1995, the Company commenced a private offering of units. Each unit consisted of a promissory note with limited conversion rights in the principal amount of $1,000 and a warrant to purchase 250 shares of common stock at a price per share equal to the greater of $4.00 or the market price on the initial closing date of the offering. If the notes were not paid by the due date, the notes, at the option of the holder, became convertible into shares of the Company's common stock on the basis of one share for each $4.00 of unpaid principal and interest. On May 7, 1996 a second private offering of units commenced with similar terms and, after completion, $1,500,000 of promissory notes were outstanding from both offerings. Prior to the due date of the notes, the Company asked its noteholders to apply their principal balance against the exercise price of their warrants and, in addition, they would also receive warrants to purchase 37,500 shares of the Company's stock at an exercise price of $8.50 per share. Subsequently, the noteholders agreed to this arrangement.

As of December 31, 1997, maturities of notes payable are as follows:

       September 30,          Amount
       ------------           ------
          1998               $166,158
          1999                160,000
          2000                 40,000
                           -----------

                             $ 366,158
                           ===========



Interest expense for the years ended December 31, 1997 and 1996 was $43,227 and $331,008 respectively.


NOTE 7 -  COMMITMENTS AND CONTINGENCIES

PMC had been under a formal order of private investigation by the Securities and Exchange Commission relating to certain aspects of PMC's former practice of principal trading. PMC discontinued this practice in April, 1994. In 1995, the Company submitted a settlement proposal to the Commission, without admitting or denying liability, on behalf of PMC under a plan pursuant to which PMC should disgorge its net trading profits realized from principal trading together with prejudgment interest in an amount estimated to be $465,000. In 1996, the settlement was accepted by the Commission with the total amount payable, including accrued interest, approximating $616,000. At December 31, 1997, approximately $9,400 is included in other liabilities in the accompanying financial statements.

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 7 -  COMMITMENTS AND CONTINGENCIES (continued)

In January, 1997, LLC, mentioned in Note 2, borrowed $1,750,000 from a bank with a due date of December 31, 1997. The purpose of the loan was to finance payment of the deferred portion of the purchase price of 410,961 shares of Common Stock owned by the LLC that were purchased from a former officer of the Company at the time of his departure. In connection with this borrowing, the Company agreed to collateralize the loan on behalf of the LLC. Accordingly, $1,890,000 of cash was restricted for this purpose. Subsequently, the Company renegotiated the arrangement with another bank and accordingly, as of December 31, 1997, $1,422,264 included in cash and cash equivalents in the accompanying balance sheet is restricted under this arrangement with the Company guaranteeing the uncollateralized balance. The Company also agreed to loan the LLC amounts sufficient to pay interest on the loan so long as the amount of loans made and bank collateral provided would not exceed $2,000,000. As of December 31, 1997, (see Note 2) the Company has loaned the LLC $150,400 designated to pay the interest on the bank loan. The LLC has agreed to reimburse the Company for any amounts paid by the Company toward the loan or for collateral applied to the loan, including interest at an annual rate of 9%, and has granted the Company a security interest in 323,461 shares of the Company's common stock held by it.

The Company leases office space and equipment under various operating and capital leases. Included in furniture and equipment is $562,532 of equipment under capital leases at December 31, 1997 and accumulated depreciation relating to these leases of $219,198.

Future minimum lease payments under noncancelable leases as of December 31, 1997 are as follows:

                                                      Principal
  Year ending                                            due
  December 31,       Operating        Capital       Capital Lease
--------------       ---------        -------       -------------
     1998            $ 681,334       $ 230,421      $  203,023
     1999              812,782         147,473         136,628
     2000              828,340          46,908          45,335
     2001              568,716            -              -
     2002              574,176            -              -
                     ---------       ---------      ----------
                    $3,465,348         424,802      $  384,986
                    ==========                      ==========
Less amount representing interest       39,816
                                     ---------
Present value of net minimum
   lease payments                    $ 384,986
                                     =========
Total rent expense for facilities and equipment for the years ended December 31, 1997 and 1996, was $628,551 and $471,339, respectively.

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 7 -  COMMITMENTS AND CONTINGENCIES (continued)

The Company has historically incurred net losses and accordingly experienced cash flow problems. As a result of the acquisition of ADAM, the Company is obligated to make a deferred purchase payment on September 24, 1998. The payment will be equal to 1.0%
of   certain   ADAM   assets   under   management   in   excess  of
$500,000,000, with the payment not to exceed $2,000,000 plus interest. As of December 31, 1997, this payment would not be able to be made
principally   due  to  the  fact   that   $1,400,000   of  cash  is
restricted. In addition, through the first quarter of 1998, continuing losses from operations have resulted in the Company's cash balances decreasing further. In March 1998, the Company implemented a cost reduction plan. Management believes that this plan along with projected increases in revenues and deferral of payments of expenses should allow the Company to continue without requiring additional resources, excluding the ADAM payment. The Company is currently investigating sources of short and long term capital to meet the ADAM payment as well as working capital needs. Should additional capital not be raised, the Company will be required to restructure the terms of the ADAM payment, to remove the restriction from its cash balances, restructure its operations or a combination of the above.

NOTE 8 -   STOCK OPTIONS AND WARRANTS

The Company has an equity incentive stock option plan. The Plan was adopted by the Company's Board of Directors on November 12, 1997, and approved by shareholders on December 15, 1997. The Board believes that approval of the Plan is in the best  interests  of the  Company.  The  purpose  of the  Plan is to
provide  incentives  to  attract,   retain  and  motivate  eligible
persons whose present and potential contributions are important to the success of the Company, by offering them an opportunity to participate in the Company's future performance through awards of options and stock bonuses. Options totaling 177,386 were granted in 1998 under the Plan. Also the Company has granted options to officers, employees, shareholders and certain other individuals and entities. These plans and arrangements allow these parties to purchase common stock of the Company generally at the market value of the stock at date of grant. Options are generally for a five-year term, however, in certain instances the term is longer.

In addition, common stock warrants have been issued in connection with certain private offerings of stock and debt. At December 31, 1997, warrants to purchase common stock at various prices were outstanding which expire as follows:

      Expiration                      Exercise
      Date               Warrants     Price
      --------------     --------     -----
      December, 1998       75,000     $6.48
      June, 2001           50,000      4.00
      November, 2001        6,250      6.50
      December, 2001      137,500      8.50
                         --------
                          268,750
                         ========

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 8 -  STOCK OPTIONS AND WARRANTS (continued)

The following table describes  certain  information  related to the
Company's  compensatory  stock option activity for the years ending
December 31, 1997 and 1996.
                                               1997               1996
                                        -------------------  -------------------

                                                   Weighted             Weighted
                                                   Average              Average
                                        Number     Exercise    Number   Exercise
                                        of Options Prices    of Options Prices
                                        ---------- ------    ---------- -------
Outstanding, beginning of year            627,625   $5.80     254,000    $5.68

 Grants during year -
   Exercise price equals
      market price                        209,795    7.07     338,125     5.60
   Exercise price greater than
      market price                              -       -      50,000     6.24
 Exercised during year                     (6,250)   4.30        (250)    5.52
 Forfeited during year                    (56,750)   5.17      (5,500)    4.52
 Expired during year                      (13,125)  10.00      (8,750)   11.16
                                          -------   -----     -------    -----
 Outstanding, end of year                 761,295    6.03     627,625     5.80
                                          =======             =======
 Exercisable                              519,000    5.68     350,125     5.80
                                          =======             =======
The weighted average grant date fair value of the options granted in 1997 and 1996 was as follows:

                                         1997       1996
                                      --------  --------
       Exercise price equals
         market price                 $   3.40  $   2.68

       Exercise price is greater than
         market price                 $      -  $   4.12

During 1996, the fair value of each option grant was estimated using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 5.71% to 6.56%; dividend yield of -0-%; expected lives of five to six years; and volatility of 37.2% to 44.2%.

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================

NOTE 8 -  STOCK OPTIONS AND WARRANTS (continued)

A summary of the Company's outstanding and exercisable stock options as of December 31, 1997 are as follows:
                                                      Weighted Average
                       Number                             Remaining
    Range of            of          Weighted Average     Contractual
 Exercise Prices      Options        Exercise Price     Life (months)
------------------  ----------   -------------------- -----------------
      $4.00 - $5.50
         Outstanding   251,625            $  4.64             19
         Exercisable   251,625               4.64             21

      $6.00 - $6.50
         Outstanding   417,170               6.24             40
         Exercisable   217,375               6.23             21

      $7.50 - $8.50
         Outstanding    62,500               8.37             49
         Exercisable    50,000               8.50             48

      $10.00
         Outstanding    30,000              10.00             57
         Exercisable         -                  -              -

As previously described, the Company applies APB 25 and related Interpretations in accounting for its stock options.
Accordingly,   no  compensation  cost  has  been  recognized.   Had
compensation cost for the Company's vested options been determined based on the fair value at the grant dates for awards consistent with the method of SFAS 123, the Company's net loss and loss per share would have resulted in the pro-forma amounts indicated below:

                               1997              1996
                           -----------       -----------
Net loss                   $(3,860,050)      $(5,111,682)
                           ===========       ===========
Net loss per share           $    (.99)      $     (3.63)
                           ===========       ===========

NOTE 9 -   EMPLOYEE BENEFIT PLAN

Salary deferral "401(k)" plan

The plan allows employees, who have completed one year of employment and at least 1,000 hours service, to defer up to 15% of their salary. The Company matches employee contributions by an amount determined annually by the board of directors. Only contributions up to the first 6% of an employee's salary will be considered for the match.

                      PMC INTERNATIONAL, INC.
                         AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
            ==========================================


NOTE 10 -  RISKS AND UNCERTAINTIES

The Company's revenues are primarily derived from a percentage of the assets under the management of its distribution channels. Assets under management are impacted by both the extent to which the Company attracts new, or loses existing clients and the appreciation or depreciation of the U.S. and international equity and fixed income markets. A downturn in general economic conditions could cause investors to cease using the products, including its proprietary software products, and services of the Company or its distribution channels.

The Company has deposits in banks in excess of the FDIC insured amount of $100,000. The amounts in excess of the $100,000 are subject to loss should the banks cease business.

The Company has been notified of a threatened litigation from a former employee alleging damages of $1,190,000. Management, after review and discussion with counsel, believes the Company has meritorious defenses and intends to vigorously defend itself in this matter, but it is not feasible to predict the final outcome at the present time.

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS  107  requires  disclosure  of the  fair  value  of  financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those instruments.

The carrying amount of receivables, accounts payable, accrued expenses and other liabilities approximates fair value because the collection or payments on those instruments are expected in the short term.

The long term note  receivable  was  discounted  at inception  (see
Note 2) and at December 31, 1996, discounting the note at the current interest rate at which similar loans would be made to borrowers with similar credit ratings and for the same maturities yields a fair value which approximates the carrying value.

Based on the borrowing rates currently available to the Company for loans with similar terms and maturities, the carrying value of obligations under capital leases approximate fair value.

The carrying amount of deferred revenue approximates fair value because it is expected to be realized within ninety days.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

      Article V of the Company's Restated Articles of Incorporation requires the Company to indemnify any person who is or is threatened to be made a party to any civil, criminal, administrative, arbitrative or investigative proceeding instituted or threatened by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan if the claim is based on actions taken by such person in good faith with the reasonable belief that such action was in the best interest of the Company.

      Article   V   of   the   Company's   Restated   Articles   of
Incorporation   further  requires  the  Company  to  indemnify  any
person who is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan if the claim is based on actions taken by such person in good faith with the reasonable belief that such action was in the best interest of the Company, provided, however, that such person generally shall not be indemnified for negligent or wilful misconduct.

      Section  7-109-102 of the Colorado  Business  Corporation Act
("CBCA") permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director
(i) conducted himself or herself in good faith, (ii) reasonably believed that (a) in the case of conduct in an official capacity, his or her conduct was in the corporation's best interest, or
(b) in all other cases, his or her conduct was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The CBCA further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

      The   above   discussion   of  the   Restated   Articles   of
Incorporation and the CBCA is only a summary and is qualified in its entirety by the full text of each of the foregoing. Reference is made to the Restated Articles of Incorporation which are filed as an Exhibit to the Registration Statement for the complete text of such documents.

Item 25.  Other Expenses of Issuance and Distribution

      The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby, all of which expenses are estimated:

      Legal fees and expenses                        $ 8,500
      Accounting fees and other expenses               1,500
                                                    --------
            Total                                    $10,000


      All of the above expenses will be borne by the Company.

Item 26.  Recent Sales of Unregistered Securities

      The following is a summary of the transactions by the Company during the last three years involving sales of the Company's securities that were not registered under the Securities Act:

      In July 1995, the Company entered into a transaction with Bedford pursuant to which Bedford loaned $1.2 million to the Company and received an option to loan up to an additional $1.8 million to the Company for a specified period of time and pursuant to certain call provisions. Between July 1995 and July 1996, the Company obtained the full $3.0 million financing from Bedford. As additional consideration for the loans, between July 1995 and July 1996, the Company issued to Bedford and/or its affiliates warrants to purchase an aggregate of 750,000 shares of Common Stock at an exercise price of $4.00 per share. Bedford was an accredited investor. Bedford received registration rights with respect to the shares of Common Stock underlying the Warrants.

      In December 1995 and January 1996, through a private placement, the Company issued for an aggregate purchase price of $482,500 a total of 482.5 units to 12 purchasers with each unit consisting of a convertible promissory note with a principal amount of $1,000 and a warrant to purchase 250 shares of Common Stock at an exercise price of $4.00 per share. During June 1996 the Company issued for an aggregate purchase price of $1,017,500 an additional 1,017.5 units to 15 purchasers through another private placement under substantially the same terms. The purchasers of these units were primarily employees, business associates and affiliates of the Company. Each purchaser received registration rights with respect to the shares of Common Stock underlying the warrants.

      In November 1996, the Company borrowed $250,000 to fund its working capital requirements pending closing of a private placement of Common Stock in December 1996. Fifty percent of the loan was provided by Keefe, Bruyette & Woods, Inc., the Placement Agent in the December 1996 private placement, and the balance equally by certain members of management of the Company, Bedford, and certain affiliates of Bedford. As consideration for the loans, the lenders received five-year warrants to purchase an aggregate of 6,250 shares of the Common Stock at an exercise price of $6.50 per share. The lenders received registration rights with respect to the Common Stock to be issued upon exercise of the warrants.

      On December 24, 1996, in a private placement, the Company issued 1,294,250 shares of Common Stock to 18 purchasers at a price of $8.50 per share for an aggregate offering price of $11,001,125. All purchasers were accredited investors.

      On December 24, 1996, the Company completed a restructuring of its debt. The restructuring involved the repayment of interest owing under the notes issued in connection with the December 1996/January 1996 and June 1996 private placements and the Bedford loans. In connection with the restructuring, Bedford exercised warrants to purchase a total of 255,938 shares of Common Stock, and received new warrants to purchase 37,500 shares of Common Stock at an exercise price of $8.50 per share. The holders of warrants issued in connection with the December 1995 and June 1996 private placements exercised warrants to purchase an aggregate of 375,000 shares of Common Stock, and received, pro rata, new warrants to purchase an aggregate of 37,500 shares of Common Stock at an exercise price of $8.50 per share.

      On September 24, 1997, in connection with the acquisition of PMCIS (f/k/a ADAM Investment Services, Inc.), the Company completed a private placement of 1,220,749 shares of Common Stock to 30 purchasers at a price of $6.00 per share, for an aggregate purchase price of $7,324,494. All purchasers were accredited investors.

      For each of the above sales of securities, the Company claims exemption from registration, inter alia, under
Section 4(2) of the Securities Act and Regulation D promulgated thereunder because, to the Company's knowledge, each of the purchases was made for the purchaser's own investment purposes and not for further distribution or resale, there were no more than 35 non-accredited investors, each of whom was sophisticated and had substantial knowledge of and experience in financial and business matters and was capable of evaluating the risks of the subject investment. In addition, the issuer satisfied the other applicable requirements of Regulation D in connection with each such offering and sale.

Preferred Stock Conversion

      On December 24, 1996, the Company also effected a voluntary conversion of 173,170 shares of the Company's Series A Preferred
Stock into 59,510 shares of Common Stock. The Company claimed an exemption from registration under Section 3(a)(9) of the Securities Act as an exchange of securities of the Company satisfying the requirements of that section.

Item 27.  Exhibits

      The following exhibits have been previously filed or are filed herewith:

           3.1   Restated Articles of Incorporation of the Company
           3.2   Bylaws of the Company (1)
           4.1   Specimen Common Stock certificate of the Company (3)
           4.2 The Articles of Incorporation and Bylaws of the Company are included as Exhibits 3.1 and 3.2
           4.3   Form of warrant issued to each of the lenders in
                 the November 1996 bridge financing (1)
           4.4 Warrant dated December 24, 1996 issued to Keefe, Bruyette & Woods, Inc (1)
           4.5 Form of warrant issued to investors in connection with the December 1996 restructuring
           4.6 Form of Warrant dated December 24, 1996 issued to Bedford and certain of its associates (1)
           5.1   Opinion of Holme Roberts & Owen LLP (2)
           10.1  Employment Agreement between the Company and
                 Kenneth S. Phillips dated as of July 26, 1995(1)
           10.2 Amended and Restated Employment Agreement between the Company and David L. Andrus dated as of
                 December 17, 1996(1)
           10.3 Form of Subscription Agreement between the Company and each of the lenders in the November 1996 bridge financing(1)
           10.4 Form of Registration Rights Agreement between the Company, each of the lenders in the November 1996 bridge financing, each of the investors in the December 1996 private placement, and the placement agent in the December 1996 private placement (1)
           10.5 Form of Subscription Agreement between the Company and each of the investors in the December 1996 private placement. (1)
           10.6 Restructuring Agreement dated as of December 24, 1996 among the Company, Bedford Capital Financial Corporation ("Bedford"),Portfolio Management
                 Consultants, Inc.("PMC"), Portfolio Brokerage Services, Inc.("PBS") and Portfolio Technology Services ("PTS") (1)
           10.7 Amended and Restated Registration Rights Agreement dated as of December 24, 1996 among the Company and Bedford (1)
           10.8  Shareholders Agreement dated as of December 24,
                 1996 among the Company, Bedford, Kenneth S.
                 Phillips, David L. Andrus and Phillips & Andrus
                 LLC (1)
           10.9  1994 Incentive Stock Option Plan (1)
           10.10 Reimbursement and Pledge Agreement dated January
                 8, 1997 between the Company and KP3 (1)
           10.11 1997 Equity Incentive Plan (5)
           10.12 Stock Purchase Agreement among PMC International,
                 Inc., Michael T. Wilkinson, Scott   A. MacKillop,
                 Gary A. Miller, Michael J. Flinn, Jared L. Shope, Graham L. Guy, John W. Burgin, and ADAM
                 Investment Services, Inc., dated as of July 25,
                 1997 (4)
           10.13 Non-Compete Agreement between PMCIS f/k/a ADAM Investment Services, Inc., and Michael T.
                 Wilkinson, dated as of September 23, 1997 (4)
           10.14 Employment Agreement between PMCIS f/k/a ADAM Investment Services, Inc., and Scott A. MacKillop, dated as of September 23, 1997 (4)
           10.15 Form of Subscription Agreement, dated as of September 22, 1997, between the Company and each of the purchasers in the PMCIS ADAM Private Placement
           10.16 Form of Registration Rights Agreement, dated as of September 22, 1997, among the Company and the purchasers in the PMCIS Private Placement
           10.17 Term Loan Agreement dated September 10, 1997, among the Company, KP3 and Citywide Banks/Aurora National Bank
           10.18 Term Loan Agreement dated March 31, 1998, among the Company, KP3 and Citywide Banks/Aurora
                 National Bank
           21.1  List of Subsidiaries (5)
           23.1  Consent of Spicer, Jeffries & Co., Certified
                 Public Accountants

           23.2  Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)
           24.1  Power of Attorney

(1)   Previously filed with the Company's Registration Statement
      on Form SB-2 (File No. 333-   21335), dated February 7,
      1997.
(2)   Previously filed with Amendment Number 2 to the Company's
      Registration Statement on Form SB-2 (File      No. 333-21335),
      dated June 23, 1997.
(3)   Previously filed with Amendment Number 3 to the Company's
      Registration Statement on     Form SB-2 (File No.
      333-21335), dated July 2, 1997.
(4) Incorporated by Reference to the Company's Current Report on Form 8-K (File No. 0-14937), dated October 9, 1997.
(5) Incorporated by Reference to Amendment Number 1 to the Company's Registration Statement on Form SB-2 (File No. 333-40805), dated February 6, 1998.

Item 28. Undertakings.

      The Registrant hereby undertakes that it will:

      (1) file, during any period in which it offers to sell securities, a post-effective amendment to this registration statement to:

           (i)   include any prospectus required by section
10(a)(3) of the Securities Act;

           (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) include any additional or changed material information on the plan of distribution required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

      (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described in Item 24 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                            SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 27th day of April, 1998.

                                      PMC International, Inc.
                                          a Colorado corporation


                                   By:   /s/ Kenneth S. Phillips
                                       Kenneth S. Phillips
                                       President and Chief
                                       Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this Statement has been signed by the following persons in the capacities and on the dates stated.

                                Title Position Held
           Signature            With the Registrant    Date

    /s/ Kenneth S. Phillips     President, Chief       April 27, 1998
                                Executive Officer and
      Kenneth S. Phillips       Director (Principal
                                Executive Officer)

    /s/ Scott A. MacKillop      Executive Vice         April 27, 1998
                                President and
      Scott A. MacKillop        Director

      /s/ Stephen M. Ash        Chief Financial        April 28, 1998
                                Officer and Treasurer
          Stephen Ash           (Principal Accounting
                                and Financial Officer)

     /s/ Maureen E. Dobel       General Counsel,       April 27, 1998
                                Corporate Secretary
       Maureen E. Dobel         and Director

    /s/ J.W. Nevil Thomas      Chairman of the Board  April 27, 1998
                                and Director
       J.W. Nevil Thomas

      /s/ D. Porter Bibb       Director               April 28, 1998

        D. Porter Bibb

      /s/ Emmett J. Daly       Director               April 27, 1998

        Emmett J. Daly

       /s/ Richard Hyde        Director               April 29, 1998

         Richard Hyde

                           EXHIBIT INDEX

            Description
Exhibit
Number

      3.1  Restated Articles of Incorporation of the Company
      3.2  Bylaws of the Company (1)
      4.1  Specimen Common Stock certificate of the Company (3)
      4.2  The Articles of Incorporation and Bylaws of the Company
           are included as Exhibits 3.1 and 3.2
      4.3  Form of warrant issued to each of the lenders in the
           November 1996 bridge financing (1)
      4.4  Warrant dated December 24, 1996 issued to Keefe,
           Bruyette & Woods, Inc (1)
      4.5  Form of warrant issued to investors in connection with the December 1996 restructuring
      4.6  Form of Warrant dated December 24, 1996 issued to
           Bedford and certain of its  associates (1)
      5.1  Opinion of Holme Roberts & Owen LLP (2)
      10.1 Employment Agreement between the Company and Kenneth S. Phillips dated as of July 26, 1995(1)
      10.2 Amended and Restated Employment Agreement between the
           Company and David L. Andrus dated as of December 17,
           1996(1)
      10.3 Form of Subscription Agreement between the Company and each of the lenders in the November 1996 bridge
           financing(1)
      10.4 Form of Registration Rights Agreement between the
           Company, each of the lenders in the November 1996
           bridge financing, each of the investors in the December
           1996 private placement, and the placement agent in the December 1996 private placement (1)
      10.5 Form of Subscription Agreement between the Company and each of the investors in the December 1996 private
           placement. (1)
      10.6 Restructuring Agreement dated as of December 24, 1996 among the Company, Bedford Capital Financial
           Corporation ("Bedford"),Portfolio Management
           Consultants, Inc.("PMC"), Portfolio Brokerage Services, Inc.("PBS") and Portfolio Technology Services ("PTS")
           (1)
      10.7 Amended and Restated Registration Rights Agreement
           dated as of December 24, 1996 among the Company and
           Bedford (1)
      10.8 Shareholders Agreement dated as of December 24, 1996
           among the Company, Bedford, Kenneth S. Phillips, David
           L. Andrus and Phillips & Andrus LLC (1)
      10.9 1994 Incentive Stock Option Plan (1)
      10.10Reimbursement and Pledge Agreement dated January 8,
           1997 between the Company and KP3 (1)
      10.111997 Equity Incentive Plan (5)
      10.12Stock Purchase Agreement among PMC International, Inc.,
           Michael T. Wilkinson, Scott    A. MacKillop, Gary A.
           Miller, Michael J. Flinn, Jared L. Shope, Graham L.
           Guy, John W. Burgin, and ADAM Investment Services,
           Inc., dated as of July 25, 1997 (4)
      10.13Non-Compete Agreement between PMCIS f/k/a ADAM
           Investment Services, Inc., and Michael T. Wilkinson, dated as of September 23, 1997 (4)
      10.14Employment Agreement between PMCIS f/k/a ADAM
           Investment Services, Inc., and Scott A. MacKillop, dated as of September 23, 1997 (4)
      10.15Form of Subscription Agreement, dated as of September 22, 1997, between the Company and each of the purchasers in the PMCIS ADAM Private Placement
      10.16Form of Registration Rights Agreement, dated as of
           September 22, 1997, among the Company and the
           purchasers in the PMCIS Private Placement
      10.17Term Loan Agreement dated September 10, 1997, among the
           Company, KP3 and Citywide Banks/Aurora National Bank 10.18Term Loan Agreement dated March 31, 1998 among the
           Company, KP3 and Citywide Banks/Aurora National Bank
      21.1 List of Subsidiaries (5)
      23.1 Consent of Spicer, Jeffries & Co., Certified Public
           Accountants
      23.2 Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)
      24.1 Power of Attorney

(1)   Previously filed with the Company's Registration Statement
      on Form SB-2 (File No. 333-   21335), dated February 7,
      1997.
(2) Previously filed with Amendment Number 2 to the Company's Registration Statement on Form SB-2 (File No. 333-21335), dated June 23, 1997.
(3)   Previously filed with Amendment Number 3 to the Company's
      Registration Statement on     Form SB-2 (File No.
      333-21335), dated July 2, 1997.
(4) Incorporated by Reference to the Company's Current Report on Form 8-K (File No. 0-14937), dated October 9, 1997.
(5) Incorporated by Reference to Amendment Number 1 to the Company's Registration Statement on Form SB-2 (File No. 333-40805), dated February 6, 1998.

EXHIBIT 3.1
               RESTATED ARTICLES OF INCORPORATION
                                OF
                      PMC INTERNATIONAL, INC.




      Pursuant to Section 7-110-107 of the Colorado Business
Corporations Act, the Board of Directors of PMC International,
Inc. (the "corporation") duly adopted the following Restated
Articles of Incorporation of the corporation:

                             ARTICLE I

      The name of the corporation is:  PMC International, Inc.

                            ARTICLE II

      The period of duration of the corporation shall be perpetual.

                            ARTICLE III

      The purposes for which the corporation is organized are as follows:

      1. To engage in and carry on a securities business, including each and every aspect thereof, in any and all capacities to the full extent permitted by law, including a general brokerage, underwriting and investment business; to act as brokers, dealers, traders, investment bankers and investors in securities; to underwrite and distribute, on behalf of itself and of others, securities and to participate with others in any such underwriting or distribution; to negotiate, or to assist or participate in the negotiation of, private placements of securities; and to do any and all things which may be useful in connection with the foregoing activities or incidental to the conduct of such activities and whether or not in connection therewith, to purchase, subscribe for, borrow, acquire, hold, exchange, sell, distribute, assign, transfer, lend, mortgage, pledge, hypothecate, guarantee, deal in or otherwise effect any and all transactions of any kind, character or description whatsoever in or with respect to securities, and with respect to foreign exchange, acceptances and commercial paper of every kind, character or description.

      2. To engage in the business of furnishing investment counsel, management and advice.

      3.   To engage in any lawful business.

      4. To have all of the powers now or hereafter given by law to corporations so organized, and to pursue these purposes, and exercise its powers, within or without the State of Colorado, and within or without the United States, directly or indirectly, and through any agents, trustees, nominees, subsidiary or affiliated corporations or other representatives or legal entities which it chooses to use.

      5. To contract with any person or legal entity, public or private, for any purpose.

      6. To buy, rent or otherwise acquire, to hold, use, or manage, and to sell, lease or otherwise dispose of real or personal property of any kind at any location.

      7. To lend money and guarantee the obligation of other persons or legal entities, and to take and hold any type of security in doing so.

      8. To borrow money, and to give any type of security in doing so, including the mortgaging, assigning, pledging or hypothecating of any of its assets.

      9. To enter into joint ventures, general or limited partnerships, syndicates, associations or other arrangements for pursuing any of its purposes or exercising any of its powers.

      10. To engage in any other business or trade which, in the opinion of the Board of Directors, may be advantageously carried on in connection with or auxiliary to such business and to do all such things as are incidental or conducive to the above purposes or any of them.

      11. The foregoing enumeration of purposes shall not be deemed to limit or to restrict in any manner the exercise of other and further rights and powers which may now or hereafter be allowed or permitted by law; the purposes specified in each of the paragraphs of this Article III shall not be restricted by reference to or inference from the terms of any other paragraph, but shall be regarded as independent purposes.

                            ARTICLE IV

      1. The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares of a class of common stock with a par value of $0.01, and Five Million (5,000,000) shares of a class of preferred stock without par value. Said shares may be issued for money, property, services, or other things of value and, when issued, shall be issued fully paid and non-assessable.

      2. Common Stock. The preferences and relative participating, optional or other special rights, qualifications, limitations, or restrictions of the common stock of the Corporation are as follows:

           a. Dividends. Dividends in cash, property, or shares of the corporation may be paid upon the common stock, as and when declared by the Board of Directors, out of funds of the corporation to the extent and in the manner permitted by law.

           b. Payment on Liquidation. Upon any liquidation, dissolution, or winding-up of the corporation, and after payment or the setting aside of amounts sufficient to provide for payment in full of all debts and liabilities of and other claims against the corporation, the remaining net assets of the corporation shall be distributed pro rata to the holders of the common stock, except as preferential payments of assets may be first paid to holders of preferred shares in accordance with preferences afforded any preferred shares which may subsequently be issued. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital, or capital surplus of the corporation, a portion of its assets, in cash or property, in the manner permitted by law.

           c. Voting Rights. Each holder of common stock shall be entitled to one vote, or fraction of a vote, for each share, or corresponding faction of a share, of common stock held by each such shareholder.

           d. Pre-Emptive Rights. Each shareholder of the corporation shall not, solely because of his ownership of any shares of common or preferred stock, have a pre-emptive right to purchase, subscribe for, and take his proportionate part of any stock now or hereafter authorized or any part of the notes, debentures, bonds, or other securities of the corporation convertible into or carrying options or warrants to purchase any stock of the corporation when issued, offered, and sold.

           e. Transfer of Shares. The corporation shall have the right by appropriate action to impose restrictions upon the transfer of any shares of its stock or any interest therein, from time to time issued, provided that such restrictions as may from time to time be imposed, or notice of the substance thereof, shall be set forth on the face or back of the certificate representing such shares of stock.

      3.   Preferred Stock.   With respect to the preferred
shares, the Board of Directors of the Corporation is hereby vested with the authority to establish series and fix and determine the variations in the relative rights and preferences as between series, provided that all shares of the preferred stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series: the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue; whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; the amount payable upon shares in event of involuntary liquidation; the amount payable upon shares in event of voluntary liquidation, sinking fund or other provisions, if any, for the redemption or purchase of shares; the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; voting powers, if any; and any other variations which may be specified by the Board of Directors as permitted by applicable law.

      4. Series A Preferred Stock. Of the 5,000,000 shares of preferred stock authorized, 450,000 shares have been designated as "$0.325 Cumulative Convertible Series A Preferred Stock" (hereafter referred to as the "Series A Preferred Stock"). The preferences and relative participating, optional or other special rights, qualifications, limitations, or restrictions of the Series A Preferred Stock of the Corporation are as follows:

           a. Dividends. The dividend rate for the Series A Preferred Stock is thirty-two and one-half cents ($0.325) per share per annum (equal to 13% of the purchase price of the shares), and no more. The holders of the Series A Preferred Stock shall be entitled to receive semiannually on the fifteenth day of January and July in each year (payable to the record holders of the shares as of the last day of the calendar month immediately preceding the date for payment), but only when and as authorized by the Board of Directors of the Corporation, out of the assets of the Corporation legally available for dividends, cash dividends at the annual rate of thirty-two and one-half cents ($0.325) per share for each fiscal year of the Corporation, without interest, before any dividends shall be paid or declared, or any other distribution shall be ordered or made, upon any other class of stock. Dividends on shares of the Series A Preferred Stock shall commence to accrue and shall be cumulative from and including the date of issuance thereof. Notwithstanding the foregoing, the first payment of dividends due respecting the Series A Preferred Stock shall be due and payable on July 15, 1991. Provided, however, that the declaration and payment of dividends on the Series A Preferred Stock shall be subject to and in accordance with the following:

                i. If any dividends payable on the Series A Preferred Stock with respect to any fiscal year of the Corporation are not paid for any reason, the right of the holders of the Series A Preferred Stock to receive payment of such dividend shall not lapse or terminate, but said unpaid dividend or dividends shall accumulate and shall be paid without interest to the holders of the Series A Preferred Stock, when and as authorized by the Board of Directors of the Corporation, before any sum or sums shall be set aside for or applied to the purchase or redemption of the Series A Preferred Stock and before any dividends shall be paid or declared, or any other distribution shall be ordered or made, upon any other class of stock.

                ii.  No dividends shall be paid on the Series A
Preferred Stock at such time as such payment would violate
Colorado law.

                iii. With respect to the initial dividend payment due July 15, 1991 for the period ending June 30, 1991, the Corporation shall pay a prorated amount of the annual dividend on such issued Series A Preferred Stock for the period of time from the date of issuance of such Series A Preferred Stock until June 30, 1991.

           b. Redemption. At the option of the Corporation, and subject to the satisfaction of the conditions described in this section, shares of the Series A Preferred Stock may be redeemed, in whole or in part, at any time and from time to time after the date that is thirteen months from the date of issuance of the shares of Series A Preferred Stock to be redeemed, as follows:

                i. Redemption shall be permitted only if, at the time that the notice of redemption is given (as described in paragraph 3(c)(iii) below), the average high bid prices of the Corporation's common stock for the 15 consecutive business day period commencing 20 business days prior to the date on which the notice is given is greater than the conversion price of the Series A Preferred Stock as described in section 3(f) below, and only if the after-tax earnings of the Corporation are at least twenty cents ($0.20) per share for the period of the four full fiscal quarters immediately preceding the date on which the notice of redemption is given. The figure of $0.20 per share earnings described in the preceding sentence shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Corporation's common stock. If less than all shares of the Series A Preferred Stock are to be redeemed in a single transaction, the number of shares to be redeemed from each stockholder shall be on a pro rata basis, based upon the number of shares of Series A Preferred Stock owned by each.

                ii.  The redemption price per share under this
section 3(c) shall be $2.75 per share, plus an amount equal to unpaid cumulative dividends accrued to the date of redemption (whether or not declared), which shall be accrued at the annual dividend rate provided in section 3(b) above, pro rata to the date of redemption, whether or not such date of redemption is a regular dividend payment date. The redemption price set forth herein shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock.

                iii. At least 45 days prior to the date fixed for redemption pursuant to this paragraph 3(c)(iii) (the date fixed for redemption shall hereinafter be referred to as the "Redemption Date"), written notice (hereinafter referred to as the "Redemption Notice") shall be mailed postage prepaid to each holder of record of the Series A Preferred Stock which is to be redeemed, at its last address shown on the records of the Corporation as of a record date not more than ten days prior to the date of giving the Redemption Notice. Any Redemption Notice which is mailed in accordance with the provisions hereof shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and the failure to duly give such notice by mail, or any defect in such notice, to any particular holders of any of the Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings where proper notice was given for the redemption of any other shares of Series A Preferred Stock.

                iv.  The Redemption Notice shall specify the
number of shares of Series A Preferred Stock of such stockholder to be redeemed, the Redemption Date, the redemption price at which the shares of Series A Preferred Stock are to be redeemed, the location where payment of the redemption price is to be made upon surrender of such shares, the conversion rate then in effect, and shall state that accrued dividends to the Redemption Date will be paid as specified in said Redemption Notice, that from and after the Redemption Date dividends thereon will cease to accrue, and that conversion rights of such shares shall cease and terminate at the close of business on the Redemption Date.

                v.   Each holder of shares of the Series A
Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the applicable redemption price for such shares shall be paid to the order of the person or entity whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired.

           c. Non Voting Stock. The holders of the shares of the Series A Preferred Stock shall have no voting rights whatsoever except as may be required by Colorado law. Cumulative voting shall not be permitted.

           d. Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount per share equal to $2.50 per share (plus an amount equal to unpaid cumulative dividends) without interest, and no more, before any payment shall be made to holders of the shares of the Corporation's common stock. After such payment shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of the Series A Preferred Stock so as to be available for such payment, holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation and shall have no further rights of conversion. A merger or consolidation of the Corporation with or into any other corporation, share exchange, or sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this section 3(e). Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

           e. Conversion Privilege. The holders of shares of Series A Preferred Stock shall have the right, at their option, to convert such shares into shares of common stock of the Corporation at any time prior to four (4) years after the date of issue, on and subject to the following terms and conditions:

                i. The shares of Series A Preferred Stock shall be convertible into fully paid and nonassessable shares of common stock of the Corporation at the option of the holder thereof and in the manner hereinafter provided. In case shares of Series A Preferred Stock are called for redemption under section 3(c) above, the right to convert such shares shall terminate at the close of business on the Redemption Date (described in paragraph 3(c)).

                ii. Shares of the Series A Preferred Stock may be converted into full shares of common stock of the Corporation at the rate of one (1) share of common stock for each one (1) share of Series A Preferred Stock being converted, which conversion rate shall be subject to adjustment as hereinafter provided (this is equivalent to a conversion price of $2.50, which is determined by dividing $2.50 by the number of shares of common stock to be obtained upon conversion of one (1) share of Series A Preferred Stock). In no event shall the holder of Series A Preferred Stock be permitted to convert in a single transaction less than a number of shares of Series A Preferred Stock equal to the lesser of (i) 50 shares of Series A Preferred Stock, or (ii) the total number of shares of Series A Preferred Stock then owned by said holder.

                iii. No fraction of shares of stock of any class of the Corporation at any time authorized shall be issuable upon any conversion of the Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered multiplied by the conversion rate. In lieu of issuing any fraction of a share, the person entitled to an interest in respect of such fraction shall be paid the cash equivalent of such fraction based upon the market value thereof on the date of such conversion, determined as follows. The current market price per share of common stock at any date shall be deemed to be (i) the average of the high and low bids as reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for the 15 consecutive business day period commencing 20 business days before the date in question (the "Trading Period"), or (ii) if the common stock in listed on any national securities exchange, the average of the daily closing prices for the same Trading Period, or (iii) if neither (i) nor (ii) apply, the conversion price then in effect.

                iv. In order to convert Series A Preferred Stock into common stock, the holder thereof shall surrender, at the office of the Corporation's transfer agent for the Series A Preferred Stock or at such other office or offices as the Board of Directors of the Corporation may designate, the certificate or certificates representing the share or shares of Series A Preferred Stock to be converted, duly endorsed to the Corporation or in blank, together with a written request for conversion. The Corporation agrees to use its reasonable efforts to maintain, to the extent required by the Securities Act of 1933, as amended, an effective Registration Statement under said Act covering the Series A Preferred Stock and the common stock into which it may be converted, during the period that the Series A Preferred Stock is convertible and, during such period, to qualify said securities or obtain an exemption from such qualification under the securities laws of the states in which the Series A Preferred Stock is originally offered by the Corporation and in such other states as the Corporation determines in its sole discretion. The Corporation may decide not to seek qualification in any particular state if it will require unreasonable effort or expense, and it is acknowledged that the Corporation may not be able to obtain qualification of said securities in all states in which the ultimate purchasers of said securities reside. Notwithstanding any other provision of this Statement of Series Shares to the contrary, the obligation of the Corporation to effectuate any requested conversion of Series A Preferred Stock into common stock is subject to the existence of a then effective Registration Statement under the Act covering the proposed transaction and that the transaction may be so consummated by legally issuing and delivering common stock for the Series A Preferred Stock under the securities laws of the state in which the holder of the Series A Preferred Stock then resides. Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of such surrender for conversion, and the person or persons entitled to receive the common stock issuable, upon such conversion shall be treated for all purposes as the record holder or holders of such common stock at such time. As promptly as practicable on or after the date of any conversion, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of common stock issuable upon such conversion, together with cash in lieu of any fraction of a share (as described in paragraph 3(f)(iii)), to the person or persons entitled to receive the same. In case of a conversion of only a part of the shares owned by any holder of Series A Preferred Stock, the Corporation shall also issue and deliver to such holder a new certificate of Series A Preferred Stock representing the number of shares of such Series A Preferred Stock not converted by such holder. All shares which may be issued upon conversion of shares of the Series A Preferred Stock shall upon issue be fully paid and nonassessable by the Corporation and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock upon conversion in a name other than of the holder of the shares of the Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such share unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall establish to the satisfaction of the Corporation that such tax has been paid.

                v. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease, except only the right of the holders thereof to receive common stock in exchange therefor. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series A Preferred Stock surrendered for conversion or on account of any dividends on the common stock issued upon such conversion.

                vi.  In case the Corporation shall (i) pay a
dividend on its common stock in shares of its capital stock, (ii) subdivide its outstanding shares of common stock, (iii) combine its outstanding shares of common stock into a smaller number of shares, or (iv) issue by reclassification of its shares of common stock any shares of capital stock of the Corporation, the conversion rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which the holder would have owned or would have been entitled to receive after the happening of any of the events described above, had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event. Such adjustments shall be made whenever any of the events listed shall occur. An adjustment made pursuant to this paragraph 3(f)(vi) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

                vii. In the event the Corporation fails to timely and fully pay any of the dividends due to be paid under section 3(b) above on the dates of July 15, 1991, January 15, 1992,
July 15, 1992, and January 15, 1993, then each time any of such events occurs, the initial conversion rate of one (1) share of common stock for each one (1) share of Series A Preferred Stock shall be increased by one-tenth (0.1) share of common stock for each one (1) share on Series A Preferred Stock. In the event that all four of the dividend payments were not timely and fully made, the conversion rate would accordingly be changed to one and four-tenths (1.4) shares of common stock for each one (1) share of Series A Preferred Stock. Any dividends required to be paid to the holders of the Series A Preferred Stock shall be deemed to have been timely and fully made if payment of the dividend is mailed by the Corporation, postage prepaid, no later than the close of business on the day payment is required. In the event that any of the above four dividend payments is not timely and fully made, the adjustment in the conversion rate specified in this paragraph shall be deemed to be effective immediately after the close of business on the date that payment of the dividend was otherwise required to be paid. The adjustment in the conversion rate specified in this paragraph shall not relieve the Corporation from its obligation to cumulate the unpaid dividend in accordance with paragraph 3(b)(i) above.

                viii.No adjustment in the conversion rate under paragraph 3(f)(vi) shall be required unless such adjustment would require an increase or decrease in such rate of at least 1%, provided, however, that any adjustment which by reason of this paragraph is not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section 3(f) shall be made to the nearest 100th of a share.

                ix.  Except as expressly provided in this section
3(f), no adjustment in the conversion rate of the Series A
Preferred Stock shall occur upon the issuance of any stock of the Corporation for any other reason.

                x. Any conversion rate determined or adjusted as herein provided shall remain in effect until further adjustment is required herein. Upon each adjustment of the conversion rate a written instrument signed by an officer of the Corporation setting forth such adjustment and the computation of the summary of the facts upon which it is based, and accompanied by copies of the resolutions, if any, of the Board of Directors passed in connection therewith shall forthwith be filed with the Corporation's transfer agent for the Series A Preferred Stock and made available for inspection by the holders of Series A
Preferred Stock; and any adjustments so evidenced, made in good faith, shall be binding upon all stockholders and upon the Corporation. The Corporation shall also, as promptly as practicable, cause a notice, stating that such an adjustment has been made and setting forth the adjusted conversion rate, to be mailed postage prepaid to each holder of record of outstanding shares of the Series A Preferred Stock, at their addresses as the same appear on the stock records of the Corporation. Notwithstanding the foregoing notice provisions, failure of the Corporation to give such notice shall not invalidate such corporate action of the Corporation.

           f. No Implied Limitations. Except as otherwise provided by express provisions of this Statement of Series Shares, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any shares of preferred stock and to fix or alter all terms thereof to the full extent provided in the Articles of Incorporation, as amended, of the Corporation.

           g. General Provisions. In addition to the above provisions with respect to the Series A Preferred Stock, such Series A Preferred Stock shall be subject to and be entitled to the benefits of, the provisions set forth in the Corporation's articles of incorporation, as amended, with respect to preferred stock generally. As used throughout this document, common stock of the Corporation shall mean its existing class of $0.01 par value common stock. The holders of the $0.325 cumulative Convertible Series A Preferred Stock shall not have a preemptive right to acquire unissued or treasury shares of any class of stock or securities convertible into such shares or carrying a right to subscribe to or acquire shares.

                             ARTICLE V

                          Indemnification

      1. This corporation shall, subject to the provisions of this Article V, indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including reasonable attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of this corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      2. This corporation shall, subject to the provisions of this Article V, indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including reasonable attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; provided, however, no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action, suit, or proceeding was brought determines upon application that, despite the adjudication of liability, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

      3. Indemnification under paragraphs 1 or 2 of this Article V, unless ordered by a court, shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he met the applicable standards of conduct set forth. Such determination shall be made by the Board of Directors by a majority vote of a quorum of directors who are not parties to such action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a disinterested director so directs, by independent legal counsel in a written opinion or by the shareholders. Notwithstanding the foregoing, to the extent that a director, officer, employee, or agent of this corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in paragraphs 1 or 2 of this Article V, or in defense of any claim, issue, or matter therein, he shall be indemnified against all expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

      4. Prior to final disposition of any action, suit, or proceeding, this corporation may advance monies for expenses incurred by any person who might be eligible for indemnification hereunder upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced unless it is ultimately determined that he is entitled to be indemnified and will be indemnified by the corporation hereunder.

                            ARTICLE VI

      The number of directors may be increased or decreased from time to time by amendment to the bylaws of the corporation; but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of the majority of the directors then in office, though less than a quorum of the Board of Directors.

                            ARTICLE VII

      Cumulative voting shall not be permitted in the election of directors.

                           ARTICLE VIII

                     Registered Office; Agent

      The registered office of the corporation shall be 555 17th
Street, 14th Floor, Denver, Colorado 80202 and the registered agent at such office shall be Dottie DeMark.


                            ARTICLE IX

                 Rights of Directors and Officers
                   to Contract with Corporation

      None of the directors or officers of the corporation shall, in the absence of fraud, be disqualified from his office by dealing or contracting with the corporation either as a lender, purchaser, or otherwise, nor shall any firm, association, or corporation of which he shall be a member, or in which he may be pecuniarily interested in any manner be disqualified. No director or officer, nor any firm, association or corporation with which he is connected as aforesaid, shall be liable to account to the corporation or its shareholders for any profits realized by him from or through any such transaction or contract, it being the express purpose and intent of this Article to permit the corporation to buy from, sell to, or otherwise deal with partnerships, firms, or corporations of which the directors and officers of the corporation, or any one or more of them, may be members, directors, or officers, or in which they or any of them may have a pecuniary interest, and the contracts of the corporation, in the absence of fraud, shall not be void or voidable or affected in any manner by reason of any such membership or interest.

                             ARTICLE X

                              Bylaws

      A majority of the Board of Directors of the corporation shall have the power to amend, alter, or repeal the bylaws of the corporation at any regular meeting or at any special meeting called for that purpose.

                            ARTICLE XI

                            Amendments

      These Articles of Incorporation may be amended from time to time by a vote of two-thirds of the shares of stock entitled to vote thereon.

      In all other respects, the Articles of Incorporation of the Corporation shall remain in full force and effect except as expressly amended hereby.

                            ARTICLE XII

      The Board of Directors may, from time to time, distribute to the shareholders of the corporation in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or in property or partly in cash and partly in property.

      IN WITNESS WHEREOF, PMC International, Inc. has caused these Restated Articles of Incorporation to be signed by the Executive
Vice President and the Corporate Secretary this 24th day of April, 1998.

                                  PMC International, Inc.
                            By:   /s/ Scott A. MacKillop
                                  -----------------------------
                                  Scott A. MacKillop,
                                  Executive Vice President
                                  and Chief Operating Officer

ATTEST
By:   /s/ Maureen E. Dobel
      ------------------------------
      Maureen E. Dobel, Corporate
      Secretary

Exhibit 10.15--Form of Subscription Agreement, dated as of September 22, 1997, between the Company and each of the purchasers in the PMCIS Private Placement.


                       PMC International, Inc.





                       SUBSCRIPTION AGREEMENT





                   Dated as of September 22, 1997

                          TABLE OF CONTENTS


Section                                                        Page

1.    Authorization; Subscription for Shares......................1
      1.1   Authorization of Shares...............................1
      1.2   Sale and Purchase of Shares...........................1
      1.3   Closing...............................................1

2.    Conditions to Subscriber's Obligations......................2
      2.1   Representations and Warranties........................2
      2.2   Performance; No Default...............................2
      2.3   Officer's Certificate.................................2
      2.4   Opinion of Counsel....................................2
      2.5   Purchase Permitted by Applicable Laws.................2
      2.6   Registration Rights Agreement.........................2
      2.7   Proceedings and Documents.............................3
      2.8   Sale of Other Shares..................................3
      2.9   Closing of ADAM Acquisition...........................3

3.    Conditions to the Company's Obligations.....................3
      3.1   Representations and Warranties........................3
      3.2   Letter from the Placement Agent.......................3
      3.3   Payment for the Shares................................3
      3.4   Sale Permitted by Applicable Laws.....................3

4.    Representations and Warranties of the Company...............3
      4.1   Organization, Standing and Qualification..............4
      4.2   Capitalization........................................4
      4.3   Authorization and Validity of Agreements..............5
      4.4   No Conflict with Other Instruments; No Approvals
            Required Except as Have Been Obtained.................5
      4.5   No Material Adverse Change............................5
      4.6   Full Disclosure.......................................6
      4.7   Financial Statements..................................6
      4.8   Use of Proceeds.......................................7
      4.9   Litigation............................................7
      4.10  Taxes.................................................7
      4.11  Compliance with Laws..................................7
      4.12  Private Offering......................................8
      4.13  SEC Reports...........................................8
      4.14  Intellectual Property.................................8
      4.15  Investment Company Act................................8

5.    Representations and Warranties of the ......................8
      5.1   Due Organization, Good Standing and Authority.........8
      5.2   Authorization and Validity of Agreement...............9
      5.3   Accredited Investor...................................9
      5.4   Investment Intent.....................................9
      5.5   Accuracy and Reliance.................................9

6.    Compliance with the Securities Act.........................10
      6.1   Certificates Evidencing the Shares...................10
      6.2   Notice of Proposed Transfer; Opinion of Counsel......10

7.    Miscellaneous..............................................11
      7.1   Filing of Registration Statement.....................11
      7.2   New Issuance of Shares...............................11
      7.3   Survival of Representations and Warranties;
Severability.....................................................11
      7.4   Termination of Agreement.............................11
      7.5   Amendment; Waiver....................................11
      7.6   Notices, etc.........................................11
      7.7   Successors and Assigns...............................12
      7.8   Descriptive Headings.................................12
      7.9   Governing Law........................................12
      7.10  Counterparts.........................................12
      7.11  Integration; Severability............................12

SCHEDULE A --   Information as to Subscriber Shares

EXHIBIT A   --  Form of Opinion of Holme Roberts & Owen  LLP,
                Counsel for the Company

EXHIBIT B   --  Form of Registration Rights Agreement

EXHIBIT C   --  Form of Letter of Placement Agent

CONFIDENTIAL INVESTOR QUESTIONNAIRE

                      SUBSCRIPTION AGREEMENT

      SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of
September 22, 1997, between PMC International, Inc., a Colorado corporation (the "Company"), and the Subscriber whose name appears on the signature page hereto (the "Subscriber").

      WHEREAS, the Company desires to sell in a private placement (the "Offering") shares of its common stock, par value $.01 per share (the "Common Stock"), as set forth in the Private Placement Memorandum, dated August 21, 1997, prepared by the Company (together with all exhibits contained therein and any amendments or supplements thereto, the "Memorandum"), on the terms and conditions hereinafter set forth, and the Subscriber desires to purchase that number of shares of Common Stock set forth on Schedule A hereto; and

      WHEREAS, this Agreement sets forth the terms and conditions upon which the Company will sell the shares of Common Stock to the Subscriber and the Subscriber will purchase the shares of Common Stock from the Company.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

      1.    Authorization; Subscription for Shares.

            Authorization of Shares. The Company has authorized the issuance and sale pursuant to the Offering of that number of shares (the "Shares") of the Common Stock necessary to raise aggregate proceeds of approximately $7,000,000.

            Sale and Purchase of Shares. In reliance upon the representations and warranties made herein and subject to the satisfaction or waiver of the terms and conditions of this Agreement, the Company will issue and sell to the Subscriber and the Subscriber will purchase from the Company, at the Closing provided for in Section 1.3, the number of Shares set forth opposite such Subscriber's name in Schedule A at the purchase price set forth on Schedule A. Contemporaneously with entering into this Agreement, the Company is entering into separate Subscription Agreements (the "Other Agreements") substantially identical with this Agreement with each of the other subscribers (the "Other Subscribers"), providing for the sale to each of the Other Subscribers, at such Closing, of the number of Shares specified opposite such Other Subscriber's names in Schedule A of the Other Agreements. The sales of the Shares to the Subscriber and to each of the Other Subscribers are to be separate sales, and this Agreement and the Other Agreements are to be separate agreements.

            Closing. Subject to the terms and conditions of this Agreement, the sales of the Shares to be purchased by the Subscriber and the Other Subscribers shall take place at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, at 11:00 a.m., Denver time, at a closing (the "Closing") on September 19, 1997, or on such other business day thereafter as may be agreed upon by the Company, the Subscriber and the Other Subscribers (the "Closing Date"). At the Closing, the Company will deliver to the Subscriber the certificates registered in the Subscriber's name (or in the name of the Subscriber's nominee), representing the aggregate number of Shares to be purchased by the Subscriber, against delivery by the Subscriber to the Company of immediately available funds in the amount of the purchase price therefor.

      2.    Conditions to Subscriber's Obligations.  The
Subscriber's obligation to purchase and pay for the Shares to be sold to such Subscriber at the Closing shall be subject to the fulfillment, prior to or at the Closing, of the following conditions:

            Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

            Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

            Officer's Certificate. The Company shall have delivered to the Subscriber an officer's certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 2.1, 2.2 and 2.8, have been fulfilled and setting forth in reasonable detail the capitalization (including the long-term and short-term debt) and the amount of outstanding warrants and options of the Company giving effect to the Offering.

            Opinion of Counsel. The Subscriber shall have received an opinion from Holme, Roberts & Owen LLP, counsel for the Company, as to the matters set forth in Exhibit A hereto, addressed to such Subscriber and dated as of the Closing Date.

            Purchase Permitted by Applicable Laws. The offering, issuance, purchase and sale of, and payment for, the Shares to be purchased by the Subscriber on the Closing Date on the terms and conditions herein provided (a) shall not violate any applicable law, governmental regulation, court order or injunction (temporary or permanent) and (b) shall not subject the Subscriber to any tax, penalty, liability or other material adverse effect under or pursuant to any applicable law or governmental regulation, and the Subscriber shall have received such certificates or other evidence as the Subscriber may request to establish compliance with this condition.

            Registration Rights Agreement. The registration rights agreement to be entered into by the Subscriber, the Company and each of the Other Subscribers providing for, among other things, the registration of the Shares (the "Registration Rights Agreement") shall have been duly executed and delivered by the respective parties thereto, shall not have been terminated, shall be in full force and effect and shall be in substantially the form attached hereto as Exhibit B. The Subscriber shall have received an original copy of the Registration Rights Agreement.

            2.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Subscriber, and the Subscriber shall have received all such counterpart originals or certified or other copies of such documents as the Subscriber may reasonably request.

            Sale of Other Shares. Contemporaneously with the Closing, the Company shall sell to the Other Subscribers and receive payment for that number of Shares that, when combined with the Shares to be purchased by the Subscriber, will raise at least $6,000,000 in aggregate gross proceeds to the Company.

            Closing of ADAM Acquisition. At or prior to the time of Closing, all requisite conditions to the closing of the acquisition of ADAM Investment Services, Inc. substantially in the manner described in the Memorandum shall have been satisfied or waived, other than the payment of the consideration specified for the closing of such acquisition and the Company shall immediately transfer the specified consideration for such acquisition in the manner contemplated upon completion of the Closing.

      3.    Conditions to the Company's Obligations.  The
Company's obligation to issue and sell the Shares under this Agreement shall be subject to the fulfillment, prior to or at the Closing, of the following conditions:

            3.1 Representations and Warranties. The representations and warranties of the Subscriber contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

            3.2 Letter from the Placement Agent. The Company shall have received from Keefe, Bruyette & Woods, Inc. (the "Placement Agent") a letter, dated as of the Closing Date and addressed to the Company, substantially in the form of Exhibit C attached hereto.

            3.3 Payment for the Shares. The Subscriber shall have delivered to the Company and the Company shall have received full payment in immediately available funds in respect of such Subscriber's purchase of the Shares.

            3.4 Sale Permitted by Applicable Laws. The sale of the Shares by the Company on the terms and conditions herein shall not violate any applicable law, governmental regulation, court order or injunction (temporary or permanent).

      Representations and Warranties of the Company. The Company represents and warrants to the Subscriber as follows:

            Organization, Standing and Qualification. Each of the Company and its Subsidiaries (as hereinafter defined) (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which it is required to be so qualified or licensed except where the failure to be so licensed or qualified would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. As used in this Agreement, the term "Subsidiaries" means Portfolio
Management Consultants, Inc., Portfolio Brokerage Services, Inc., Portfolio Technology Services, Inc., and the term "Subsidiary" refers to each of such entities individually. The Company does not own any capital stock in any entity other than the Subsidiaries.

            4.2 Capitalization.

                (a) The issuance and sale of the Shares has been duly authorized by the Company, and upon payment for the Shares in accordance with Section 1.3 hereof, the Shares will be validly issued, fully paid and non-assessable.

                (b) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, no par value (the "Preferred Stock"). As of the date of this Agreement, there are (x) 14,548,614 shares of Common Stock issued and outstanding and no shares of Common Stock held in the Company's treasury, (y) no shares of Common Stock reserved for issuance upon exercise of outstanding stock options, warrants or otherwise except for (i) 2,572,500 shares of Common Stock reserved for issuance upon exercise of options granted by the Company, exclusive of options on 415,000 shares which will be granted to employees of ADAM Investment Services, Inc. ("ADAM") in connection with the acquisition of all of the outstanding capital stock of ADAM, (ii) 1,075,000 shares of Common Stock reserved for issuance upon exercise of warrants issued by the Company, and (iii) 138,182 shares of Preferred Stock issued and outstanding, and no shares of the Preferred Stock held in the Company's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except (i) for the Other Agreements or (ii) as described in the Memorandum, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company. Except as described in the Memorandum, the Company has not entered into any agreement to register its equity or debt securities under the Securities Act of 1933, as amended (the "Securities Act"), other than certain registration rights agreements covering shares of common stock of the Company, the resale of which shares has been included in a currently effective registration statement on form SB-2 on file with the Commission, and there are no understandings or agreements with respect to the voting of any of the Company's capital stock.

                (c) All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and all such shares are owned directly or indirectly by the Company free and clear of any lien, charge, encumbrance or security interest whatsoever.
No Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.


            Authorization and Validity of Agreements

                (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. All corporate proceedings on the part of the Company necessary to approve this Agreement and to consummate the transactions contemplated hereby have been taken prior to the date of this Agreement.

                (b) The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company at the Closing, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            4.4 No Conflict with Other Instruments; No Approvals Required ExcNo Conflict with Other Instruments; No Approvals Required Except as Have Been Obtained. Delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing under, any provision of law, statute, ordinance or regulation applicable to the Company, and will not conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Company under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of the Company or any of the Subsidiaries pursuant to the Articles of Incorporation or By-Laws of the Company or any of its Subsidiaries, as the case may be, or any order, judgment, decree, law, ordinance or regulation applicable to the Company or any contract, instrument, agreement or restriction to which the Company or any of the Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or properties is bound. Neither the Company nor any of its Subsidiaries nor any of their respective assets or properties is subject to any charter, by-law, contract or other instrument or agreement, order, judgment, decree, law, statute, ordinance or regulation or any other restriction of any kind or character that would prevent the Company from entering into this Agreement or the Registration Rights Agreement or from consummating the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof.

            No Material Adverse Change. Since June 30, 1997, there has not been any material adverse change in the business, prospects, assets, liabilities, results of operations or financial condition of the Company or any of its Subsidiaries, except as described in, or contemplated by, the Memorandum.

            Full Disclosure. None of the Memorandum, the Registration Rights Agreement, this Agreement or the Schedules hereto (excluding the Subscriber's representations and warranties set forth herein), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading except that no representation or warranty is made with respect to the projections set forth in the Memorandum under the caption "Pro Forma Financial Information" other than as set forth in Section 4.7(b). There is no fact known to the Company which the Company has not disclosed to the Subscriber in the Memorandum or herein which materially adversely affects, or which could reasonably be expected to materially adversely affect, the business, prospects, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform it obligations under this Agreement or the Registration Rights Agreement.

            Financial Statements

                (a)  Except as otherwise stated in the notes
thereto, the financial statements of the Company and its Subsidiaries included as exhibits to the Memorandum have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis and fairly present the financial position, results of operations and changes in financial position of the Company and its Subsidiaries as of the dates and for the periods indicated. The selected financial data relating to the Company and its Subsidiaries included in the Memorandum have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and its Subsidiaries included Company's Form SB-2 included as an exhibit to the Memorandum and fairly present the information shown therein. Except as reflected in such financial statements and the notes thereto, neither the Company nor any of its Subsidiaries have any liabilities absolute or contingent, that are, individually or in the aggregate, material to the Company and its Subsidiaries, other than ordinary course liabilities incurred since the last date of such financial statements in connection with the transactions contemplated by the Memorandum or with conduct of the business of the Company or any of its Subsidiaries that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

                (b) Nothing has come to the attention of the Company which causes it to believe that the information contained in the Memorandum under the caption "Pro Forma Financial Information" is not reasonably based upon information available to the management of the Company as of the date of the Memorandum and at the time of Closing. The Company believes that, subject to the limitations expressed therein, the projections of financial results contained in the Memorandum were prepared on a reasonable basis and the underlying assumptions provide a reasonable basis for such forecast.

            4.8 Use of Proceeds. The net proceeds from the sale of the Shares will be used solely for the purposes set forth in the Memorandum.

            Litigation

                (a) Except as described in the Memorandum, there is no action, suit, proceeding or investigation pending, or to the best knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal, which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or that could adversely affect the consummation of the transactions contemplated hereby or by the Registration Rights Agreement.

                (b)  Except as described in the Memorandum,
neither the Company nor any of its Subsidiaries is subject to, or in any material way affected by, any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal which has materially adversely affected or which could reasonably be expected to materially adversely affect the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or that could adversely affect the consummation of the transactions contemplated hereby or by the Registration Rights Agreement.

            Taxes. The Company and its Subsidiaries have filed all United States federal income tax returns and all other tax returns that are required to be filed by it and all such tax returns are true, correct and complete in all material respects. The Company and its Subsidiaries have paid all taxes for the periods covered by such returns, except for such taxes being diligently contested in good faith and by appropriate proceedings and adequately reserved for in accordance with GAAP on the Company's balance sheet as of June 30, 1997. No claims for additional taxes (as hereinafter defined), interest or penalties are now being asserted or threatened against the Company or any of its Subsidiaries by any taxing authority except for such claims that, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or are reserved for in accordance with GAAP on the Company's balance sheet as of June 30, 1997. For purposes of this Agreement, the term "taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, occupation, transfer, license, payroll, withholding, social security and franchise taxes, imposed by the United States, or any state, local of foreign government or subdivision or agency thereof; and such term shall include any interest, penalties or additions to tax attributable to such assessments. For purposes of this Agreement the term "tax return" shall mean any report, return or other information required to be supplied to taxing authority in connection with taxes.

            Compliance with Laws. Neither the Company nor any of its Subsidiaries is, or after giving effect to the transactions contemplated hereby and by the Registration Rights Agreement and the transactions described in the Memorandum under the caption "The Acquisition", will be, in material violation of any statutes, laws, ordinances, rules or regulations, or any judgment, order or decree (Federal, state, local or foreign) to which any of them is, or will be, subject or has failed to obtain any material licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business.

            Private Offering.  Neither the Company, its
Subsidiaries nor, to the best knowledge of the Company, any person authorized to act on behalf of the Company (other than the Placement Agent, as to whom no such representation or warranty is made) has taken any action which would require registration of the offering and sale of the Shares pursuant to this Agreement or the Other Agreements under the Securities Act or would violate applicable state securities or "blue sky" laws or any rules, regulations or policies adopted thereunder. The Company agrees that it will not, and will not authorize anyone to, take any action so as to require the issuance and sale of the Shares within the provisions of Section 5 of the Securities Act.

            SEC Reports. Since January 1, 1992, the Company has filed all annual, quarterly and other reports required to be filed by it with the Securities and Exchange Commission (the "SEC") under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of the dates filed, such reports complied as to form in all material respects with the requirements of the Exchange Act and did not, at the time of filing, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            4.14 Intellectual Property. Each of the Company and its Subsidiaries owns or possesses all material patents, trademarks, service marks, trade names, copyrights, licenses, and other rights, in each case free from burdensome restrictions, which are necessary for the ownership, maintenance and operation of its properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any provision thereof in any material respect.

            Investment Company Act. The Company is not required to register as an investment company under the Investment Company
Act of 1940, as amended.

            4.16 ADAM Acquisition. Substantially simultaneous with the Closing, the Company will complete the acquisition of all of the outstanding capital stock of ADAM, substantially as disclosed in the Memorandum.

      5.    Representations and Warranties of the Subscriber.
The Subscriber represents and warrants as follows:

            5.1 Due Organization, Good Standing and Authority. If the Subscriber is not a natural person, such Subscriber represents and warrants that it is a corporation, partnership or trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. If the Subscriber is a natural person, it represents and warrants that (i) it is over 21 years of age, and (ii) the address set forth under its name on the signature page hereof is its true and correct address and residence.

            Authorization and Validity of Agreement.  This
Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

            5.3 Accredited Investor. The Subscriber understands that the Shares to be sold to such Subscriber are being offered and sold without registration under the Securities Act, in reliance, in part, upon the exemption provided in Regulation D
promulgated under Section 4(2) of the Securities Act.   The
Subscriber further understands that such exemption depends in part upon, and such Shares are being sold in reliance on, each of the representations and warranties set forth in this Section and in Section 5 of the Other Agreements. The Subscriber is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, as indicated by the responses to the Confidential Investor Questionnaire attached hereto.

            5.4 Investment Intent. The Subscriber represents to the Company that it is purchasing the Shares to be purchased by it solely for its own account or as trustee for a commingled pension trust and with no intention of distributing or reselling said Shares or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to the Subscriber's right at all times to sell or otherwise dispose of all or any part of said Shares under a registration under the Securities Act or under an exemption from such registration available under the Securities Act and any applicable state securities law, and subject, nevertheless, to the disposition of the Subscriber's property being at all times within the Subscriber's control in compliance with applicable Federal and state regulations.

            5.5 Accuracy and Reliance.

                (a)  All of the information concerning the
Subscriber supplied by it in any materials furnished to the Company or the Placement Agent is accurate and complete.

                (b) The Subscriber hereby acknowledges that it has made, and is solely responsible for making, its own independent evaluation of the economic and other risks involved in its investment in the Shares and its own independent decision
to make such investment.   The Subscriber hereby acknowledges
that it has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber and to evaluate the merits and risks of such an investment on its behalf. The Subscriber can bear the economic risk of this investment and can afford a complete loss of its investment.

                (c) The Subscriber hereby acknowledges that it has been furnished with a copy of the Memorandum, and any other documents that it has deemed necessary and requested in connection with its evaluation of the offering of the Shares.
The Subscriber has been given the opportunity to ask questions of, and receive answers from, the Company with respect to the business, financial condition and results of operations of the Company and its Subsidiaries and the terms and conditions of the offering of the Shares; and the Subscriber has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum or the accuracy of the information that was otherwise provided in order for it to evaluate the merits and risks of an investment in the Shares to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense. The Subscriber acknowledges that financial projections are by their nature speculative and there is no assurance that the financial projections set forth in the Memorandum will prove to be accurate and that actual results may differ materially from those contemplated by such financial projections.

      6.    Compliance with the Securities Act.

            6.1 Certificates Evidencing the Shares.

                (a) The Subscriber hereby acknowledges and agrees that each certificate evidencing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN SECTION 6 OF THE SUBSCRIPTION AGREEMENT DATED AS OF SEPTEMBER 22, 1997, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF PMC INTERNATIONAL, INC."

                (b) The certificates representing the Common Stock and each certificate issued in transfer thereof, shall also bear any legend required under any applicable state securities or "blue sky" laws.

                (c) The Subscriber consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer mentioned in this Section 6.

            6.2 Notice of Proposed Transfer; Opinion of Counsel. Prior to any transfer of any Shares which is not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and shall deliver an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration of such Shares under the Securities Act. Each certificate issued upon or in connection with the transfer of the Shares shall bear the appropriate restrictive legend set forth in Section 6.1, unless in the opinion of such counsel such legend is no longer required to insure compliance with the Securities Act. The Company will pay the reasonable fees and disbursements of counsel (other than house counsel) for any holder of Shares in connection with any and all opinions rendered by such counsel pursuant to this Section 6.2 when no registration statement is in effect.

      Miscellaneous

            7.1 Filing of Registration Statement. In the event that either (a) the registration statement required to be filed by the Company pursuant to Section 2.1 of the Registration Rights Agreement shall not have been so filed with the SEC on or prior to the 60th calendar day following the Closing Date or (b) such registration statement shall have been filed within such 60-day period but shall not have been declared effective by the SEC on or prior to the 150th calendar day after the filing date for such registration statement, then the Company shall, within thirty days of the first of such events not to have occurred, offer to the Subscriber the opportunity to purchase at a price of $.01 per share that number of shares of Common Stock equal to 1/6th of the total number of shares of Common Stock purchased by the Subscriber pursuant to this Agreement (a "Penalty Offering"). If such registration statement has not been declared effective on or before the 270th calendar day after the Closing Date, the Company shall make another Penalty Offering to the Subscriber. Thereafter, the Company shall make additional Penalty Offerings, up to a maximum of six such Offerings (in the aggregate including the initial and the 270th day Penalty Offering) for each successive sixty-day period that passes without such registration statement being declared effective.

            7.2 New Share Issuance. Prior to the date that is 180 days after the Closing Date, the Company agrees not to issue any new shares of Common Stock without the approval of a majority of the shareholders of the Company, except that no such shareholder approval shall be required for (i) the issuance of shares of Common Stock pursuant to the exercise of currently outstanding warrants or options, (ii) the issuance of shares of Common Stock in connection with the conversion or exchange of currently outstanding shares of the Company's Series A Preferred Stock, and
(iii) the issuance of a number of additional shares of Common Stock equal to ten percent (10%) of the total number of shares of Common Stock issued and outstanding immediately after the Closing and the issuance of the Shares. Nothing in this Section 7.2 shall preclude the Company from adopting any stock option plan or issuing options thereunder, provided that any shares of Common Stock issued upon the exercise of options granted under any such plan will be considered shares of Common Stock issued by the Company under Section 7.2 (iii) above.

            7.3 Survival of Representations and Warranties; SeverabilitySurvival of Representations and Warranties; Severability. All representations, warranties and agreements contained in this Agreement or made in writing by or on behalf of the Company or by the Subscriber in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Subscriber or any other holder of the Shares on the Subscriber's behalf, the purchase of the Shares under this Agreement and any disposition or payment of the Shares. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be deemed representations and warranties of the Company under this Agreement.

            7.4 Termination of Agreement. This Agreement may be terminated and the transactions contemplated herein abandoned (i) by the written agreement of the Company and the Subscriber or
(ii) by any party if the Closing has not occurred by October 31, 1997.

            7.5 Amendment; Waiver. No provision of this Agreement may be amended, up to a total of six (in the aggregate, including all Penalty Offerings previously made under this Section 7.1), waived or otherwise modified except by an instrument in writing executed by the parties hereto.

            Notices, etc. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, or by telecopy addressed: (i) if to the Subscriber, at such address or telecopy number as the Subscriber shall have furnished to the Company in writing from time to time for such purpose, or (ii) if to any other holder of any Shares, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Share who has furnished an address to the Company, or (iii) if to the Company, to PMC International, Inc., 14th Floor, 555 Seventeenth Street, Denver, Colorado 80202 to the attention of its President, or at such other address or to the attention of such other officer, as the Company shall have furnished to the Subscriber and each such other holder in writing.

            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. This Agreement may not be assigned without the prior written consent of the other party hereto.

            Descriptive Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            7.9 Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES
SHALL BE GOVERNED BY, THE LAW OF THE STATE OF COLORADO, WITHOUT
REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            7.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, including those delivered or received by facsimile transmission, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            7.11     Integration; Severability.

                (a) This Agreement, including Schedule A, the Exhibits and the Confidential Investor Questionnaire attached hereto, and the Registration Rights Agreement, embodies the entire agreement and understanding between the Subscriber and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

                (b) Any provisions of this Agreement that are prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or effecting the validity, unenforceability or legality of such provision in any other jurisdiction.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          PMC INTERNATIONAL, INC.


                          By:_____________________________
                          Name:  Kenneth S. Phillips, President
and CEO

                          SUBSCRIBER


                          ________________________________
                          Name of Entity (Print or Type)


                          By:_____________________________
                          Name:


                          ________________________________
                          Signature of Individual Subscriber


                          ________________________________
                          Name of Individual Subscriber


Address of Subscriber:

______________________________

______________________________

______________________________

                             SCHEDULE A
                                          PURCHASE PRICE
SUBSCRIBER           # OF SHARES              PER SHARE

                             EXHIBIT A
               (FORM OF OPINION OF COMPANY COUNSEL)







        September 22, 1997


        Investors Listed on Schedule A


        Ladies and Gentlemen:

             We have acted as counsel to PMC International, Inc., a Colorado corporation (the "Company"), in connection with the issuance and sale of common stock of the Company, par value $.01 per share (the "Common Stock"), pursuant to a Private Placement Memorandum dated August 21, 1997, as supplemented September __, 1997 (including its schedules, appendices and exhibits, the "Memorandum"). Unless the context otherwise requires, capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Memorandum.

             In connection with the opinions hereinafter expressed, we have examined originals or copies of such agreements, other corporate documents, records and other writings, and have conducted such investigations as we have deemed necessary as a basis for the opinions expressed herein. As to factual matters relevant to such opinions, we have, without independent investigation except where otherwise indicated, relied upon certificates of officers of the Company and of public officials and upon public records. We have assumed the genuineness of all signatures, the authenticity of all documents, and the conformity to originals of all documents submitted to us as copies.

             Based upon and subject to the foregoing and the qualifications expressed below, we are of the following opinion:

                    1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Colorado, with corporate power and corporate authority to own and lease its properties and to conduct its business as described in the Memorandum.

                    2.  Each of the Subsidiaries of the Company
        has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with corporate power and corporate authority to own and lease its properties and to conduct its business as described in the Memorandum.

                    3. The issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned beneficially and of record by the Company, and, upon consummation of the Offering and the Restructuring, will be free and clear of any security interests, liens, encumbrances, equities or claims known to us after due inquiry.

                    4. The Company has the authorized, issued and outstanding capitalization as set forth in the Company's Registration Statement on Form SB-2 which is attached as an exhibit to the Memorandum, except as disclosed in the Memorandum and Subscription Agreements. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights.

                    5.  The Company has the corporate power and
        corporate authority to execute, deliver and perform its obligations under each of the Subscription Agreement and the Registration Rights Agreement. Each of the Subscription Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                    6. No authorization, registration, exemption, approval, consent or order of, or filing with, any court or governmental authority or agency is required on the part of the Company in connection with the execution, delivery and performance by the Company of the transactions contemplated by the Subscription Agreement or the execution and delivery of the Registration Rights Agreement, except (i) such authorizations, registrations, exemptions, approvals, consents, orders, and filings that have been made or obtained, (ii) the filing of a notice on Form D with the Securities and Exchange Commission and
        (iii) the filing, registration or qualification requirements under state securities laws, as to which we express no opinion. The opinion set forth in this paragraph also is based upon and assumes the accuracy of the representations and warranties of the Subscribers and other subscribers for securities of the Company set forth in their respective subscription agreements and investor questionnaires and the representations of the Placement Agent set forth in a certain letter directed to the Company by the Placement Agent in the form attached as an exhibit to the Subscription Agreement.

                    7. The execution and delivery by the Company of the Subscription Agreement and the Registration Rights Agreement and the performance by the Company of the transactions contemplated by the Subscription Agreement do not, and the performance by the Company of the transactions contemplated by the Registration Rights Agreement will not, conflict with or result in any breach or violation of (i) the Articles of Incorporation or the By-laws of the Company and the Subsidiaries, (ii) any indenture, mortgage, deed of trust, material lease or other material agreement or instrument known to us, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound and which is material to the Company and the Subsidiaries taken as a whole or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental authority or agency known to us and applicable to the Company or any of the Subsidiaries.

                    8.  The Shares conform in all material
        respects to the description thereof contained in the Memorandum and the form of certificate used to evidence the Common Stock complies in all material respects with the requirements of the Colorado Business Corporation Act.

                    9. The issuance of the Shares has been duly authorized and, when issued by the Company and delivered against payment of the purchase price therefor specified in the Subscription Agreement, will be validly issued, fully paid and non-assessable.

                    In addition, in connection with the
        preparation of the Memorandum, we have participated in conferences with officers and other representatives of the Company, your representatives and representatives of your counsel, at which conferences the contents of the Memorandum and related matters were discussed, and, although we have not independently verified and are not passing upon (other than to the extent specified in paragraph (8) above), and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Memorandum, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Memorandum, as of the date hereof, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to (i) any matters contained in the Memorandum under the caption "Financial Projections" or
        (ii) any financial statements, schedules and other financial or statistical information included or excluded in the Memorandum.

             The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. The opinions expressed herein may be relied upon only by you in connection with the Offering. The opinions expressed herein are not to be quoted in whole or in part or otherwise referred to in any other transaction and may not be filed with any governmental agency or other entity without our prior written consent, except that this opinion may be disclosed to the extent required by regulatory and other governmental authorities having jurisdiction over you.

             We are qualified to practice law in the State of Colorado and do not purport to be an expert on, or to express any opinion herein concerning, any law other than the laws of the State of Colorado and the federal laws of the United States of America.

                                       Very truly yours,





                                       By:

                                 SCHEDULE A
                             LIST OF INVESTORS

                                 EXHIBIT B
                  (FORM OF REGISTRATION RIGHTS AGREEMENT)

                                  EXHIBIT C
                     (FORM OF PLACEMENT AGENT LETTER)

                             September    , 1997



        PMC International, Inc.
        Anaconda Tower
        555 Seventeenth Street, Fourteenth Floor
        Denver, Colorado  80202

        Ladies and Gentlemen:

                    We have acted as placement agent for PMC
        International, Inc., a Colorado corporation (the "Company"), in connection with the private placement by the Company of common stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to subscription agreements between the Company and the subscribers listed on the signature pages thereof (the "Subscription Agreements"). Capitalized terms not otherwise defined herein have the meanings given to such terms in the Subscription Agreements. Pursuant to Section 3.2 of the Subscription Agreements, we hereby certify that:

                        (i)  Each Offeree (as defined below) was
        provided with a copy of the Private Placement Memorandum, dated August 21, 1997 (the "Private Placement Memorandum") and all supplements or amendments thereto, along with copies of each of the documents listed as Appendices or Exhibits to the Private Placement Memorandum.

                        (ii) Immediately prior to mailing or
        otherwise delivering the Private Placement Memorandum and related documentation to each Offeree of the Common Stock, we had reasonable grounds to believe and did believe that each such offeree of the Common Stock was an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and on the Closing Date hereof, we continue to believe that each subscriber is an "accredited investor" within the meaning of such Regulation D.

                        (iii)  In the case of each offer by the
        Placement Agent of the Common Stock, no form of general solicitation or general advertising was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

                        (iv)   We have delivered the Private
        Placement Memorandum only to (i) persons to whom the Company offered the Common Stock for sale or from whom the Company solicited an offer to buy the Common Stock or with whom the Company negotiated in respect of the Common Stock (the "Offerees"), (ii) persons designated by and acting on behalf of such Offerees in connection with such offer or negotiation, or (iii) representatives and advisors of Keefe, Bruyette & Woods, Inc. and its affiliates and the Company.

                                       Very truly yours,

                                       KEEFE, BRUYETTE & WOODS,
        INC.



                                       By:

                                       Name:
                                       Title:



                    CONFIDENTIAL INVESTOR QUESTIONNAIRE



                    The Subscriber represents and warrants that it comes within each category marked below, and that for any category marked, such Subscriber has truthfully set forth the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish such additional information as is reasonably necessary in order for the Company to verify the answers set forth below.

        Please mark each applicable box

             (A)    The undersigned is an individual (not a
                    partnership, corporation, etc.) whose
                    individual net worth, or joint net worth with his or her spouse, presently exceeds U.S.
                    $1,000,000.

                             Explanation. In calculating net worth
                             the Subscriber may include equity in
                             personal property and real estate,
                             including the Subscriber's principal
                             residence, cash, short-term
                             investments, stock and securities.
                             Equity in personal property and real
                             estate should be based on the
                             appraised fair market value of such
                             property less debt secured by such
                             property.


             (B) The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of U.S. $200,000 in each of the two most recent years, or joint income with their spouse in excess of U.S. $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.



             (C) The undersigned is a director or executive officer of the Company which is issuing and selling the Shares.


             (D) The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company ("SBIC"); a plan, established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000 or an employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of U.S. $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors.





                    (describe entity)


             (E)    The undersigned is a private business
                    development company as defined in section
                    202(a)(22) of the Investment Advisors Act of
                    1940;





                    (describe entity)



             (F) The undersigned is a corporation, partnership, Massachusetts or other business trust, or a non-profit organization within the meaning of
                    Section 501(c)(3) of the Internal Revenue
                    Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of U.S.$5,000,000;





                    (describe entity)


             (G) The undersigned is a trust with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a "sophisticated person" as defined in Rule 506(b)(2)(ii) under the Securities Act. Such "sophisticated person" has the knowledge and experience in financial and business matters to capably evaluate the merits and risks of the prospective investment.


             (H) The undersigned is an entity all the equity owners of which are "accredited investors" within one or more of the above categories.




                    (describe entity)


             (I) The undersigned is not within any of the categories above and is therefore a nonaccredited investor.





        THE UNDERSIGNED IS INFORMED OF THE SIGNIFICANCE OF THE
        FOREGOING REPRESENTATIONS, AND THEY ARE MADE WITH THE
        INTENTION THAT THE COMPANY WILL RELY ON THEM.
             MANNER IN WHICH TITLE TO BE HELD (check one)

                    Individual Ownership

                    Community Property

                    Joint Tenant with Right of Survivorship (both parties must sign)

                    Partnership

                    Tenants in Common

                    Corporation

                    Company

                    Other


                                       [NAME OF SUBSCRIBER]


                                       By: ____________________
                                       Name:
                                       Title:

EXHIBIT 10.16   Form of Registration Rights Agreement,
dated as of September 22, 1997, among the Company and the purchasers in the PMCIS Private Placement





                   PMC International, Inc.


                REGISTRATION RIGHTS AGREEMENT


               Dated as of September 22, 1997

                      TABLE OF CONTENTS

Section                                                Page

1.     Definitions........................................1

2.    Registration under Securities Act, etc..............3

      2.1  Filing and Maintenance of Shelf Registration...3

           (a)  Filing....................................3
           (b)  Registration Statement Form...............4
           (c)  Expenses..................................4
           (d)  Underwritten Offering.....................4


      2.2  Registration Procedures........................4

      2.3  Underwritten Offerings.........................9

           (a)  Requested Underwritten Offerings..........9
           (b)  Priority in Requested Underwritten Offering10
           (c)  Holdback Agreement.......................11
           (d)  Participation in Underwritten Offerings..11

      2.4  Indemnification...............................11

           (a)  Indemnification by the Company...........11
           (b)  Indemnification by the Holders...........12
           (c)  Notices of Claims, etc...................13
           (d)  Indemnification Payments.................13
           (e)  Contribution.............................13

3.    Rule 144...........................................15

4.    Amendments and Waivers.............................15

5.    Nominees for Beneficial Owners.....................15

6.    Notices............................................15

7.    Assignment.........................................16

8.    Descriptive Headings...............................16

9.    Governing Law......................................16

10.   Counterparts.......................................16

11.   Entire Agreement...................................16

12.   Severability.......................................17

                REGISTRATION RIGHTS AGREEMENT


           REGISTRATION  RIGHTS  AGREEMENT,   dated  as  of
September  22,  1997,  among  PMC  International,  Inc.,  a
Colorado  corporation  (the  "Company"),  and  each  of the
subscribers    referred   to   below    (individually,    a
"Subscriber"  and  collectively,  the  "Subscribers").  The
Subscribers are listed on Schedule A to this Agreement.

           WHEREAS,  the Company is a party to the separate
Subscription  Agreements  (the  "Subscription  Agreements")
with  each  of  the  Subscribers   pursuant  to  which  the
Company has agreed, among other things, to issue shares of its common stock, par value $.01 per share (the "Common
Stock"), to each of the Subscribers; and

           WHEREAS,  as a  condition  to the closing of the
issuance  of  the  Common  Stock  under  the   Subscription
Agreements, the Company has agreed to provide registration rights with respect to the Common Stock as set forth in this Agreement.

           NOW,   THEREFORE,   in   consideration   of  the
premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

           1.    Definitions1.    As   used
herein,   unless  the  context  otherwise   requires,   the
following terms have the following respective meanings:

           Additional  Common Stock:  Any and all shares of
Common  Stock  issued  to  the   Subscribers   pursuant  to
Section 7.1 of the Subscription Agreement.

           Closing Date: The date of the closing of the issuance of the Common Stock pursuant to the Subscription
Agreements.

           Commission:    The   Securities   and   Exchange
Commission  or  any  other  Federal   agency  at  the  time
administering the Securities Act.

           Common   Stock:   As  defined  in  the  recitals
hereto.

           Company:   As   defined   in  the   introductory
paragraph of this Agreement.

           Exchange  Act:  The  Securities  Exchange Act of
1934, as amended,  or any similar Federal statute,  and the
rules and  regulations  of the Commission  thereunder,  all
as the same  shall be in effect at the time.  Reference  to
a particular  section of the  Exchange Act shall  include a
reference to the  comparable  section,  if any, of any such
similar Federal statute.
           Initiating  Holders:  Any  holder or  holders of
Registrable   Securities   holding  at  least  25%  of  the
Registrable Securities,  in the aggregate, and initiating a
request   pursuant   to   Section   2.1(d)  to  effect  the
underwritten offering of Registrable Securities.

           Inspector:  As defined in Section 2.3(j).

           NASD:   National   Association   of   Securities
Dealers, Inc.

           Person:   A  corporation,   an  association,   a
partnership,  an organization,  business, an individual,  a
governmental   or  political   subdivision   thereof  or  a
governmental agency.

           Registrable  Securities:  Any and all  shares of
Common  Stock  issued  to   Subscribers   pursuant  to  the
Subscription   Agreements  and  any  shares  of  Additional
Common  Stock and any  securities  issued or issuable  with
respect  to any Common  Stock or  Additional  Common  Stock
referred  to above by way of stock  dividend or stock split
or  in   connection   with   a   combination   of   shares,
recapitalization,    merger,    consolidation    or   other
reorganization   or   otherwise.   As  to  any   particular
Registrable  Securities,  once issued such securities shall
cease   to   be   Registrable   Securities   when   (a)   a
registration  statement  with  respect  to the sale of such
securities   shall   have   become   effective   under  the
Securities  Act  and  such   securities   shall  have  been
disposed   of  in   accordance   with   such   registration
statement,  (b) they  shall  have been  distributed  to the
public  pursuant  to Rule  144,  (c) they  shall  have been
otherwise  transferred,   new  certificates  for  them  not
bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

           Registration  Expenses:  All  expenses  incident
to  the  Company's   performance  of  or  compliance   with
Section 2, including,  without limitation, all registration
filing  and NASD fees,  all stock  exchange  listing  fees,
all fees and  expenses  of  complying  with  securities  or
blue   sky   laws    (including    reasonable    fees   and
disbursements  of  counsel  in  connection  with  blue  sky
qualification  of any of the Registrable  Securities),  all
word   processing,   duplicating  and  printing   expenses,
messenger   and   delivery    expenses,    the   fees   and
disbursements  of  counsel  for  the  Company  and  of  its
independent public  accountants,  including the expenses of
any special  audits or "cold comfort"  letters  required by
or incident to performance and  compliance,  the reasonable
fees and  disbursements  of a single  counsel  retained  by
the holder or  holders of a majority  (by number of shares)
of the Registrable  Securities being  registered;  the fees
and expenses of a "qualified  independent  underwriter"  if
required  by Rule 2720  adopted  pursuant to Article VII of
the ByLaws of the NASD in  connection  with the offering of
any of  the  Registrable  Securities;  premiums  and  other
costs  of  policies  of   insurance   against   liabilities
arising  out  of the  public  offering  of the  Registrable
Securities    being    registered    and   any   fees   and
disbursements  of underwriters  customarily paid by issuers
or  sellers  of  securities,   but  excluding  underwriting
discounts and commissions and transfer taxes, if any, in respect of the Registrable Securities, which shall be payable by each holder thereof.

           Registration    Statement:    As    defined   in
Section 2.1.

           Regulation M. Regulation M promulgated under the Exchange Act as shall be in effect at the time and any successor provision under the Exchange Act.

           Rule  144:  Rule  144   promulgated   under  the
Securities Act as shall be in effect at the time and any successor provision under the Securities Act.

           Securities Act: The Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

           Subscriber:   As  defined  in  the  introductory
paragraph.

           Subscription   Agreement:   As  defined  in  the
recitals hereto.

           2.   Registration under Securities Act,
etc.
           2.1  Filing   and    Maintenance   of   Shelf
Registration.

                (a)  Filing.  The  Company  shall
file within 60 calendar  days  following the Closing Date a
"shelf    registration"    statement   (the   "Registration
Statement")  covering the  Registrable  Securities  and all
shares  of Common  Stock  which  the  Company  may elect to
register  on  behalf  of other  Persons  and  shall use its
best efforts to have such Registration  Statement  declared
effective  by the  Commission.  The  Company  agrees to use
its  best  efforts  to  keep  the  Registration   Statement
continuously  effective  for the period  commencing  on the
date of  effectiveness  and ending on the  earlier to occur
of (i) the date  when  each of the  Registrable  Securities
ceases  to be  Registrable  Securities  and (ii) the  later
of (x) two years  after the  Closing  or (y) date when each
of the  Registrable  Securities  not otherwise  transferred
or  sold  pursuant  to the  Registration  Statement  may be
sold or  distributed  by the  holder  thereof  in  reliance
upon  Rule  144(e)   (giving   effect  to  all   conditions
thereof,   including,   without   limitation,   the  volume
limitations contained in Rule 144(e)).
                (b)  Registration Statement Form
The  Registration  Statement
under  this  Section  2.1  shall  be  on  such  appropriate
registration  form of the  Commission  as shall be selected
by the  Company  and as shall  permit  the  disposition  of
such   Registrable   Securities  in  accordance   with  the
intended method or methods of disposition (including an underwritten offering).

                (c)  Expenses(c)    Expenses.           The
Company shall pay all  Registration  Expenses in connection
with the  registration  contemplated  by this  Section 2.1.
Each  holder  of  Registrable   Securities  shall  pay  all
underwriting   discounts  and   commissions   and  transfer
taxes,  if any,  relating  to the  sale or  disposition  of
such  holder's  Registrable   Securities  pursuant  to  the
Registration Statement.

                (d)  Underwritten Offering
One  or  more  Initiating  Holders
may,  at any two times  for all  Initiating  Holders  while
the Registration  Statement is effective,  request that the
Company amend or supplement the  Registration  Statement to
effect  an   underwritten   offering.   The  Company  shall
provide prompt notice of such request to the holders of all Registrable Securities, and shall as promptly as practicable amend or supplement the Registration Statement to the extent required to permit the disposition in accordance with such request. The Company's obligation to maintain the effectiveness of the Registration Statement in accordance with Section 2.1(a) shall not be affected by compliance with this paragraph.

           2.2  Registration    Procedures.
  In connection with the Company's obligations to effect the registration of any Registrable Securities under the Securities Act as provided in this Section 2, the Company shall, as expeditiously as possible:

                     (a)   prepare   and   file   with  the
      Commission,   within  any  applicable   time  periods
      specified   in  this   Section   2,   the   requisite
      registration  statement  to effect such  registration
      and  thereafter  use its best  efforts  to cause such
      registration   statement   to   become   and   remain
      effective  in  accordance   with  Section  2  hereof;
      provided,    however,   that   before   filing   such
      registration statement or any amendments thereto, the Company shall furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents shall be subject to the review of such counsel;

                     (b)   prepare   and   file   with  the
      Commission  such  amendments and  supplements to such
      registration  statements  and  prospectuses  used  in
      connection  therewith  as may be  necessary  to  keep
      such  registration   statements   effective  for  the
      applicable periods specified in this Section 2 and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statements during such applicable periods;

                     (c)  furnish,   without   charge,   to
      each  holder of  Registrable  Securities  covered  by
      such registration statement and each underwriter,  if
      any,  of the  securities  being  sold by such  holder
      such number of conformed copies of such  registration
      statement and of each such  amendment and  supplement
      thereto (in each case including all  exhibits),  such
      number of copies of the prospectus  contained in such
      registration  statement  (including each  preliminary
      prospectus and any summary  prospectus) and any other
      prospectus  filed under Rule 424 under the Securities
      Act,  in  conformity  with  the  requirements  of the
      Securities  Act,  and such other  documents,  as such
      holder  and  underwriter,   if  any,  may  reasonably
      request in order to  facilitate  the  public  sale or
      other  disposition  of  the  Registrable   Securities
      owned by such  holder;  the  Company  consents to the
      use of the  prospectus or any amendment or supplement
      thereto  by  any  such  holder  and   underwriter  in
      connection  with the offering and sale of Registrable
      Securities   covered  by  such   prospectus  and  any
      amendment or supplement thereto;

                     (d)   use   its   best    efforts   to
      register or qualify all  Registrable  Securities  and
      other   securities   covered  by  such   registration
      statement  under such other  securities  laws or blue
      sky laws of such  jurisdictions as any holder thereof
      and any  underwriter of the securities  being sold by
      such holder shall  reasonably  request,  to keep such
      registrations  or  qualifications  in  effect  for so
      long  as  such  registration   statement  remains  in
      effect, and take any other action which may be reasonably necessary or advisable to enable such holder and underwriter, if any, to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                     (e)  use its  best  efforts  to  cause
      all   Registrable    Securities   covered   by   such
      registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holder or holders thereof to consummate the disposition of such Registrable Securities;

                     (f)   furnish   to  each   holder   of
      Registrable  Securities  covered by such registration
      statement  a signed  counterpart,  addressed  to such
      holder and the underwriters, if any, of:
                          (i)   an   opinion   of   counsel
           for the  Company,  dated the  effective  date of
           such   registration   statement   (or,  if  such
           registration  includes  an  underwritten  public
           offering,  an  opinion  dated  the  date  of the
           closing  under  the   underwriting   agreement),
           reasonably satisfactory in form and substance to such holder, and

                          (ii)    a    "comfort"     letter
           (or, in the case of any such  Person  which does
           not  satisfy  the  conditions  for  receipt of a
           "comfort"   letter  specified  in  Statement  on
           Auditing  Standards  No.  72,  an  "agreed  upon
           procedures"  letter),  dated the effective  date
           of such  registration  statement  (and,  if such
           registration  includes  an  underwritten  public
           offering,  a letter of like kind  dated the date
           of   the   closing   under   the    underwriting
           agreement),  signed  by the  independent  public
           accountants  who have  certified  the  Company's
           financial    statements    included    in   such
           registration statement,

      covering  substantially the same matters with respect
      to such  registration  statement  (and the prospectus
      included   therein)   and,   in  the   case   of  the
      accountants'   letter,   with   respect   to   events
      subsequent to the date of such financial  statements,
      as are  customarily  covered in  opinions of issuer's
      counsel and in accountants'  letters delivered to the
      underwriters  in  underwritten  public  offerings  of
      securities  (with,  in the  case of an  "agreed  upon
      procedures"  letter,  such modifications or deletions
      as  may  be  required  under  Statement  on  Auditing
      Standards   No.   35)   and,   in  the  case  of  the
      accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such holder (or the underwriters, if any) may reasonably request;

                     (g)    notify    the     holders    of
      Registrable  Securities  covered by such Registration
      Statement   and   the   managing    underwriter    or
      underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                          (i)   when    the    registration
           statement,  the  prospectus  or  any  prospectus
           supplement  related  thereto  or  post-effective
           amendment  to  the  registration  statement  has
           been   filed,   and,   with   respect   to   the
           registration statement or any post-effective amendment thereto, when the same has become effective;

                          (ii)  of  any   request   by  the
           Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

                          (iii)   of   the    issuance   by
           the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

                          (i)   if   at   any    time   the
           representations and warranties of the Company made as contemplated by Section 2.4(a) below cease to be true and correct;

                          (ii)  of  the   receipt   by  the
           Company of any notification  with respect to the
           suspension   of   the   qualification   of   any
           Registrable   Securities   for  sale  under  the
           securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and

                     (h)    notify     each    holder    of
      Registrable  Securities  covered by such registration
      statement,  at any time  when a  prospectus  relating
      thereto  is  required  to  be  delivered   under  the
      Securities  Act, upon the Company's  discovery  that,
      or upon the  happening  of any  event as a result  of
      which, the prospectus  included in such  registration
      statement,  as then in  effect,  includes  an  untrue
      statement  of a  material  fact or omits to state any
      material  fact  required  to  be  stated  therein  or
      necessary  to  make  the  statements  therein  in the
      light of the  circumstances  under  which  they  were
      made not  misleading,  and at the request of any such
      holder  promptly  prepare  and furnish to such holder
      and each underwriter,  if any, a reasonable number of
      copies of a  supplement  to or an  amendment  of such
      prospectus   as  may  be   necessary   so  that,   as
      thereafter   delivered  to  the  purchasers  of  such
      securities,  such  prospectus  shall not  include  an
      untrue  statement of a material fact or omit to state
      a  material  fact  required  to be stated  therein or
      necessary  to  make  the  statements  therein  in the
      light of the  circumstances  under  which  they  were
      made  not  misleading;  provided,  however,  that the
      Company  may  delay   effecting   or  causing  to  be
      effected a supplement or post-effective  amendment to
      the    registration    statement   or   the   related
      prospectus,  for a period  not to  exceed  90 days in
      any 365-day period;  provided,  further, that (i) the
      Company  shall  notify  the  holders  of  Registrable
      Securities  in  writing  both  of  its  intention  to
      effect  such  delay  and of the  date on  which  such
      supplement  or  post-effective   amendment  has  been
      filed with the Commission or declared  effective,  as
      the case may be,  and (ii) the  period  during  which
      the   registration   statement  shall  be  maintained
      effective   pursuant  to  this  Agreement   shall  be
      extended as described below;

                     (i)   use   its   best    efforts   to
      obtain the  withdrawal  of any order  suspending  the
      effectiveness  of the  registration  statement at the
      earliest possible moment;
                     (j)   subject   to    entering    into
      confidentiality  arrangements  in form and  substance
      reasonably   satisfactory   to  the   Company,   make
      available  for  inspection  by  a  representative  or
      representatives   of  the   holders  of   Registrable
      Securities  covered by such  registration  statement,
      any  underwriter  participating  in  any  disposition
      pursuant  to  the  registration   statement  and  any
      attorney or  accountant  retained by such  holders or
      underwriter  (each,  an  "Inspector"),  all financial
      and other records,  pertinent corporate documents and
      properties  of the Company,  and cause the  Company's
      officers,  directors  and  employees  to  supply  all
      information   reasonably   requested   by  any   such
      Inspector in connection with such registration in order to permit a reasonable investigation within the meaning of Section 11 of the Securities Act;

                     (k)  use  its  best  efforts  to  list
      all   Registrable    Securities   covered   by   such
      registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed;

                     (l)  provide  a  transfer   agent  and
      registrar for all Registrable  Securities  covered by
      such  registration   statement  not  later  than  the
      effective date of such registration statement;

                     (m)  cooperate  with  the  holders  of
      Registrable Securities covered by such registration statement and the underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the holders or the underwriter, if any, may reasonably request at least three business days prior to any sale of Registrable
      Securities;

                     (n)    otherwise    use    all    best
      efforts  to  comply  with all  applicable  rules  and
      regulations of the Commission,  and make available to
      its   securityholders,    as   soon   as   reasonably
      practicable,   an  earnings  statement  covering  the
      period  of at least 12  months,  but not more than 18
      months,  beginning with the first full calendar month
      after  the  effective   date  of  such   registration
      statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities
      Act and Rule 158 promulgated thereunder.

           As a condition to the registration by the Company of a holder's Registrable Securities, the Company may require such holder to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

           The  Company  shall  not file  any  registration
statement or  amendment  thereto or any  prospectus  or any
supplement thereto  (including such documents  incorporated
by  reference  and  proposed  to be filed after the initial
filing  of  the   registration   statement)  to  which  the
holders  of  at  least  a  majority   of  the   Registrable
Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that the Company may file such document in a form required by law or upon the advice of its counsel.

           Each  holder of  Registrable  Securities  agrees
that,  upon  receipt of any notice  from the Company of the
occurrence   of  any  event  of  the  kind   described   in
subdivision  (h) of this  Section  2.2,  such holder  shall
forthwith   discontinue   such  holder's   disposition   of
Registrable   Securities   pursuant  to  the   registration
statement  relating to such  Registrable  Securities  until
such  holder's  receipt of the  copies of the  supplemented
or amended  prospectus  contemplated  by subdivision (h) of
this  Section  2.2  and,  if so  directed  by the  Company,
shall  deliver to the  Company (at the  Company's  expense)
all  copies,  other than  permanent  file  copies,  then in
such  holder's  possession  of the  prospectus  relating to
such  Registrable   Securities   current  at  the  time  of
receipt  of such  notice.  In the event the  Company  shall
give any such  notice,  the  period  of time for  which the
Company   shall  be   required   to  keep  the   applicable
registration  statement  effective shall be extended by the
length  of the  period  from and  including  the date  when
each holder of any Registrable  Securities  covered by such
registration  statement  shall have received such notice to
the  date on  which  each  such  holder  has  received  the
copies   of  the   supplemented   or   amended   prospectus
contemplated by paragraph (h) of this Section 2.2. Each holder of Registrable Securities agrees that it will comply at all times with the requirements of Regulation M.

           2.3  Underwritten Offerings

                (a)  Requested Underwritten Offerings
If the  holders of the
Registrable  Securities  elect to  effect  an  underwritten
offering   pursuant  to  Section   2.1(d),   the   managing
underwriter or underwriters for such underwritten  offering
shall be selected  by the  Company and shall be  reasonably
acceptable  to the  holders  of at  least  a  majority  (by
number   of   shares)   of   the   Registrable   Securities
participating  in  any  such  underwritten   offering.   If
requested  by the  underwriters  for any such  underwritten
offering,  the  Company  shall  enter into an  underwriting
agreement with such  underwriters  for such offering,  such
agreement to contain such  representations  and  warranties
by the  Company  and  such  other  terms  as are  generally
prevailing in agreements of this type,  including,  without
limitation,  indemnities.  The  holders of the  Registrable
Securities   shall   cooperate  with  the  Company  in  the
negotiation of the underwriting  agreement.  The holders of
Registrable   Securities   to  be   distributed   by   such
underwriters  shall be  parties  to any  such  underwriting
agreement  and such holders may, at their  option,  require
that any or all of the  representations  and warranties by,
and the other  agreements  on the part of,  the  Company to
and for the  benefit  of such  underwriters  shall  also be
made to and for the  benefit of such  holders  and that any
or all of the  conditions  precedent to the  obligations of
such  underwriters  under such  underwriting  agreement  be
conditions  precedent to the  obligations  of such holders.
Any such  holder  of  Registrable  Securities  shall not be
required to make any  representations  or  warranties to or
agreements  with  the  Company  or the  underwriters  other
than   representations   and   warranties   or   agreements
regarding   such   holder,   such   holder's    Registrable
Securities   and   such   holder's   intended   method   of
distribution and any other representation required by law or by the underwriters for such underwritten offering.

                (b)  Priority in  Requested  Underwritten
Offering.
If the  holders  of the  Registrable  Securities
elect  to  effect  an  underwritten  offering  pursuant  to
Section 2.1(d) and, in connection  therewith,  the managing
underwriter  advises each holder of Registrable  Securities
requesting to  participate  in such  underwritten  offering
and the  Company  in  writing  that,  in its  opinion,  the
number  of  securities  requested  to be  included  in such
underwritten   offering   (including   securities   of  the
Company which are not Registrable  Securities)  exceeds the
number  which can be sold in such  offering  within a price
range  acceptable  to  the  holders  of a  majority  of the
Registrable  Securities  so  requested  to be  included  in
such   offering,   the  Company   shall   include  in  such
offering,  to the extent of the number which the Company is
so  advised  can be  sold  in  such  offering,  (i)  first,
Registrable  Securities  requested  to be  included in such
offering   by  the  holder  or   holders   of   Registrable
Securities thereof,  pro rata among such holders requesting
inclusion  in such  offering  on the basis of the number of
such  securities  requested to be included by such holders,
subject  to any  rights of (A)  Bedford  Capital  Financial
Corporation    ("Bedford")    to    participate   in   such
underwritten   offering   pursuant   to  the   Amended  and
Restated   Registration  Rights  Agreement,   dated  as  of
December  24, 1996,  between the Company and  Bedford,  and
(B)  the  parties  to  that  certain   Registration  Rights
Agreement, dated as of December 23, 1996, among the Company, Keefe, Bruyette & Woods, Inc., certain holders of the Company's warrants issued in November, 1996 and certain persons who acquired Common Stock in December, 1996, and (ii) second, if and only if all Registrable
Securities requested to be included in such underwritten offering by the holders thereof are so included, other securities of the Company requested to be included in such offering by the holders thereof, pro rata among such holders requesting inclusion in such offering on the basis of the number of such securities requested to be included by such holders.

                (c)  Holdback Agreement.
Except   to  the   extent   required   by  any
agreement in  existence  as of the date of this  Agreement,
the  Company  agrees  not to  effect  any  public  sale  or
distribution   of  or  otherwise   dispose  of  its  equity
securities or securities  convertible  into or exchangeable
or  exercisable  for  any of  such  securities  during  the
seven   days   prior   to   the   date   any   underwritten
registration   pursuant   to  Section   2.1(d)  has  become
effective  and during the period  ending on the  earlier of
(A) 90 days after any  underwritten  registration  pursuant
to  Section  2.1(d) has  become  effective,  (B) the day on
which the  underwriting  syndicate of such  offering  shall
have  been  disbanded,  and (C) such  date as the  Company,
the   managing   underwriter   and  the   holders   of  the
Registrable Securities shall otherwise agree, except as part of such underwritten registration and except in connection with a stock option plan, stock purchase plan, managing directors' plan, savings or similar plan, or an acquisition of a business, merger or exchange of stock for stock.

                (d)  Participation    in    Underwritten
Offerings.
No holder of Registrable Securities may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's securities on the basis
provided  in  any   underwriting   arrangements   approved,
subject  to  the  terms  and  conditions   hereof,  by  the
holders of a majority (by number of shares) of Registrable Securities to be included in such underwritten offering
and  (ii)   completes  and  executes  all   questionnaires,
indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement
in  connection   with  such  offering)  shall  require  any
holder   of    Registrable    Securities    to   make   any
representations or warranties to or agreements with the Company or the underwriters other than representations and warranties or agreements regarding such holder, such
holder's   Registrable   Securities   and   such   holder's
intended   method   of    distribution    and   any   other
representation required by law or by the underwriters for such underwritten offering.

           2.4  Indemnification2.4  Indemnification.

                (a)  Indemnification by the Company.
The Company  shall,  and
hereby  does agree to,  indemnify  and hold  harmless  each
holder  of  any  Registrable   Securities  covered  by  any
registration  statement  filed  pursuant to Section 2, such
holder's  directors  and officers,  each other  Person,  if
any,  who  controls  such holder  within the meaning of the
Securities  Act,  against  any losses,  claims,  damages or
liabilities,  joint or  several,  to which  such  holder or
any such  director  or  officer or  controlling  person may
become  subject  under  the  Securities  Act or  otherwise,
insofar as such  losses,  claims,  damages  or  liabilities
(or   actions  or   proceedings,   whether   commenced   or
threatened,  in respect  thereof) arise out of or are based
upon any untrue  statement or alleged  untrue  statement of
any material fact contained in any  registration  statement
under  which  such  securities  were  registered  under the
Securities   Act,   any   preliminary   prospectus,   final
prospectus or summary prospectus  contained therein, or any
amendment  or  supplement   thereto,  or  any  omission  or
alleged   omission  to  state   therein  a  material   fact
required  to be stated  therein  or  necessary  to make the
statements  therein not  misleading,  and the Company shall
reimburse such holder and each such  director,  officer and
controlling  person  for any  legal or any  other  expenses
reasonably    incurred   by   them   in   connection   with
investigating   or   defending   any  such   loss,   claim,
liability,  action or proceeding;  provided,  however, that
the  Company  shall  not be  liable in any such case to the
extent that any such loss,  claim,  damage,  liability  (or
action  or  proceeding  in  respect   thereof)  or  expense
arises  out of or is  based  upon an  untrue  statement  or
alleged  untrue  statement or omission or alleged  omission
made in such registration  statement,  any such preliminary
prospectus,    final   prospectus,    summary   prospectus,
amendment or  supplement in reliance upon and in conformity
with written  information  furnished to the Company through
an  instrument  duly  executed by such holder  specifically
stating  that  it is for  use in the  preparation  thereof;
and;  provided  further,  however,  that the Company  shall
not be  liable  in any such  case to any  Person  who sells
Registrable   Securities   pursuant   to   a   registration
statement  filed  pursuant  to  Section  2 or to any  other
Person,  if any, who controls such selling  Person,  in any
such  case  to  the  extent  that  any  such  loss,  claim,
damage,  liability  (or  action or  proceeding  in  respect
thereof)  or expense  arises out of such  selling  Person's
failure  to send or  give a copy of the  final  prospectus,
as the same may be then  supplemented  or  amended,  to the
Person  asserting the  existence of an untrue  statement or
alleged  untrue  statement or omission or alleged  omission
at or  prior  to the  written  confirmation  of the sale of
Registrable  Securities  to such  Person if such  statement
or omission was  corrected in such final  prospectus.  Such
indemnity   shall   remain  in  full   force   and   effect
regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

                (b)   Indemnification by the Holders.
The Company may require,
as a condition to including any  Registrable  Securities in
any  registration  statement filed pursuant to this Section
2, that the  Company  shall have  received  an  undertaking
satisfactory  to it from  the  prospective  seller  of such
Registrable  Securities,  to  indemnify  and hold  harmless
(in the same  manner  and to the same  extent  as set forth
in subdivision  (a) of this Section 2.4) the Company,  each
director of the  Company,  each  officer of the Company and
each  other  person,  if  any,  who  controls  the  Company
within the meaning of the  Securities  Act, with respect to
any  statement  or  alleged  statement  in or  omission  or
alleged  omission  from such  registration  statement,  any
preliminary   prospectus,   final   prospectus  or  summary
prospectus   contained   therein,   or  any   amendment  or
supplement   thereto,   if  such   statement   or   alleged
statement  or  omission  or  alleged  omission  was made in
reliance  upon and in conformity  with written  information
furnished  to  the  Company   through  an  instrument  duly
executed by such  seller  specifically  stating  that it is
for   use  in  the   preparation   of   such   registration
statement,   preliminary   prospectus,   final  prospectus,
summary  prospectus,  amendment  or  supplement.  Any  such
indemnity   shall   remain  in  full   force  and   effect,
regardless  of any  investigation  made by or on  behalf of
the Company or any such  director,  officer or  controlling
person and shall  survive the  transfer of such  securities
by such  seller.  Indemnification  by  Holders  under  this
Section 2.4  shall not exceed the aggregate  gross proceeds
received  by the  Company in the  Offering  (as  defined in
the Subsciption Agreement).
                (c)  Notices  of  Claims,  etc.
Promptly  after  receipt  by an  indemnified
party  of  notice  of the  commencement  of any  action  or
proceeding  involving a claim  referred to in the preceding
subdivisions  of this Section 2.4, such  indemnified  party
shall,  if a  claim  in  respect  thereof  is  to  be  made
against an indemnifying  party,  give written notice to the
latter  of  the  commencement  of  such  action;  provided,
however,  that  the  failure  of any  indemnified  party to
give  notice  as  provided  herein  shall not  relieve  the
indemnifying  party of its obligations  under the preceding
subdivisions  of this  Section  2.4,  except to the  extent
that the  indemnifying  party  is  actually  prejudiced  by
such  failure to give  notice.  In case any such  action is
brought  against  an  indemnified  party,  unless  in  such
indemnified  party's  reasonable  judgment  a  conflict  of
interest   between  such   indemnified   and   indemnifying
parties   may  exist  in   respect  of  such   claim,   the
indemnifying  party  shall be entitled  to  participate  in
and to assume the defense  thereof,  jointly with any other
indemnifying party similarly  notified,  to the extent that
the  indemnifying  party may wish, with counsel  reasonably
satisfactory to such  indemnified  party,  and after notice
from the indemnifying  party to such  indemnified  party of
its  election  so  to  assume  the  defense  thereof,   the
indemnifying   party   shall   not  be   liable   to   such
indemnified   party  for  any   legal  or  other   expenses
subsequently  incurred by the latter in connection with the
defense   thereof   other   than   reasonable    costs   of
investigation.  No  indemnifying  party shall,  without the
consent of the indemnified  party,  consent to entry of any
judgment  or enter into any  settlement  of any such action
which does not  include as an  unconditional  term  thereof
the  giving  by  the   claimant   or   plaintiff   to  such
indemnified  party  of a  release  from  all  liability  in
respect  to  such  claim  or  litigation.   No  indemnified
party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                (d)  Indemnification Payments.
The  indemnification  required
by this Section 2.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                (e)  Contribution.
If  the indemnification    provided    for   in    the    preceding
subdivisions  of  this  Section  2.4 is  unavailable  to an
indemnified  party in respect of any expense,  loss, claim,
damage  or  liability   referred  to  therein,   then  each
indemnifying   party,   in   lieu  of   indemnifying   such
indemnified  party,  shall contribute to the amount paid or
payable  by such  indemnified  party  as a  result  of such
expense,  loss,  claim,  damage  or  liability  (i) in such
proportion  as  is  appropriate  to  reflect  the  relative
benefits  received  by the  Company on the one hand and the
holder  on  the  other   from  the   distribution   of  the
Registrable  Securities or (ii) if the allocation  provided
by clause (i) above is not  permitted  by  applicable  law,
in such  proportion as is  appropriate  to reflect not only
the relative  benefits  referred to in clause (i) above but
also  the  relative  fault of the  Company  on the one hand
and of the  holder  on the  other  in  connection  with the
statements  or omissions  which  resulted in such  expense,
loss,  damage or liability,  as well as any other  relevant
equitable  considerations.  The relative  benefits received
by the  Company  on the  one  hand  and the  holder  on the
other  in   connection   with  the   distribution   of  the
Registrable  Securities  shall be  deemed to be in the same
proportion  as  the  total  net  proceeds  received  by the
Company   from  the  initial   sale  and  issuance  of  the
Registrable  Securities by the Company bear to the gain, if
any,  realized by the selling  holder.  The relative  fault
of the  Company  on the one hand and of the  holder  on the
other shall be  determined  by  reference  to,  among other
things,  whether the untrue or alleged untrue  statement of
a  material  fact or  omission  to  state a  material  fact
relates to  information  supplied  by the Company or by the
holder  and  the  parties'   relative  intent,   knowledge,
access  to  information   and  opportunity  to  correct  or
prevent  such  statement or  omission;  provided,  however,
that the foregoing  contribution  agreement shall not inure
to   the    benefit   of   any    indemnified    party   if
indemnification  would be unavailable  to such  indemnified
party by reason of the  provisions  contained  in the first
sentence of  subdivision  (a) of this  Section  2.4, and in
no event shall the  obligation  of any  indemnifying  party
to  contribute   under  this  subdivision  (e)  exceed  the
amount  that  such  indemnifying   party  would  have  been
obligated  to  pay  by  way  of   indemnification   if  the
indemnification  provided for under subdivisions (a) or (b)
of  this   Section  2.4  had  been   available   under  the
circumstances.

           The  Company  and  the  holders  of  Registrable
Securities  agree  that it would not be just and  equitable
if  contribution  pursuant  to this  subdivision  (e)  were
determined  by pro rata  allocation  (even  if the  holders
were  treated  as one entity  for such  purpose)  or by any
other  method of  allocation  that does not take account of
the   equitable   considerations   referred   to   in   the
immediately   preceding  paragraph.   The  amount  paid  or
payable  by  an  indemnified  party  as  a  result  of  the
losses,  claims, damages and liabilities referred to in the
immediately   preceding   paragraph   shall  be  deemed  to
include,   subject   to  the   limitations   set  forth  in
subdivision  (c) of this  Section  2.5,  any legal or other
expenses  reasonably  incurred by such indemnified party in
connection  with   investigating   or  defending  any  such
action or claim.

           No     Person      guilty     of      fraudulent
misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           3.   Rule   144.  The  Company  shall
timely  file the  reports  required to be filed by it under
the  Securities  Act and the  Exchange Act  (including  but
not limited to the reports  under  Sections 13 and 15(d) of
the Exchange Act  referred to in  subparagraph  (c) of Rule
144)  and  the  rules  and   regulations   adopted  by  the
Commission  thereunder  and shall take such further  action
as any  holder of  Registrable  Securities  may  reasonably
request,  all to the extent  required  from time to time to
enable such holder to sell Registrable  Securities  without
registration   under  the   Securities   Act   within   the
limitation  of the  exemptions  provided by (a) Rule 144 or
(b) any similar  rule or  regulation  hereafter  adopted by
the   Commission.   Upon  the  request  of  any  holder  of
Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with the requirements of this Section 3.
           4.   Amendments and Waivers.
This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holders of a majority (by number of shares) of the Registrable
Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

           5.   Nominees for Beneficial Owners.
In the  event  that any
Registrable  Securities  are  held  by a  nominee  for  the
beneficial  owner  thereof,  the  beneficial  owner thereof
may,  at its  election,  be  treated  as the holder of such
Registrable  Securities  for  purposes  of any  request  or
other  action  by any  holder  or  holders  of  Registrable
Securities    pursuant   to   this    Agreement    or   any
determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement.
If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

           6.   Notices.   Except  as   otherwise
provided  in this  Agreement,  all  notices,  requests  and
other  communications  to any Person provided for hereunder
shall be in writing  and shall be given to such  Person (a)
in the  case of a party  hereto  other  than  the  Company,
addressed  to such  party in the  manner  set  forth in the
applicable   Subscription   Agreement   or  at  such  other
address as such party shall have  furnished  to the Company
in  writing,  (b)  in  the  case  of any  other  holder  of
Registrable  Securities,  at the  address  that such holder
shall have  furnished to the Company in writing,  or, until
any such  other  holder  so  furnishes  to the  Company  an
address,  then to and at the  address of the last holder of
such  Registrable  Securities  who has furnished an address
to the Company,  or (c) in the case of the Company,  at 555
17th  Street,  14th Floor,  Denver,  Colorado  80202 to the
attention  of Kenneth S.  Phillips,  President,  or at such
other  address,  or to the attention of such other officer,
as the  Company  shall  have  furnished  to each  holder of
Registrable  Securities  at  the  time  outstanding.   Each
such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or communication to any holder of Registrable Securities shall not be effective until received.

           7.   Assignment
This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their
respective   successors  and  assigns.  In  addition,   and
whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject
to  the  provisions   respecting  the  minimum  numbers  or
percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

           8.   Descriptive Headings.
The   descriptive   headings   of  the  several
sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

           9.   Governing Law.
THIS AGREEMENT  SHALL BE CONSTRUED  AND  ENFORCED IN  ACCORDANCE
WITH,  AND THE RIGHTS OF THE PARTIES  SHALL BE GOVERNED BY,
THE LAWS OF THE  STATE OF  COLORADO  WITHOUT  REFERENCE  TO
THE PRINCIPLES OF CONFLICTS OF LAWS.

           10.  Counterparts.
This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

           11.  Entire Agreement.
This Agreement,  together with the  Subscription  Agreement
(including  all  schedules and Exhibits  thereto)  embodies
the  entire   agreement  and   understanding   between  the
Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

           12.  Severability.     If     any
provision of this  Agreement,  or the  application  of such
provisions  to any  Person or  circumstance,  shall be held
invalid,   the   remainder  of  this   Agreement,   or  the
application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                          PMC INTERNATIONAL, INC.


                          By:
                            __________________________________
                          Name:    Kenneth   S.   Phillips,
                                   President and CEO


                          SUBSCRIBER



                           ______________________________________
                          Name of Entity (Print or Type)



By:___________________________________
                          Name:



_____________________________________
Signature      of      Individual Subscriber



______________________________________
Name of Individual Subscriber


Address of Subscriber:

______________________________

______________________________

______________________________

                         SCHEDULE A

                     List of Subscribers

EXHIBIT 10.17
September 10, 1997


KP3, LLC
Attention: Mr. Kenneth S. Phillips
555 17th Street, 14th Floor
Denver, CO  80202

Dear Mr. Phillips:

Citywide Banks / Aurora National Bank "ANB" is pleased to advise KP3, LLC, A Colorado Limited Liability Company "Borrower" that a $1,400,000.00 term loan has been approved. Provided no substantial changes occur with Borrowers organization which would affect the integrity of the original loan approval, this commitment to extend financing expires 45 days from the date of this letter. Please refer to the terms listed below.

Loan Amount: $1,400,000.00
Rate: 8.00% Fixed.
Loan Fee: $500.00
Term: December 31, 1998.
Repayment: Interest paid quarterly, principal plus remaining accrued interest due at maturity (December 31, 1998).

Prior to loan closing and funding, all file conditions must be satisfied. Please refer to the aforementioned conditions listed below.

1. PMC International, Inc. to purchase a $1,400,000.00 Certificate of Deposit from ANB using a Cashier Check or Advice of Charge (from a related PMC International Inc. account maintained with ANB) as a source of certified funds. The maturity of the Certificate of Deposit will be December 31, 1998, the interest rate will be 6.35% with an annual percentage yield of 6.5% and accrued interest on the Certificate of Deposit will be paid quarterly. All interest payments on the Certificate of Deposit will be paid into the Certificate of Deposit and can not be with drawn by PMC International Inc. at any time. After purchase and at the time of loan closing, PMC International, Inc. will pledge the Certificate of Deposit to ANB on behalf of Borrower as collateral on Borrower's loan. The Certificate of Deposit will be maintained in ANB's collateral vault.

2. Borrower's current lender Norwest Bank will be paid the full $1,750,000.00 ($1,400,000.00 from this commitment and $350,000.00 form the other KP3, LLC commitment issued on the same date) in order to satisfy Borrower's existing credit obligation. Borrower will be required to pay Norwest Bank any principal amount and accrued interest above and beyond the $1,750,000.00 loan disbursement. Upon Norwest bank payoff, Norwest Bank will be required to release any and all security interest and documents regarding Borrower.

3. PMC International, Inc. to execute a Commercial Continuing Guaranty on behalf of Borrower, a Security Agreement and a UCC-1 describing the Certificate of Deposit as collateral pledged to ANB on behalf of Borrower, and all other loan documents that may be reasonable required by Lenders counsel.

4. Borrower to execute all ANB's closing documents which include, but not limited to, the Promissory Note, Security Agreement, and all other loan documents that may be reasonably required by Lenders counsel.

5. Mr. Kenneth S. Phillips to sign individually on all ANB closing documents concerning Borrower.

6. PMC International, Inc. to provide ANB with quarterly FORM 10-QSB and annual FORM 10-KSB on PMC International, Inc. and Subsidiaries no later than sixty (60) days after each respective quarter or year-end has ended.

7. Borrower to provide ANB with 1996 tax returns and annual tax returns thereafter.

8. Mr. Kenneth S. Phillips to provide ANB with annual personal financial statements and annual personal tax returns within thirty (30) days after completion. Mr. Phillips to complete a current personal financial statement on ANB's standard form prior to loan closing and funding.

9.  Borrower to maintain business and/or operating accounts with ANB.

10.  Use of all loan proceeds will be for commercial purposes only.

11. This commitment dated September 10, 1997 superseded the original commitment dated August 27, 1997 in the amount of $1,750,000.00 addressed to KP3, LLC.

Default: The occurrence of any one or more of the following events shall, at the option of ANB, constitute an event of default hereunder, and ANB reserves the right, upon giving ten days prior notice to the Borrower, to cancel this commitment and terminate its obligations hereunder.

a. If Borrower fails to observe or perform in a timely manner any of the terms, covenants, promises, or agreements which it is obligated to observe or perform under this commitment;

b. In the event that the financial condition of the Borrower prior to closing should materially change unfavorably from the condition as heretofore represented in Borrower's loan application and supporting documents;

c. In the event that there occurs any material change in the Collateral or any condition that negatively affects the feasibility of the loan in any material way;

d. The filing by or against the Borrower, or any guarantor, of a petition of bankruptcy or insolvency or reorganization or of a petition for the appointment of receiver or trustee, or the making by Borrower or guarantor of any assignment for the benefit of creditors, or the filing of a petition for the arrangement by Borrower or any guarantor in the event of any similar act or occurrence;

e. If any information furnished or representation or warranty made or given by Borrower herein or furnished in connection herewith shall prove to be untrue in any material respect.

Nonassignability: Neither this commitment nor the Loan or the proceeds thereof shall be assignable by Borrower without the prior written consent of ANB. Any attempted assignment shall be void and constitute an act of default hereunder.

Representations by Borrower: Borrower warrants that the facts submitted to ANB on Borrower's original loan application and all facts or other statements contained within the documents submitted herewith and any additional data or information which may be furnished (all of which shall be deemed a part of this commitment) are now and will be true and correct as of the date of the Loan closing.

Nothing contained in this commitment or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as it may exercise its rights and remedies provided in the Loan Documents.

Survival: Borrower agrees that this commitment shall survive the Loan closing, and that each and everyone of the obligations and undertakings of Borrower contained herein shall be continuing obligations and undertakings and shall not cease and terminate thereon and any other amounts which may accrue pursuant to any other document executed in connection therewith, shall have been paid in full, and all obligations and undertakings of the Borrower have been paid in full, and until all obligations and undertakings of the Borrower shall have been full discharged. This commitment shall constitute one of the "Loan Documents" as later defined in the Loan Agreement.

Entire Agreement: This agreement can be modified, discharged, or terminated only by writing signed by the party or parties against whom enforcement of any modification, discharge, or termination is sought. No oral modification, discharge, or termination shall be effective.

Choice of Law: This commitment shall be governed and construed in accordance with the laws of the State of Colorado and to the extent applicable national Banking Laws and Regulations. The documents which evidence and secure the Loan shall be governed and construed in accordance with the laws of the State of Colorado and the extent applicable National Banking Laws and Regulations.

Once again, ANB would like to thank Borrower for the opportunity to accommodate Borrower's financial needs. ANB is looking forward to a long and prosperous business relationship. Should you have any questions, please feel free to contact me at 365-3803.

Sincerely
/s/ Mark Schmidt
--------------------------------
Mark Schmidt,
Assistant Vice President

ACKNOWLEDGEMENT:

Borrower agrees, understands and accepts; by signing below, all the terms and conditions contained in this commitment letter dated September 10, 1997.

By:  /s/ Kenneth S.           By: /s/ Kenneth S.
     Phillips                     Phillips
     --------------------         --------------------
     Kenneth S.                   Kenneth S.
     Phillips,                    Phillips,
     Manager                      Individually
     Date: 10/1/97                Date: 10/1/97

PMC International, Inc.
By:  /s/ Vali Nasr            By: /s/ Maureen E.
                                  Dobel
     --------------------         --------------------
     Vali Nasr,                   Maureen E. Dobel,
     Treasurer & CFO              Corporate Secretary
     Date: 10/1/97                Date: 10/1/97

EXHIBIT 10.18

March 31, 1998

KP3, LLC
Attention: Mr. Kenneth S. Phillips
555 17th Street, 14th Floor
Denver, CO  80202

Dear Mr. Phillips:

Citywide Banks / Aurora national Bank "ANB" is pleased to advise KP3, LLC, A Colorado Limited Liability Company "Borrower" that a $350,000.00 term loan has been approved. Provided no substantial changes occur with Borrowers organization which would affect the integrity of the original loan approval, this commitment to extend financing expires 45 days from the date of this letter. Please refer to the terms listed below.

Loan Amount: $350,000.00
Rate: 8.00% Fixed.
Loan Fee: $100.00
Term: December 31, 1998.
Repayment: Interest paid quarterly, principal plus remaining accrued interest due at maturity (December 31, 1998).

Prior to loan closing and funding, all file conditions must be satisfied. Please refer to the aforementioned conditions listed below.

1.  PMC International to purchase a $350,000.00 Certificate of Deposit from
ANB using a Cashier Check or Advice of Charge (from a related PMC International, Inc. account maintained with ANB) as a source of certified funds. The maturity of the Certificate of Deposit will be December 31, 1998, the interest rate will be 6.35% with an annual percentage yield of 6.5% and accrued interest on the Certificate of Deposit will be paid quarterly. All interest payments on the Certificate of Deposit will be paid into the Certificate of Deposit and can not be withdrawn by PMC International Inc. at any time. After purchase and at the time of loan closing, PMC International, Inc. will pledge the Certificate of Deposit to ANB on behalf of Borrower as collateral on Borrower's loan. The Certificate of Deposit will be maintained in ANB's collateral vault.

2. Borrower's current loan (loan number 697343256) maintained with ANB in the amount of $350,000.00 will be paid the full with proceeds from the aforementioned new loan.

3. PMC International, Inc. to execute a Commercial Guaranty on behalf of Borrower, an Assignment of Deposit Account Agreement and a UCC-1 describing the Certificate of Deposit as collateral pledged to ANB on behalf of Borrower, and all other loan documents that may be reasonable required by Lenders counsel.

4. Borrower to execute all ANB's closing documents which include, but not limited to, the Promissory Note, Borrowing Resolution, and all other loan documents that may be reasonably required by Lenders counsel.

5. Mr. Kenneth S. Phillips to sign individually on all ANB closing documents concerning Borrower.

6. PMC International, Inc. to provide ANB with quarterly FORM 10-QSB and annual FORM 10-KSB on PMC International, Inc. and Subsidiaries no later than sixty (60) days after each respective quarter or year-end has ended.

7. Borrower to provide ANB with 1997 tax returns and annual tax returns thereafter.

8. Mr. Kenneth S. Phillips to provide ANB with annual personal financial statements and annual personal tax returns within thirty (30) days after completion. Mr. Phillips to complete a current personal financial statement on ANB's standard form prior to loan closing and funding.

9.  Borrower to maintain business and/or operating accounts with ANB.

10.  Use of all loan proceeds will be for commercial purposes only.

Default: The occurrence of any one or more of the following events shall, at the option of ANB, constitute an event of default hereunder, and ANB reserves the right, upon giving ten days prior notice to the Borrower, to cancel this commitment and terminate its obligations hereunder.

a. If Borrower fails to observe or perform in a timely manner any of the terms, covenants, promises, or agreements which it is obligated to observe or perform under this commitment;

b. In the event that the financial condition of the Borrower prior to closing should materially change unfavorably from the condition as heretofore represented in Borrower's loan application and supporting documents;

c. In the event that there occurs any material change in the Collateral or any condition that negatively affects the feasibility of the loan in any material way;

d. The filing by or against the Borrower, or any guarantor, of a petition of bankruptcy or insolvency or reorganization or of a petition for the appointment of receiver or trustee, or the making by Borrower or guarantor of any assignment for the benefit of creditors, or the filing of a petition for the arrangement by Borrower or any guarantor in the event of any similar act or occurrence;

e. If any information furnished or representation or warranty made or given by Borrower herein or furnished in connection herewith shall prove to be untrue in any material respect.

Nonassignability: Neither this commitment nor the Loan or the proceeds thereof shall be assignable by Borrower without the prior written consent of ANB. Any attempted assignment shall be void and constitute an act of default hereunder.

Representations by Borrower: Borrower warrants that the facts submitted to ANB on Borrower's original loan application and all facts or other statements contained within the documents submitted herewith and any additional data or information which may be furnished (all of which shall be deemed a part of this commitment) are now and will be true and correct as of the date of the Loan closing.

Nothing contained in this commitment or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as it may exercise its rights and remedies provided in the Loan Documents.

Survival: Borrower agrees that this commitment shall survive the Loan closing, and that each and everyone of the obligations and undertakings of Borrower contained herein shall be continuing obligations and undertakings and shall not cease and terminate thereon and any other amounts which may accrue pursuant to any other document executed in connection herewith, shall have been paid in full, and all obligations and undertakings of the Borrower have been paid in full, and until all obligations and undertakings of the Borrower shall have been full discharged. This commitment shall constitute one of the "Loan Documents" as later defined in the Loan Agreement.

Entire Agreement: This agreement can be modified, discharged, or terminated only by writing signed by the party or parties against whom enforcement of any modification, discharge, or termination is sought. No oral modification, discharge, or termination shall be effective.

Choice of Law: This commitment shall be governed and construed in accordance with the laws of the State of Colorado and to the extent applicable national Banking Laws and Regulations. The documents which evidence and secure the Loan shall be governed and construed in accordance with the laws of the State of Colorado and the extent applicable National Banking Laws and Regulations.

Once again, ANB would like to thank Borrower for the opportunity to accommodate Borrower's financial needs. ANB is looking forward to a long and prosperous business relationship. Should you have any questions, please feel free to contact me at 365-3803.

Sincerely
/s/ Mark Schmidt
--------------------------------
Mark Schmidt,
Assistant Vice President

ACKNOWLEDGEMENT:

Borrower agrees, understands and accepts; by signing below, all the terms and conditions contained in this commitment letter dated March 31, 1998.

By:  /s/ Kenneth S.           By: /s/ Kenneth S.
     Phillips                     Phillips
     --------------------         --------------------
     Kenneth S.                   Kenneth S.
     Phillips,                    Phillips,
     Manager                      Individually
     Date: 4/15/98                Date: 4/15/98

PMC International, Inc.
By:  /s/ Scott A.             By: /s/ Maureen E.
     MacKillop                    Dobel
     --------------------         --------------------
     Scott A.                     Maureen E. Dobel,
     MacKillop, Chief             Corporate Secretary
     Operating Officer
     Date: 4/15/98                Date: 4/15/98

EXHIBIT 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We hereby consent to the use in Post Effective Amendment Number 1 to the PMC International, Inc. Registration Statement on Form SB-2 of our report dated March 5, 1998 accompanying the consolidated financial statements of PMC International, Inc. for the years ended December 31, 1997 and 1996 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.


April 29, 1998


                               Spicer, Jeffries & Co.

Exhibit 24.1

                         POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth S. Phillips, Scott A. MacKillop, Stephen M. Ash, and Maureen E. Dobel, and each of them, his attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form SB-2 in connection with the registration by PMC International, Inc. a Colorado corporation (the "Company"), of securities ("Securities") on behalf of certain selling stockholders, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Securities with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.


Date:  April 27, 1998               /s/  Kenneth S. Phillips
                                      Kenneth S. Phillips

Date:  April 27, 1998               /s/  Scott A. MacKillop
                                      Scott A. MacKillop

Date:  April 28, 1998               /s/  Stephen M. Ash
                                      Stephen M. Ash

Date:  April 27, 1998               /s/  Maureen E. Dobel
                                      Maureen E. Dobel

Date:  April 27, 1998               /s/  J. W. Nevil Thomas
                                      J.W. Nevil Thomas

Date:  April 27, 1998               /s/  D. Porter Bibb
                                      D. Porter Bibb

Date:  April 27, 1998               /s/  Emmett J. Daly
                                      Emmett J. Daly

Date:  April 29, 1998               /s/  Richard Hyde
                                      Richard Hyde